Exhibit 10.2
EXECUTION VERSION
certain identified information has been excluded from this exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN THIRD AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), DATED AS OF AUGUST 13, 2020, AMONG HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY (TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS), INDIVIDUALLY AS A SUBORDINATED CREDITOR AND AS SUBORDINATED CREDITOR REPRESENTATIVE, AND HCLP NOMINEES L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, INDIVIDUALLY AS A SENIOR CREDITOR AND AS SENIOR CREDITOR REPRESENTATIVE AND IN SUCH CAPACITY AS AGENT FOR THE SENIOR LENDERS REFERRED TO THEREIN (AND ITS SUCCESSORS AND ASSIGNS IN SUCH CAPACITY), TO THE SENIOR DEBT DESCRIBED IN THE SUBORDINATION AGREEMENT, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT

Dated as of August 13, 2020 between
BENEFICIENT CAPITAL COMPANY, L.L.C.

as the Borrower,

HCLP NOMINEES, L.L.C.,

as the Lender,

GWG HOLDINGS, INC. and GWG LIFE, LLC

solely with respect to Sections 6.12, 7.02, 7.11, 7.12 and 9.04, THE BENEFICIENT COMPANY GROUP, L.P.
solely with respect to Sections 6.12(i), 6.12(j), 6.12(k), 7.02 and 7.10, and
GWG DLP FUNDING V HOLDINGS, LLC

solely with respect to Sections 6.12(b), 6.12(f) and 6.12(g)
ACTIVE 257048866

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    22
1.03    Accounting Terms    22
1.04    Rounding    23
1.05    Times of Day    23
1.06    Divisions    23
1.07    Interest Rates; LIBOR Notification    23
1.08    Amendment and Restatement of the Existing Credit Agreement    23
ARTICLE II THE LOAN    24
2.01    Advances    24
2.02    Borrowing of the Advances    24
2.03    Prepayments; Cash Distributions    24
2.04    Release of Proceeds of Funding Trust Loans    25
2.05    Repayment of the Loan    26
2.06    Interest    27
2.07    Upfront Fee    27
2.08    Computation of Interest and Fees    27
2.09    Evidence of Debt    27
2.10    Payments Generally    28
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY    28
3.01    Taxes    28
3.02    [Reserved]    31
3.03    [Reserved]    31
3.04    Increased Costs    31
3.05    Mitigation of Obligations    32

3.06    Survival    32
ARTICLE IV CONDITIONS PRECEDENT TO BORROWINGS    32
4.01    Conditions to Effectiveness of the Original Credit Agreement    32
4.02    Conditions to Effectiveness of the Second Amended and Restated Credit Agreement    33
4.03    Conditions to Each Advance    34
ARTICLE V REPRESENTATIONS AND WARRANTIES    35
5.01    Existence, Qualification and Power    35
5.02    Authorization; No Contravention    35
5.03    Governmental Authorization; Other Consents    35
5.04    Binding Effect    35
5.05    Financial Statements; No Material Adverse Effect    36
5.06    Litigation    36
5.07    No Default    36
5.08    Ownership of Property; Liens    36
5.09    Taxes    36
5.10    ERISA Compliance    36
5.11    Margin Regulations; Investment Company Act    37
5.12    Disclosure    37
5.13    Compliance with Laws    37
5.14    Solvency    37
5.15    Anti-Corruption Laws and Sanctions    37
ARTICLE VI AFFIRMATIVE COVENANTS    38
6.01    Financial Statements    38
6.02    Certificates; Other Information    39
6.03    Notices    39
6.04    Payment of Taxes    40
6.05    Preservation of Existence, Etc    40
6.06    Maintenance of Properties    40
6.07    Compliance with Laws    40

6.08    Books and Records    40
6.09    Inspection Rights    40
6.10    Use of Proceeds    41
6.11    Security Interests; Further Assurances    41
6.12    GWG Assumption.    41
ARTICLE VII NEGATIVE COVENANTS    44
7.1    Liens    44
7.02    Beneficient Transactions    44
7.03    Indebtedness    45
7.04    Fundamental Changes    45
7.05    Dispositions    46
7.06    Restricted Payments    46
7.07    Transactions with Affiliates    46
7.08    Burdensome Agreements    46
7.09    Sanctions    47
7.10    Securities    47
7.11    GWG Life Insurance Policies    47
7.12    GWG NPC-A Interests    48
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES    48
8.01    Events of Default    48
8.02    Remedies Upon Event of Default    50
8.03    Application of Funds    51
ARTICLE IX MISCELLANEOUS    51
9.01    Amendments, Etc    51
9.02    Notices; Effectiveness; Electronic Communications    51
9.03    No Waiver; Cumulative Remedies; Enforcement    52
9.04    Expenses; Indemnity; Damage Waiver    53
9.05    Payments Set Aside    54
9.06    Successors and Assigns    54

9.07    Treatment of Certain Information; Confidentiality    56
9.08    Right of Setoff    56
9.09    Interest Rate Limitation    57
9.10    Counterparts; Integration; Effectiveness    57
9.11    Survival of Representations and Warranties    57
9.12    Severability    57
9.13    [Reserved]    58
9.14    Governing Law; Jurisdiction; Etc    58
9.15    Waiver of Jury Trial    59
9.16    No Advisory or Fiduciary Responsibility    59
9.17    Electronic Execution of Assignments and Certain Other Documents    59
9.18    USA PATRIOT Act    60

APPENDIX
1    Eligible Underlying Investment

Criteria SCHEDULES
1.01A    Trusts
1.01B    Underlying Investment Funds
7.01    Existing Liens
7.03    Existing Indebtedness
9.02        Certain Addresses for Notices
EXHIBITS
A    Form of Underlying Investment Fund Report
B    Tax Forms
C    Form of Loan Notice
D-1    Form of Third Amended and Restated Second Lien Credit Agreement
D-2    Form of Fourth Amended and Restated Subordination and Intercreditor
Agreement
D-3    Form of Security and Pledge Agreement
D-4    Form of GWG Borrower Note
D-5    Form of UCC-1 Financing Statements
D-6    Forms of Beneficient Releases
D-7    Form of Equity Owner Security and Pledge Agreement
D-8     Form of Equity Owner Guaranty
D-9    Schedule of Additional Items to be Delivered at GWG Assumption
E    Form of Assignment and Assumption Agreement
F    Form of Existing Borrower Release Letter
G    Form of Securities Account Control and Custodian Agreement
H    Form of Side Letter

SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT, dated as of
August 13, 2020, among:

(i)    BENEFICIENT CAPITAL COMPANY, L.L.C., a Delaware limited liability company (“BCC”);

(ii)    HCLP NOMINEES, L.L.C., a Delaware limited liability company (the “Lender”);

(iii)    GWG HOLDINGS, INC., a Delaware, corporation (“GWG”), solely with respect to Sections 6.12, 7.02, 7.11, 7.12 and 9.04;

(iv)    GWG LIFE, LLC, a Delaware limited liability company (“GWG Life”), solely with respect to Sections 6.12, 7.02, 7.11, 7.12 and 9.04;

(v)    THE BENEFICIENT COMPANY GROUP, L.P., a Delaware limited partnership (the “Parent”), solely with respect to Sections 6.12(i), 6.12(j), 6.12(k), 7.02 and 7.10; and

(vi)    GWG DLP Funding V Holdings, LLC, a Delaware limited liability company (the “Equity Owner”), solely with respect to Sections 6.12(b), 6.12(f) and 6.12(g).

WITNESSETH:

WHEREAS, BCC and the Lender are currently party to the Amended and Restated Subordinated Credit Agreement dated on or about February 21, 2020 (as amended, supplemented or otherwise modified prior to the Second Amendment and Restatement Date, the “Existing Credit Agreement”); and

WHEREAS, BCC and the Lender wish to amend and restate the Existing Credit Agreement pursuant to and on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Account Control Agreement” shall mean an account control agreement or similar agreement, in form and substance reasonably acceptable to the Lender, pursuant to which the Lender obtains Control (as defined in the UCC) of each deposit account or securities account, as applicable, identified therein.

“Accrued Interest” means:

(a)    During any Interest Period, an amount which shall accrue on each calendar day on the outstanding amount of the Loan at a per annum rate equal to (x) prior to the Second Amendment and Restatement Date, (A) One Month Adjusted LIBOR for such Interest plus (B) the Spread and (y) on and after the Second Amendment and Restatement Date, (i) One Month Adjusted LIBOR for such Interest Period plus (ii) 8.0%; provided that, if the Accrued Interest pursuant to this clause (y) is greater than 9.5%, the Accrued Interest shall be deemed to be 9.5%.

(b)    Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default, at Lender’s option and upon written notice to Borrower (or automatically upon any acceleration of the Obligations pursuant to Section 8.02), interest shall accrue on each calendar day on the outstanding amount of the Loan, after as well as before judgment, at a rate equal to 2.00% per annum plus the rate otherwise applicable to the Loan as provided in clause (a) or (c) of this definition; provided, that all interest accrued pursuant to this clause (b) shall be payable on demand.

(c)    Notwithstanding clause (a), if the Lender determines at any time (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for ascertaining One Month Adjusted LIBOR for any Interest Period (including because LIBOR has ceased to exist) or that no such One Month Adjusted LIBOR or LIBOR rate exists, (ii) One Month Adjusted LIBOR will not adequately and fairly reflect the cost to the Lender of holding the Loan, (iii) the regulatory supervisor for the administrator of LIBOR has made a public announcement that LIBOR is no longer representative, (iv) any Law has made it unlawful for any relevant Governmental Authority has asserted that it is unlawful for the Lender or its Lending Office to determine or charge interest rates on the Loan based upon LIBOR or (v) any relevant Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, in each case, effective upon the Lender providing notice thereof to the Borrower until the circumstances giving rise to such notice no longer exist (which the Lender shall promptly confirm by notice to the Borrower), Accrued Interest shall accrue on each calendar day at a per annum rate equal to the Alternate Base Rate for such day plus 8.0%; provided, that if the Accrued Interest pursuant to this clause (c) is greater than 9.5%, the Accrued Interest shall be deemed to be 9.5%.

(d)    Accrued Interest shall be computed in respect of the Loan on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year).

(e)    LIBOR, One Month Adjusted LIBOR, and the Alternate Base Rate shall be determined by the Lender, and such determination shall be conclusive and binding absent manifest error.

“Acquisition Documents” means the Transaction Agreement, the Funding Trust Loan Agreements, the LiquidTrust Notes, the BCC Notes, the Purchase and Sale Agreement, the Economic Direction Agreement, each Seller Security Agreement and each document, instrument and agreement executed in connection therewith.

“Additional BCC Notes” means the promissory notes issued by the Borrower to each of The LT-9 LiquidTrust, The LT-12 LiquidTrust, The LT-13 LiquidTrust, The LT-14 LiquidTrust, The LT-15 LiquidTrust, The LT-16 LiquidTrust, The LT-17 LiquidTrust, The LT-18 LiquidTrust, The LT-19 LiquidTrust, The LT-20 LiquidTrust, The LT-21 LiquidTrust, The LT-22 LiquidTrust, The LT-23 LiquidTrust, The LT-24 LiquidTrust, the LT-25 LiquidTrust and The LT-26 LiquidTrust on or after December 31, 2017, pursuant to the Acquisition Documents.

“Additional LiquidTrust Notes” means the promissory notes issued by each of The LT-9 LiquidTrust, The LT-12 LiquidTrust, The LT-13 LiquidTrust, The LT-14 LiquidTrust, The LT-15 LiquidTrust, The LT-16 LiquidTrust, The LT-17 LiquidTrust, The LT-18 LiquidTrust, The LT-19 LiquidTrust, The LT-20 LiquidTrust, The LT-21 LiquidTrust, The LT-22 LiquidTrust, The LT-23 LiquidTrust, The LT-24 LiquidTrust, the LT-25 LiquidTrust and The LT-26 LiquidTrust to the Borrower on or after December 31, 2017, pursuant to the Acquisition Documents.

“Advance” has the meaning specified in Section 2.01.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Cash Receipts” shall mean, for any period, with respect to any Person, the sum, without duplication, of (i) the Consolidated Cash Net Income of such Person for such period, less capital expenditures, plus, (ii) all net cash proceeds of assets sales (including any sale of Equity Interests), issuances of debt or equity or equitable contributions, distributions from investments, insurance proceeds and payments of Indebtedness, leases or licenses, or any other cash payments or proceeds, received by such Person; provided, however, that such amount shall not include Exempted Funding Trust Proceeds.

“Agreement” means this Second Amended and Restated Second Lien Credit Agreement.

“Alternate Base Rate” means, for any date of determination, the greater of (a) the sum of (i) the Federal Funds Rate on such date plus (ii) one percent (1.00%) and (b) the positive difference, if any, between (i) the Prime Rate on such date less (ii) two and a half percent (2.50%).

“Alternative GWG Borrower” has the meaning specified in Section 6.12.

“Anti-Corruption Laws” means all Laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Appraisal Adjustment” means with respect to any Eligible Underlying Investment, an adjustment to the Market Value of such Eligible Underlying Investment made where the Lender uses a Third Party Appraisal of the “market value” of such Eligible Underlying Investment to determine such Eligible Underlying Investment’s Market Value in lieu of the value reported by the applicable Underlying Investment Fund’s general partner to its investors for a given period, where the Third Party Appraisal assessed the value of such Eligible Underlying Investment to be less than 80% of the value most recently reported by such Eligible Underlying Investment’s general partner to its investors.

“Approved Assignee” means any Lending Entity that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.

“Assumption Documentation” has the meaning specified in Section 6.12.

“Available Amount” means, at any time, the excess at such time of (a) prior to the expiration of the Commitment Period, an amount equal to (x) the least of (i) the Commitment and (ii) the Maintenance LTV Percentage multiplied by the Collateral Value, minus (with respect to each clause (i) and (ii)), (y) the Total Outstandings, and (b) after the expiration of the Commitment Period, an amount equal to zero.

“BCC” has the meaning specified in the preamble hereto.

“BCC Notes” means the Original BCC Notes and the Additional BCC Notes.

“Beneficient Transactions” means (i) the “Beneficent Transactions” as defined in the Form 10-K filed by GWG with the Securities Exchange Commission for the fiscal year ended December 31, 2019, or any of the transactions contemplated thereby, related thereto or consummated in connection therewith, including with respect to any of the “Seller Trusts” as defined therein (or any payments or distributions made in connection with any of the foregoing other than, for the avoidance of doubt, (1) interest payments made on any debt securities held by the Seller Trusts or (2) distribution of proceeds following the sale ofany debt or equity securities held by the Seller Trusts to third parties unaffiliated with the Borrower) or (ii) the CVR Contract dated as of September 1, 2017 (the “CVR Contract”), by and among MHT Financial, L.L.C., Highland Consolidated Business Holdings GP, L.L.C., the Parent, Beneficient Management, L.L.C., Holdings, Highland Consolidated L.P. and Beneficient Holdings, Inc., as amended from time to time, and any agreement, acknowledgement or representation related to, or made in connection with, the CVR Contract.

“Beneficient Trust Company” means Beneficient Trust Company, LTA, a Texas trust company to be formed as a direct Subsidiary of Holdings after the Closing Date.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means (i) from the Closing Date until the consummation of the Borrower Merger, BCC and (ii) from and after the consummation of the Borrower Merger, Beneficient Trust Company.

“Borrower Merger” means a transaction pursuant to which BCC shall merge with and into Beneficient Trust Company in accordance with Section 7.04(a).

“Borrower Security Agreement” means the security and pledge agreement, dated as of the Second Amendment and Restatement Date, executed in favor of the Lender by the Borrower.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Change in Law” means the occurrence after the date of this Agreement (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 3.04(b), by the Lending Office of the Lender or by the Lender’s, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to have occurred if:

(a)    the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent General Partner by Persons who were not named or nominated in the manner set forth in the Organization Documents of Parent General Partner as of the Closing Date;

(b)    Parent General Partner shall fail to be the sole general partner of Parent;

(c)    Parent shall fail to be the sole general partner of Holdings;

(d)    Holdings shall fail to own, directly, 100% of the Equity Interests of the Borrower;

(e)    the occurrence of an Issuer Voting Trigger Event (as defined as of May 15, 2020, by that certain Third Amended and Restated Limited Liability Company Agreement of Beneficient Management, L.L.C.) or any event that would result in BCC ceasing to be a consolidated subsidiary of GWG;

(f)    other than pursuant to a common stock exchange permitted by the Amended and Restated Certificate of Incorporation of GWG set out in Exhibit 99.1 to GWG’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020, any “person” or “group” (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than such “person” or “group” directly or indirectly in Control of GWG, as of the Second Amendment and Restatement Date, (i) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Equity Interests in GWG (including through securities convertible into or exchangeable for such Equity Interests) representing more than 50% of the voting and/or economic interest of the Equity Interests in GWG (on a fully diluted basis), or (ii) otherwise has the ability, directly or indirectly, to elect a majority of the Board of Directors of GWG; or

(g)    any trust advisor to the Seller Trusts (as such term is defined in GWG’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 27, 2020), as of the Second Amendment and Restatement Date, ceasing to serve in such capacity, other than as approved in writing by the Lender (with such approval not to be unreasonably withheld, conditioned or delayed, including, without limitation, in the event of the death or disability of a trust advisor).

“Closing Date” means December 28, 2018.

“Collateral” means a collective reference to the right, title and interest in all property with respect to which Liens in favor of the Lender are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents. For the avoidance of doubt, “Collateral” shall not include any Underlying Investment Fund that becomes subject to a Severed EDA (as defined in the Economic Direction Agreement).

“Collateral Documents” means a collective reference to the Holdings Security Agreement, the Borrower Security Agreement, the DST Security Agreement, each Account Control Agreement and other security documents as may be executed and delivered by Holdings, the Borrower and the DSTs pursuant to the Loan Documents.

“Collateral Value” means, as of any date of determination, an amount equal to the aggregate sum of the Market Values of all Eligible Underlying Investments as of such date.

“Collective Trust” means a trust organized under the laws of Texas identified as a “Collective Trust” on Schedule 1.01A hereto, as such schedule may be updated from time to time upon written notice by the Borrower to the Lender and approval in writing by the Lender.

“Commercial Loan Agreement” means the commercial loan agreement dated as of August 10, 2018, between the Parent and GWG Life.

“Commitment” means the Lender’s obligation to make Advances to the Borrower pursuant to Section 2.01, as such commitment may be reduced from time to time pursuant to Section 2.05. The initial amount of the Commitment as of the Closing Date is $72,000,000. After the expiration of the Commitment Period, the Commitment will be zero.

“Commitment Period” means the period from and including the Closing Date to the earliest of (a) the Initial Proceeds Date and (b) the date of termination of the Commitment of the Lender to make Advances pursuant to Section 8.02.

“Completion Date” means December 28, 2018.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Net Income” shall mean, for any period, with respect to any Person, the consolidated cash net income (or cash net loss) of such Person and its Subsidiaries and Affiliates, determined on a consolidated basis. The cash items in this calculation include cash receipts of all fees, interest, return on investment and any other income items less cash disbursements for all operating expenses, interest expenses and any other expense items.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (whether effected pursuant to a Division or otherwise) of any property comprising Collateral or other assets by the Borrower.

“Dividing Person” has the meaning specified in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“DST” means a Delaware statutory trust identified as a “DST” on Schedule 1.01A hereto, as such schedule may be updated from time to time upon written notice by the Borrower to the Lender and approval in writing by the Lender.

“DST Default” means, with respect to any DST, the occurrence of any of the following:

(a)    such DST fails to perform or observe any covenant or agreement contained in any Loan Document on its part to be performed or observed and such failure shall continue unremedied or unwaived for thirty (30) days after the earlier of the date that such DST (i) knows or should have known of such breach or (ii) has received notice thereof by the Lender;

(b)    any representation, warranty, certification or statement of fact made or deemed made by or on behalf of such DST in any Loan Document shall be incorrect or misleading in any respect with respect to representations, warranties, certifications and statements of fact containing qualifications as to materiality or incorrect or misleading in any material respect with respect to representations, warranties, certifications and statements of facts without qualifications as to materiality when so made or deemed to be made; or

(c)    any provision of any Loan Document to which such DST is a party, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Lender any material part of the Liens purported to be created thereby; or such DST or any other affiliated Person contests in any manner the validity or enforceability of any provision of any Loan Document to which such DST is a party; or such DST denies that it has any or further liability or obligation under any provision of any Loan Document to which it is a party, or purports to revoke, terminate or rescind any such Loan Document.

“DST Guaranty” means the guaranty, dated as of June 10, 2020 and effective as of February 21, 2020, executed in favor of the Lender by each of the DSTs.

“DST Security Agreement” means the security and pledge agreement, dated as of the Second Amendment and Restatement Date, executed in favor of the Lender by the DSTs.

“Economic Direction Agreement” means each Economic Direction Agreement, entered into from time to time among the persons party thereto as Sellers (the “Sellers”), the persons party thereto as Seller GPs, as applicable, MHT Financial, LLC, the Trusts party thereto and the Lender.

“Eligible Underlying Investment” means, as of any date of determination, an investment in an Underlying Investment Fund, to the extent such investment satisfies all of the criteria set forth on Appendix 1 at such time.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Owner” has the meaning specified in the preamble hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, and the regulations promulgated and the rulings issued thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of or having its principal office or, in the case of the Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Loan or Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or Commitment or (ii) the Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(d) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exempted Funding Trust Proceeds” any proceeds received on the Funding Trust Loans with The LT-1 Funding Trust, The LT-2 Funding Trust, The LT-5 Funding Trust, The LT-7 Funding Trust, the LT- 8 Funding Trust and the LT-9 Funding Trust prior to May 31, 2020 in an amount not to exceed $65,000,000.

“Existing Credit Agreement” has the meaning specified in the preamble.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; provided further that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Final Maturity Date” means March 31, 2022.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funding Trust” means a trust organized under the laws of Texas identified as a “Funding Trust” on Schedule 1.01A hereto (provided that, any additional “Funding Trust” may be added with the written approval of the Lender or, if the Lender shall request in writing any amendments, modifications or supplements to the trust documentation of any Funding Trust reasonably determined by the Lender as necessary to secure the required repayment of any Total Outstandings and such amendment, modification or supplement is not made within such reasonable period as may be specified by the Lender, such “Funding Trust” may be removed by written notice from the Lender to the Borrower).

“Funding Trust Loan Agreement” means each Demand Loan and Security Agreement or Loan and Security Agreement between the Borrower and the Trustee(s) of a Funding Trust, set forth on Schedule 1.01A hereto, as such schedule may be updated from time to time upon written notice by the Borrower to the Lender and approval in writing by the Lender.

“Funding Trust Loans” means the loans made by the Borrower to the Funding Trusts on or after September 1, 2017, and from time to time thereafter, pursuant to the Funding Trust Loan Agreements.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to repay (or advance or supply funds for the repayment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien) but limited to the fair market value of such asset; provided that for the avoidance of doubt, (i) uncalled capital commitments, (ii) endorsements of instruments for deposit or collection in the ordinary course of business and (iii) customary indemnity and similar provisions entered into in the ordinary course of business, shall, in each case, not be deemed a “Guarantee”. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“GWG” has the meaning specified in the preamble hereto.

“GWG Assumption” has the meaning specified in Section 6.12.

“GWG Assumption Deadline” has the meaning specified in Section 6.12.

“GWG Assumption Documentation” has the meaning specified in Section 6.12.

“GWG Borrower” means GWG DLP Funding V, LLC, a Delaware limited liability company.

“GWG Collateral” means (i) all NPC-A interests held by GWG as of May 15, 2020 (except to the extent such NPC-A interests have been sold, transferred or otherwise disposed of in accordance with Section 7.12 hereof), (ii) the life insurance policies held as of May 15, 2020 by GWG Trust (to the extent such insurance policies have not expired or terminated by the terms thereof) (except to the extent (x) such life insurance policies have been sold, transferred or otherwise disposed of in accordance with Section 7.11 hereof (provided, for avoidance of doubt, that the expiration or termination of any life insurance policies pursuant to the terms thereof shall not be deemed to be a sale, transfer or other disposition thereof) or (y) such life insurance policies have not been transferred to the GWG Borrower (or Alternative GWG Borrower, if applicable) and such non-transfer is permitted by Section 7.11 hereof) (the “GWG Collateral Policies”) and (iii) all Equity Interests in each GWG Borrower (or, to the extent an Alternative GWG Borrower will become the borrower pursuant to the GWG Assumption, such Alternative GWG Borrower).

“GWG Collateral Policies” has the meaning specified in the definition of “GWG Collateral”.

“GWG Life” has the meaning specified in the preamble hereto.

“GWG Note” means the Promissory Note dated as of May 31, 2019, made by Jeffrey S. Hinkle and John A. Stahl, as trustees of The LT-1 LiquidTrust, The LT-2 LiquidTrust, The LT-5 LiquidTrust, The LT-7 LiquidTrust, The LT-8 LiquidTrust and The LT-9 LiquidTrust, each a Texas common law trust, payable to the order of GWG Life, LLC, in the principal amount of $65,000,000 (as may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified and in effect from time to time).

“GWG Trust” means GWG Life Trust, a common law trust formed under the laws of Utah.

“Holdings” means Beneficient Company Holdings, L.P., a Delaware limited partnership.

“Holdings Guaranty” means the guaranty, dated as of June 10, 2020 and effective as of February 21, 2020, executed in favor of the Lender by Holdings.

“Holdings Security Agreement” means the security and pledge agreement, dated as of the Second Amendment and Restatement Date, executed in favor of the Lender by Holdings.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    indebtedness evidenced by the Senior Credit Agreement or the other Senior Loan Documents in aggregate principal amount not to exceed the amount permitted under the Subordination Agreement, in each case so long as such indebtedness is permitted and subject to the Subordination Agreement;

(c)    the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(d)    all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued obligations in the ordinary course of business);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all obligations to purchase, redeem, retire or defease any Equity Interests (valued in the case of a redeemable preferred interest at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends) prior to the Scheduled Maturity Date;

(g)    without duplication, all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (f) above of another Person; and

(h)    all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent that such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.07.

“Initial Advance” means the Advance made on the Closing Date.

“Initial Advance Amount” means $72,000,000.

“Initial Proceeds Date” means the initial date on which any DST shall receive any proceeds from any distributions and other amounts received from any Underlying Investment Fund, including any disbursement of such proceeds to such DST from a Seller Account, in each case in accordance with the Economic Direction Agreement.

“Interest Payment Date” means the fifteenth (15th) day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day).

“Interest Period” means (a) initially, the period from the Closing Date to the first Interest Payment Date hereunder and (b) thereafter, each period from an Interest Payment Date to the next occurring Interest Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the preamble hereto.

“Lending Entity” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Lending Office” means the office or offices of the Lender at which the Lender funds or books its interest in the Loan hereunder.

“LIBOR” means, with respect to any interest period, the London interbank offered rate for Dollars for such interest period administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) that appears on the display page for “ICE Benchmark Administration Interest Settlement Rates” on that day or, if such rate does not appear on the above mentioned Bloomberg page, as such rate appears on another major pricing service (“the LIBOR Screen Rate”) as of 11:00 a.m., London time on the date two London Banking Days preceding such interest period; provided that if the LIBOR Screen Rate determined in accordance with the foregoing shall be less than 1.00% at any time, such rate shall be deemed to be 1.00% at such time for purposes of this Agreement.

“LIBOR Screen Rate” has the meaning specified in the definition of “LIBOR” above.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease (other than true leases) having substantially the same economic effect as any of the foregoing).

“LiquidTrust” means a trust organized under the laws of Texas identified as a “LiquidTrust” on Schedule 1.01A hereto, as such schedule may be updated from time to time upon written notice by the Borrower to the Lender and approval in writing by the Lender.

“LiquidTrust Notes” means the Original LiquidTrust Notes and the Additional LiquidTrust Notes.

“Loan” means, collectively, each of the outstanding Advances made hereunder.

“Loan Documents” means this Agreement, each Collateral Document, the Holdings Guaranty, the DST Guaranty, to the extent the Senior Lender is acting as perfection agent on behalf of the Lender, the Senior Loan Documents, the Subordination Agreement and any other agreement, instrument or document (including any financing statement) delivered in connection herewith or therewith.

“Loan Notice” means a notice of a borrowing of an Advance, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit C.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“LTV Percentage” means, at any time, the quotient (expressed as a percentage) of (a) the Total Outstandings divided by (b) the Collateral Value.

“Maintenance LTV Percentage” means 40%.

“Mandatory Prepayment Event” has the meaning specified in Section 2.03(b)(i).

“Market Value” means, with respect to any Eligible Underlying Investment at any time, the value of such Eligible Underlying Investment determined from the net asset value for such Eligible Underlying Investment (as of the most recent Monthly Measurement Date for which information has been provided by the Borrower), adjusted to reflect: (i) any Appraisal Adjustment applicable to such Eligible Underlying Investment at such time and (ii) adjustments to account for Underlying Fund Contributions and Underlying Fund Distributions.

“Master Term Sheet” means the Binding Term Sheet to Amend the Credit Agreement dated as of May 15, 2020, among BCC, the Lender, Beneficient Holdings, Inc., GWG and GWG Life, LLC.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, actual liabilities, contingent liabilities that are reasonably likely to occur, or financial condition of the Borrower; (b) a material impairment of the rights and remedies of the Lender under any Loan Document; (c) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or Holdings of any Loan Document.

“Material Indebtedness” means the Senior Obligations and any Indebtedness (other than Indebtedness arising under the Loan Documents) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.

“Maximum LTV Percentage” means 50%.

“Monthly Measurement Date” means the relevant measurement date for an Underlying Investment Fund Report delivered pursuant to Section 6.02(a).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Note” has the meaning specified in Section 2.09.

“NPC-A” means a Preferred Series A Sub Class 1 Unit Account of Holdings.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower, Holdings and the DSTs arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“One Month Adjusted LIBOR” means an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) LIBOR for an interest period of one month multiplied by (b) the Statutory Reserve Rate (if any).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-
U.S.    jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original BCC Notes” means the promissory notes issued by the Borrower to each of The LT-1 LiquidTrust, The LT-2 LiquidTrust, The LT-3 LiquidTrust, The LT-4 LiquidTrust, The LT-5 LiquidTrust, The LT-6 LiquidTrust, The LT-7 LiquidTrust and The LT-8 LiquidTrust on September 1, 2017 pursuant to the Acquisition Documents in an aggregate initial outstanding principal balance of no greater than
$11,200,633.

“Original Credit Agreement” means the Credit Agreement dated as of December 28, 2018, between the Borrower and the Lender.

“Original LiquidTrust Notes” means the promissory notes issued by each of The LT-1 LiquidTrust, The LT-2 LiquidTrust, The LT-3 LiquidTrust, The LT-4 LiquidTrust, The LT-5 LiquidTrust, The LT-6 LiquidTrust, The LT-7 LiquidTrust and The LT-8 LiquidTrust to the Borrower on September 1, 2017 pursuant to the Acquisition Documents in an aggregate initial outstanding principal balance of no greater than $11,200,633.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).
“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of the Loan after giving effect to all Accrued Interest compounded thereon and any prepayments or repayments of the Loan occurring on such date.

“Paid in Full” means “Paid in Full” as defined in the Subordination Agreement.

“Parent” has the meaning specified in the preamble hereto.

“Parent General Partner” means Beneficient Management, LLC, a Delaware limited liability company.

“Participant” has the meaning specified in Section 9.06(d).

“Participant Register” has the meaning specified in Section 9.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)    Liens imposed by law for taxes, assessments and other governmental charges that are not yet due or have not been delinquent for in excess of ninety (90) days, or are being contested in compliance with Section 6.04;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or which are being contested in compliance with Section 6.04;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)    Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);
(f)    Liens arising solely by virtue of any statutory or common law provision relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution;

(g)    easements, zoning restrictions, zoning by-laws, municipal by-laws and regulations, development agreements, site plan agreements, municipal agreements, encroachment agreements, restrictive covenants and other restrictions, reservations, covenants, conditions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower; and

(h)    title defects, encroachments or irregularities which are of a minor nature and which in the aggregate do not materially impair the value of any real property or the use of the affected property for the purpose for which it is used by that Person;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Liens” means, at any time, Liens on property and assets of the Borrower permitted to exist as of such time pursuant to the terms of Section 7.01.

“Permitted Trust Liens” means (a) Liens imposed by law for taxes, assessments and other governmental charges that are not yet due or have not been delinquent for in excess of ninety (90) days, or are being contested in accordance with the Loan Documents, (b) Liens arising under the Loan Documents or the Senior Loan Documents and (c) Liens arising under the Acquisition Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Premium” means, with respect to any prepayment of the Loan, an amount equal to the product of (x) 8.0%, (y) the principal amount of such prepayment and (z) the lesser of (i) 1.50 and (ii)(A) the number of days remaining until the Scheduled Maturity Date divided by (B) 365.

“Prime Rate” means the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the prime rate in the United States as last quoted in such source as the Lender shall reasonably select.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement among the Sellers and MHT Financial, LLC.

“Recipient” means the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.

“Register” has the meaning specified in Section 9.06(e).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release Conditions” means, at any time, (a) no Default has occurred and is continuing and (b) the LTV Percentage is less than the Release LTV Percentage (after giving effect to any prepayment of the Loan on such date).

“Release LTV Percentage” means 35%.

“Responsible Officer” means the chief executive officer, president, managing member, chief financial officer, treasurer, assistant treasurer or controller of the Borrower or Holdings, as applicable, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary the Borrower or Holdings, as applicable, and, solely for purposes of notices given pursuant to Article II, any other officer of the Borrower so designated by any of the foregoing officers in a notice to the Lender. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower or Holdings shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower or Holdings, as applicable.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council or the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Maturity Date” means April 10, 2021; provided, however, that, if such date is not a Business Day, the Scheduled Maturity Date shall be the next preceding Business Day.

“Second Amendment and Restatement Date” means the date hereof.

“Seller Account” means a “Specified Account” as defined in the Economic Direction Agreement.

“Seller Security Agreement” means each security and pledge agreement executed by a Seller in favor of the Lender pursuant to the Economic Direction Agreement.

“Sellers” has the meaning specified in the definition of “Economic Direction Agreement”.

“Senior Account Control Agreement” means an “Account Control Agreement” as defined in the Senior Credit Agreement.

“Senior Credit Agreement” means that certain Second Amended and Restated Credit Agreement by and among Borrower and Senior Lender, dated as of August 13, 2020, as amended, restated or otherwise modified from time to time pursuant to the terms of the Subordination Agreement, which amended and restated that certain Amended and Restated Credit Agreement dated as of February 21, 2020 and effective as of May 10, 2019.

“Senior Lender” means the “Lender” as defined in the Senior Credit Agreement.

“Senior Loan Documents” means “Loan Documents” as defined in the Senior Credit Agreement.

“Senior Obligations” means “Obligations” as defined in the Senior Credit Agreement.

“Senior Loan” means “Loan” as defined in the Senior Credit Agreement.

“Senior NPC-A” means a Preferred Series A Sub Class 0 Unit Account of Holdings.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they become absolute and mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become absolute and mature in the ordinary course of business, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital, (d) the sum of the fair saleable value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, as such liabilities become absolute and matured, (e) the sum of present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured and (f) such Person does not intend, in any transaction, to defraud either present or future creditors or any other person to which such Person is or will become, through such transaction, indebted. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spread” means 3.95% per annum.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Lender is subject with respect to LIBOR, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. The Loan shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation to the extent the interest rate for the Loan is determined by reference to LIBOR. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. If the Statutory Reserve Rate determined in accordance with the foregoing shall be less than one (1) at any time, such rate shall be deemed to be one (1) at such time for purposes of this Agreement.

“Subordination Agreement” means the Third Amended and Restated Subordination and Intercreditor Agreement dated as of August 13, 2020, as amended, restated, supplemented or otherwise modified from time to time, which amends and restates that certain Second Amended and Restated

Subordination and Intercreditor Agreement dated on or about February 21, 2020 between Lender and Senior Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares of Equity Interests having ordinary voting power for the election of directors or equivalent governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Party Appraisal” means an appraisal performed by a Third Party Appraiser, at the Lender’s sole cost, to assess the fair market value of an Eligible Underlying Investment for purposes of determining whether to make an Appraisal Adjustment to the Market Value of such Eligible Underlying Investment.

“Third A&R Credit Agreement” has the meaning specified in Section 6.12.

“Third Party Appraiser” means an industry recognized appraising agent experienced in the valuation of private equity funds selected by the Lender in its reasonable discretion.

“Threshold Amount” means, with respect to Holdings or the Borrower, the greater of (i) 5.0% of the total assets thereof and (ii) $20,000,000.

“Total Outstandings” means the aggregate Outstanding Amount and any other accrued and unpaid amounts due under the Loan Documents.

“Transaction Agreement” means that certain Transaction Agreement, dated as of September 1, 2017, among the Sellers, Holdings, MHT Financial, L.L.C. and the other parties thereto.

“Trust Adverse Event” means, with respect to any Trust, the occurrence of any of the following:

(a)    such Trust shall incur any Indebtedness (other than (i) in the case of any Funding Trust, its respective Funding Trust Loans and (ii) in the case of any LiquidTrust, its respective LiquidTrust Note);

(b)    such Trust engages, at any time in any business other (i) in the case of any Funding Trust, holding investments in Collective Trusts (and similar trusts), (ii) in the case of any Collective Trust, holding investments in LiquidTrusts (and similar trusts), (iii) in the case of any LiquidTrust, holding investments in DSTs (and similar trusts), (iv) in the case of any DST, holding investments in Underlying Investment Funds (and similar funds and co-investment vehicles) and (v) the transactions contemplated by the Acquisition Documents;

(c)        such Trust merges into or consolidates, or permits to merge into or consolidate with it, any Person;

(d)    such Trust enters into any amendment or modification of any of its Organizational Documents that could adversely affect the Lender, as determined in the reasonable good faith discretion of the Lender;

(e)    such Trust shall at any time fail to do any of the following (and, except with respect to clause (i) below as to legal existence, such failure shall continue for a period of thirty (30) days after (y) such Trust knows or should have known of such failure or (y) such Trust or the Borrower has received written notice thereof from such Lender):

(i)    maintain its legal existence and (as applicable) good standing under the Laws of the jurisdiction of its organization;

(ii)    take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Trust Material Adverse Effect;

(iii)    pay and discharge as the same shall become due and payable all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Trust;

(iv)    comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Trust Material Adverse Effect; or

(v)    (A) comply in all material respects with its obligations under the Acquisition Documents and (B) use commercially reasonable efforts to enforce the obligations of the Sellers under the Acquisition Documents;

(f)    such Trust institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Trust and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to such Trust or to all or any material part of its property is instituted without the consent of such Trust and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding;

(g)    (i) such Trust becomes unable or admits in writing its inability or fails generally to pay its debts as they become due and payable, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of such Trust and is not released, vacated or fully bonded within thirty days after its issue or levy;

(h)    in the case of any DST, such DST shall have failed to fund any capital call obligation made on such DST by any Underlying Investment Fund in which such DST is invested within ten (10) Business Days after the date such DST receives notice that such obligation has not been paid unless such DST is contesting the validity of such capital call in good faith based on the terms of the applicable limited partnership agreement or limited liability company agreement; provided, that in the event such DST contests the validity of a capital call obligation in good faith, the Borrower must provide the Lender evidence of such good faith claim with particularity with reference to the applicable limited partnership agreement or limited liability company agreement, and provided, further, that any failure under this clause (h) shall not be deemed continuing if such DST subsequently funds such capital call.

“Trust Material Adverse Effect” means, with respect to any Trust, (a) a material adverse change in, or a material adverse effect upon, (i) the operations, business, properties, actual liabilities, contingent liabilities that are reasonably likely to occur, or financial condition of such Trust; (b) a material impairment of the rights and remedies of the Lender under any Loan Document; (c) a material impairment of the ability of any DST to perform its obligations under any Loan Document; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any DST of any Loan Document.

“Trusts” means, collectively, the Funding Trusts, the Collective Trusts, the LiquidTrusts and the DSTs.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Underlying Fund Contributions” means, as of any date of determination, the aggregate absolute value of all cash contributed by the DSTs (or, as applicable, the Sellers) to each Underlying Investment Fund during the period from the most recent Monthly Measurement Date for which net asset value information has been provided by the Borrower until such date.

“Underlying Fund Distributions” means the aggregate absolute value of all cash distributed by each Underlying Investment Fund to the DSTs (or, as applicable, the Sellers) during the period from the most recent Monthly Measurement Date for which net asset value information has been provided by the Borrower until such date.

“Underlying Investment Fund” means a fund or co-investment vehicle set forth on Schedule 1.01B hereto in which any DST has an interest, as such schedule may be updated from time to time upon written notice by the Borrower to the Lender and approval in writing by the Lender.

“Underlying Investment Fund Report” means a certificate substantially in the form of Exhibit A.

“United States” and “U.S.” mean the United States of America.

“Upfront Fee” has the meaning specified in Section 2.07 hereof.

“Upfront Fee Rate” means 1.00%.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(d)(ii) hereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.02    Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03    Accounting Terms.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04    Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06    Divisions.

For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its capital stock or similar equity interests at such time.

1.07    Interest Rates; LIBOR Notification.

The interest rate on a Loan denominated in U.S. Dollars may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable Laws, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administration, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.

1.08    Amendment and Restatement of the Existing Credit Agreement.

The terms and provisions of the Existing Credit Agreement shall be deemed to be, and hereby are, amended, superseded and restated in their entirety, with effect as of the Second Amendment and Restatement Date, by the terms and provisions of this Agreement. This Agreement is not intended to be, and shall not constitute, a novation. All Loans made, and Obligations incurred, under the Existing Credit Agreement which are outstanding on the Second Amendment and Restatement Date, shall continue as the Loan and Obligations, respectively, under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness of the amendment and restatement contemplated hereby, (i) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to this Agreement and the Loan Documents and (ii) the “Loan” (as defined in the Existing Credit Agreement) shall be redesignated as the Loan hereunder.

ARTICLE II
THE LOAN

2.01    Advances.

Subject to the terms and conditions set forth herein, the Lender agrees to make advances (each, an “Advance”) from time to time during the Commitment Period to the Borrower in Dollars in an aggregate amount not to exceed at any time outstanding the amount of the Commitment. On the Closing Date, the Lender agrees to make the Initial Advance to the Borrower in an amount equal to the Initial Advance Amount. Once any portion of the Loan is repaid under this Agreement (including prepayments under Section 2.03), it may not be reborrowed.

2.02    Borrowing of the Advances.

(a)    Each Advance shall be made upon the Borrower’s irrevocable written notice in the form of a Loan Notice, appropriately completed and duly signed by a Responsible Officer and delivered to the Lender. Each such Loan Notice (other than with respect to the Initial Advance) must be received by the Lender not later than 11:00 a.m. (New York time) two (2) Business Days prior to the requested date of any Advance. Each Loan Notice shall be accompanied by an Underlying Investment Fund Report and shall specify (i) the requested date of the Advance (which shall be a Business Day) and (ii) the principal amount of the Advance to be borrowed, which shall be in a principal amount of $200,000 or a whole multiple of $100,000 in excess thereof or, if less, in an amount equal to the remaining Commitment.

(b)    Following receipt of a Loan Notice, and upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Advance is the Initial Advance, Section 4.01), the Lender shall make the amount of the Advance available to the Borrower by wire transfer of such funds to such account as shall be specified by the Borrower and reasonably acceptable to the Lender; provided, that the parties hereto agree that the Initial Advance Amount may be made available to the Borrower in book-entry form.

2.03    Prepayments; Cash Distributions.

(a)    Voluntary Prepayments of the Loan. If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, the Borrower may, upon notice from the Borrower to the Lender, at any time or from time to time voluntarily prepay the Loan in whole or in part, subject to the Prepayment Premium; provided, that (i) no Prepayment Premium shall apply to any prepayment made from proceeds of cash distributions from Underlying Investment Funds and (ii) the aggregate Prepayment Premiums paid by the Borrower hereunder shall not exceed an amount equal to 1.0% of the Commitment. With respect to any voluntary prepayment, (A) the Borrower’s notice of such prepayment must (i) be received by the Lender not later than 1:00 p.m. three (3) Business Days prior to any date of prepayment of the Loan and (ii) specify the Prepayment Premium, if any, applicable thereto; and (B) any such prepayment of the Loan (other than a prepayment pursuant to Section 2.04) shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein.

(b)    Mandatory Prepayments of the Loan.

(i)    If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, then if at any time after the Completion Date the LTV Percentage exceeds the Maximum LTV Percentage (a “Mandatory Prepayment Event”), the Borrower shall prepay the Loan in an amount sufficient to reduce the LTV Percentage to the Maintenance LTV Percentage (the amount required to so reduce the LTV Percentage shall be determined on the initial date of such excess) within ninety (90) days (or, if the LTV Percentage exceeds 60.0%, thirty (30) days) after the occurrence of such excess; provided, that (A) within thirty (30) business days of such Mandatory Prepayment Event, the Borrower shall submit a plan acceptable to Lender in its reasonable discretion with respect to demands for payment under the Funding Trust Loans and Disposal by the DSTs of Equity Interests of Underlying Investment Funds and (B) within seventy-five (75) days of such Mandatory Prepayment Event, the applicable DSTs shall have entered into purchase and sale agreements with respect thereto with a buyer acceptable to Lender in its reasonable discretion.

(ii)    If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, then if at any time prior to the expiration of the Commitment Period, the Total Outstandings exceed the Commitment, the Borrower shall prepay the Loan in an amount sufficient to reduce the Total Outstandings to an amount less than the Commitment within fifteen (15) days after the occurrence of such excess.

(iii)    If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, on the Initial Proceeds Date, the Borrower shall prepay the Loan in an amount equal to $25,000,000 (net of any prepayment of the Loan made pursuant to Section 2.04(a) on such date).

(iv)    If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, commencing on January 1, 2019 and calculated monthly, unless waived in writing by the Lender, the Borrower shall, with respect to each calendar month, prepay the Loan on the Interest Payment Date following such calendar month, in an amount (not to exceed $30,000,000 for any calendar month) equal to (A) the sum of (x) the beginning of the month cash and cash equivalents balances of the Borrower and all of its Affiliates but excluding Exempted Funding Trust Proceeds and any regulatory capital required by regulators, plus (y) the Aggregate Cash Receipts of the Borrower for such month plus, without duplication, (z) the Aggregate Cash Receipts of each of its Affiliates (excluding, for the avoidance of doubt and without any implication to the contrary, any Funding Trust, Collective Trust or LiquidTrust), less (B) $25,000,000; provided, however, that (I) equity contributions by any party to the Borrower or any of its Affiliates shall not be included in the Aggregate Cash Receipts of the Borrower or any of its Affiliates for purposes of this Section 2.03(b)(iv) until such equity contributions shall be equal to or greater than $50,000,000 in the aggregate since January 1, 2019.

(v)    The provisions of this Section 2.03(b) shall not apply to any Exempted Funding Trust Proceeds.

2.04    Release of Proceeds of Funding Trust Loans.

(a)    The Borrower shall cause all proceeds of the Funding Trust Loans to be paid to a deposit account of Borrower subject to an Account Control Agreement (or, if applicable, a Senior Account Control Agreement).

(b)    If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, upon receipt by the Borrower of any proceeds of the Funding Trust Loans (other than Exempted Funding Trust Proceeds), the Borrower shall apply such proceeds as follows:

(i)    First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts due and payable under the Loan Documents

(including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) payable to the Lender;

(ii)    Second, to payment of accrued and unpaid interest on the Loan; provided, however, that the Borrower’s obligations to apply such proceeds in accordance with this Section 2.04(b)(ii) is subject to the terms and provisions set forth in Section 2.06(b);

(iii)    Third, to repayment of the outstanding principal balance of the Loan in an amount sufficient to reduce the LTV Percentage to the Release LTV Percentage;

(iv)    Fourth, to payment of any other Obligations then due and owing;

(v)    Fifth, at the option of the Borrower, to an optional prepayment of the outstanding principal balance of the Loan in such amount as the Borrower shall determine; and

(vi)    Sixth, (A) if the Release Conditions are satisfied, as directed by the Borrower and
(B) otherwise, to repayment of the outstanding principal balance of the Loan.

Not less than five (5) Business Days prior to each application of proceeds of the Funding Trust Loans pursuant to Section 2.04(a), the Borrower shall provide the Lender with written notice of such application, together with the amount to be applied pursuant to each clause of Section 2.04(a) and, as applicable, a calculation demonstrating compliance with the Release Conditions, in form reasonably satisfactory to the Lender.

2.05    Repayment of the Loan.

Subject to the terms and conditions set forth in the Subordination Agreement and the Senior Credit Agreement, the Borrower shall, until such time as all outstanding Obligations (other than Unasserted Obligations (as defined in the Subordination Agreement)) shall have been paid in full, repay to the Lender the outstanding principal balance of the Loan on each of September 10, 2020, December 10, 2020 and March 10, 2021, in an amount on each such date equal to $25,000,000 less any amount that has been applied to pay any Senior Obligations pursuant to Section 2.05 of the Senior Credit Agreement on such date. For avoidance of doubt, except as otherwise as set forth in the immediately succeeding sentence, accrued interest on any such principal payment shall not become due and payable at such time, and shall instead be payable in accordance with Section 2.06 hereof. Notwithstanding the foregoing, if on any date on which a payment of principal is required to be made pursuant to the first sentence of this Section 2.05, less than the required payment amount of the principal balance of the Loan remains outstanding and unpaid, the Borrower shall pay the following obligations (if any) in the following order until either the sum paid on such date equals the required payment amount for such date or all outstanding Obligations (other than Unasserted Obligations (as defined in the Subordination Agreement)) have been paid in full: (A) outstanding unpaid principal of the Loan, (B) accrued and unpaid interest on the Loan and (C) all other outstanding Obligations (other than Unasserted Obligations (as defined in the Subordination Agreement)). The outstanding unpaid principal balance of the Loan and all accrued and unpaid interest on the Loan shall be due and payable on the Scheduled Maturity Date. If all of the outstanding principal balance of the Loan and accrued interest on the Loan are fully repaid on any date, this Agreement shall terminate as of such date. Any repayment or prepayment of the Loan that is allocated to the principal amount of the Loan shall reduce the Commitment of the Lender on a dollar for dollar basis. On each Scheduled Maturity Date prior to the Final Maturity Date, Borrower shall provide written notice (an “Extension Notice”) to the Lender not less than fifteen (15) Business Days prior to such Scheduled Maturity Date of the upcoming Scheduled Maturity Date, and, subject to lender’s confirmation of receipt of such notice, such Scheduled Maturity Date shall be extended by one additional calendar year, unless the Lender shall, in its sole and absolute discretion, have delivered written notice declining such Extension Notice not less than ten (10) Business Days prior to such Scheduled Maturity Date. If the Borrower fails to provide such Extension Notice (or fails to provide it not less than fifteen (15) Business Days prior to such Scheduled Maturity Date), then the Lender shall have the right to deliver a written notice declining any further extension (a “Non-Renewal Notice”) at any time prior to thirty (30) calendar days after the Scheduled Maturity Date, and effective upon the delivery of such Non-Renewal Notice, (i) if delivered prior to the applicable Scheduled Maturity Date, then no extension shall occur on the applicable Scheduled Maturity Date and such Scheduled Maturity Date shall constitute the Final Maturity Date, or (ii) if delivered after the applicable Scheduled Maturity Date, the date occurring two Business Days following the date of such Non-Renewal Notice shall constitute the Final Maturity Date. If no Extension Notice or Non-Renewal Notice is delivered, the Scheduled Maturity Date shall be extended by one additional calendar year.

2.06    Interest.

(a)    Accrued Interest. The Loan shall bear interest on the outstanding principal amount thereof at the interest rate set out in the definition of Accrued Interest.

(b)    Interest Payment Dates. Subject to the terms and conditions set forth in the Subordination Agreement, interest accrued on the Loan during each Interest Period shall be due and payable in cash on the following Interest Payment Date; provided, that the first Interest Payment Date to occur after the Completion Date shall occur on or before June 30, 2019, on which date all interest accrued on the Loan from December 28, 2018 through the last Interest Payment Date will be due and payable.

2.07    [Reserved].

2.08    Computation of Interest and Fees.

All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Subject to subject to Section 2.10(a), interest shall accrue on the Loan for the day on which the Loan is made, and shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any portion of the Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.09    Evidence of Debt.

The Loan shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loan advanced by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the reasonable request of the Lender, the Borrower shall execute and deliver to the Lender a promissory note in form and substance reasonably acceptable to the Lender (a “Note”), which shall evidence the Loan in addition to such accounts or records. The Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of the Loan and payments with respect thereto.

2.10    Payments Generally.

(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender at such account as the Lender shall specify to the Borrower in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    Funding Source. Nothing herein shall be deemed to obligate the Lender to obtain the funds for the Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for the Loan in any particular place or manner.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.

(a)    Payments Free of Taxes.

(i)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Law. If any Law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law any Other Taxes.

(c)    Tax Indemnifications. The Borrower shall indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower shall be conclusive absent manifest error.

(d)    Status of Lender.

(i)    If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document it shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(d)(ii)(A), 3.01(d)(ii)(B) and 3.01(d)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(e)    Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that upon the request of the Recipient, Borrower agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(f)    Survival. Each party’s obligations under this Section 3.01 shall survive any assignment of rights by, or the replacement of, the Lender and the repayment, satisfaction or discharge of all other Obligations.

(g)    FATCA. For purposes of this Section 3.01, the term “Laws” includes FATCA.

3.02    [Reserved].

3.03    [Reserved].

3.04    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement reflected in the One Month Adjusted LIBOR);

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loan;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining the Loan to the extent the interest thereon is determined by reference to LIBOR, or to increase the cost to the Lender, or to reduce the amount of any sum received or receivable by the Lender (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will, upon delivery of a certificate as set forth in Section 3.04(c), pay to the Lender such additional amount or amounts as will compensate the Lender, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any Lending Office of the Lender or the Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Commitment or the Loan, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will (so long as the Lender makes a similar determination in similar transactions) pay to the Lender upon delivery of a certificate as set forth in Section 3.04(c) below, such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.

The Borrower shall pay the Lender, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05    Mitigation of Obligations.

If the Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amounts to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01, or if the Lender gives a notice pursuant to clause (c)(iv) of the definition of Accrued Interest, then at the request of the Borrower, the Lender shall use reasonable efforts to designate a different Lending Office for funding or booking the Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to clause (c)(iv) of the definition of Accrued Interest, as applicable, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

3.06    Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Commitment and repayment of the Obligations.

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS

4.01    Conditions to Effectiveness of the Original Credit Agreement.

The Original Credit Agreement shall be effective upon, and the obligation of the Lender to make the Loan on the Closing Date shall be subject to, satisfaction or waiver of the following conditions precedent in each case in a manner reasonably satisfactory to the Lender:

(a)    Loan Documents. Receipt by the Lender of executed counterparts of the Original Credit Agreement, the Subordination Agreement (as in effect on the Closing Date) and the other Loan Documents (as in effect on the Closing Date).

(b)    Opinions of Counsel. Receipt by the Lender of favorable opinions of legal counsel to the Borrower, Holdings and the DSTs, addressed to the Lender, dated as of the Closing Date or such later date as may be agreed between the Lender and the Borrower.

(c)    Organization Documents, Resolutions, Etc. Receipt by the Lender of the following:

(i)    copies of the Organization Documents of the Borrower, Holdings and each Trust certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified to be true and correct as of the Closing Date;

(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates as the Lender may require; and

(iii)    such documents and certifications as the Lender may require to evidence that the Borrower, Holdings and each Collective Trust is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(d)    [Reserved].

(e)    Acquisition Documents. Receipt by the Lender of copies of the Acquisition Documents certified to be true and correct as of the Closing Date.

(f)    Fees. Receipt by the Lender of any fees set forth herein that are required to be paid on or before the Closing Date.

4.02    Conditions to Effectiveness of the Second Amended and Restated Credit Agreement.

This Agreement shall be effective upon satisfaction or waiver of the following conditions precedent in each case in a manner reasonably satisfactory to the Lender:

(a)    Loan Documents. Receipt by the Lender of executed counterparts of this Agreement, the Subordination Agreement and the other Loan Documents.

(b)    Opinions of Counsel. Receipt by the Lender of favorable opinions of legal counsel to the Borrower, Holdings and the DSTs, addressed to the Lender, dated as of the Second Amendment and Restatement Date.

(c)    Organization Documents, Resolutions, Etc. Receipt by the Lender of the following:

(i)    copies of the Organization Documents of the Borrower, Holdings and each DST certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified to be true and correct as of the Second Amendment and Restatement Date;

(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates as the Lender may require with respect to the Borrower, Holdings, and each DST; and

(iii)    such documents and certifications as the Lender may require to evidence that the Borrower, Holdings and each DST is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(d)    Fees. Receipt by the Lender of any additional fees and expenses set forth herein that are required to be paid on or before the Second Amendment and Restatement Date.

(e)    Purchase Option. Receipt by the Lender of an option agreement in form and substance satisfactory to the Lender, granting HCLP Nominees, L.L.C. the right to make a capital contribution of up to $152,000,000 to Holdings in exchange for a capital account designated as NPC-A with respect to such capital contribution and, in connection therewith, be admitted as a limited partner in Holdings.

(f)    Fifth Amended and Restated Limited Partnership Agreement. Receipt by the Lender of an executed fifth amended and restated limited partnership agreement of Holdings.

(g)    Unit Purchase Agreement. Receipt by the Lender of a Preferred Series C Unit Purchase Agreement among GWG, Holdings and Parent.

(h)    Put Right Agreement. Receipt by the Lender of an executed copy of that certain Put Right Agreement, among Beneficient Holdings, Inc., Parent and Holdings, relating to put rights granted to Beneficient Holdings, Inc. employees in respect of certain tax liabilities incurred in connection with the receipt of NPC-As from Beneficient Holdings, Inc.

4.03    Conditions to Each Advance.

The obligation of the Lender to honor any request for an Advance is subject to the satisfaction or waiver of the following conditions precedent as of the date of such Advance:

(a)    Representations and Warranties. The representations and warranties of the Borrower, Holdings and each DST contained in the Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b)    No Default. No Default shall exist or would result as a consequence of the making of such Advance or the subsequent application by the Borrower of the proceeds thereof.

(c)    Loan Notice. The Lender shall have received a Loan Notice and an Underlying Investment Fund Report in accordance with the requirements hereof.

(d)    Commitment. The Commitment Period has not expired and such Advance does not exceed the Available Amount.

(e)    LTV Percentage. Immediately after giving effect to such Advance, the LTV Percentage shall be less than the Maintenance LTV Percentage.

Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.03 have been satisfied on and as of the date of the applicable Advance.

ARTICLE V REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lender that:

5.01    Existence, Qualification and Power.

It (a) is (i) duly organized or formed, validly existing and, (ii) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (a)(ii), (b)(i) or (c), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.02    Authorization; No Contravention.

The execution, delivery and performance by the Borrower of each Loan Document to which it is party has been duly authorized by all necessary corporate or other organizational action, and does not (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created pursuant to the Loan Documents) under, or require any payment to be made under (i) any material Contractual Obligation to which it is a party or affecting it or its properties or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (c) violate any material Law.

5.03    Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document to which it is a party other than (i) those that have been obtained and are in full force and effect and (ii) filings to perfect the Liens created by the Collateral Documents.

5.04    Binding Effect.

Each Loan Document to which it is party has been duly executed and delivered by the Borrower. Each Loan Document to which it is party constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency and other Laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or law.

5.05    Financial Statements; No Material Adverse Effect.

Since September 30, 2017, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

5.06    Litigation.

There are no actions, suits, proceedings, claims or disputes before any Governmental Authority (i) pending or, to the knowledge of the Responsible Officers after due inquiry, threatened in writing, at Law, in equity or in arbitration, by or against the Borrower that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or (b) either individually or in the aggregate, there is a reasonable possibility of an adverse determination and if determined adversely, could reasonably be expected to have a Material Adverse Effect or (ii) pending at Law, in equity or in arbitration that purport to affect or pertain to or relate in any way to the Beneficient Transactions and, either individually or in the aggregate, there is a reasonable possibility of an adverse determination and if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07    No Default.

The Borrower is not in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08    Ownership of Property; Liens.

The Borrower has good and indefeasible title to its respective Collateral and such Collateral is not subject to any Liens other than Permitted Liens.

5.09    Taxes.

The Borrower has filed all federal, material state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower that could reasonably be expected to, if made, have a Material Adverse Effect. The Borrower is not a party to any tax sharing agreement.

5.10    ERISA Compliance.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than the Threshold Amount the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than the Threshold Amount the fair market value of the assets of all such underfunded Plans.

5.11    Margin Regulations; Investment Company Act.

(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

(b)    No part of the proceeds of the Loan will be used by the Borrower directly or indirectly (i) for the purpose of, whether immediately, incidentally or ultimately, purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board) or (ii) for any other purpose that would entail a violation of or that would be inconsistent with the provisions of the regulations of the Board (including regulations T, U or X).

(c)    The Borrower is not required to register as an “investment company” or as a Person controlled by a “person” required to register as an “investment company”, in each case as such terms are defined in the Investment Company Act of 1940.

5.12    Disclosure.

The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of the Borrower to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect as of such date furnished or certified; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time it being understood that such projections may vary from actual results and that such variances may be material.

5.13    Compliance with Laws.

The Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

5.14    Solvency.

The Borrower is Solvent.

5.15    Anti-Corruption Laws and Sanctions.

The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary, any Trust or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower, any Subsidiary or any Trust that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. None of the Loan, the use of proceeds thereof and the transactions directly or indirectly by the Borrower contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

5.16    Senior Loan Documents.

As of the Second Amendment and Restatement Date, the Borrower has delivered to the Lender true and correct copies of the Senior Loan Documents. The Senior Loan Documents are in full force and effect as of the Second Amendment and Restatement Date and have not been terminated, rescinded or withdrawn as of such date. The execution, delivery and performance of the Senior Loan Documents by the Borrower does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in full force and effect.

ARTICLE VI AFFIRMATIVE COVENANTS
So long as the Lender shall have any Commitment hereunder, or the Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall:

6.01    Financial Statements.

Upon the written request of the Lender, the Borrower will use commercially reasonable efforts to deliver to the Lender, in form and detail satisfactory to the Lender:

(a)    within 180 days after the end of each fiscal year of each of the Parent and the Borrower, its consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, (i) with respect to the fiscal year ending December 31, 2019, such financial statements will be reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) with respect to each fiscal year thereafter, such financial statements will include consolidating financial statements for the most recent period and such financial statements will be reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of each of the Parent and the Borrower, its consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year for each of the first three quarters of each fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that Holdings and the Borrower shall not be required to deliver such balance sheets and reports for the second fiscal quarter of 2019.

6.02    Certificates; Other Information.

Upon the written request of the Lender, the Borrower will use commercially reasonable efforts to deliver (or cause to be delivered) to the Lender, in form and detail satisfactory to the Lender:

(a)    within forty-five (45) days after the end of each fiscal quarter of each of the Parent and the Borrower, an Underlying Investment Fund Report as of the end of such fiscal quarter, including a calculation of the Collateral Value as of the date of such report;

(b)    each of the following documents with respect to the Underlying Investment Funds, in each case, to the extent provided to any DST: (i) any written amendment, supplement or other modification to the limited liability company or limited partnership agreement of each Underlying Investment Fund delivered as of the Closing Date, (ii) any written amendment, supplement or other modification to the subscription agreements delivered pursuant to Section 4.01(f) as of the Closing Date, if any, (iii) side letters which the relevant Underlying Investment Fund has entered into with the applicable DST and (iv) such other documents as may be reasonably requested by the Lender from time to time (subject, in each case, to any necessary confidentiality undertakings); and

(c)    promptly, such additional information regarding the business or corporate affairs or financial condition of the Borrower, Holdings or the Trusts or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

6.03    Notices.

Promptly notify the Lender of:

(a)    the occurrence of any Default;

(b)    any claim made or asserted against the Collateral (other than by the Lender under the Loan Documents);

(c)    any filing or commencement of or, to its knowledge, any written threat or notice of intention of any Person to file or commence any material action, suit, proceeding whether at law or equity by or before any Governmental Authority against or affecting the Borrower that if adversely determined could reasonably be expected to have a Material Adverse Effect;

(d)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(e)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding the Threshold Amount.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer setting forth reasonable details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have or may have been breached.

6.04    Payment of Taxes.

Pay and discharge as the same shall become due and payable all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower.

6.05    Preservation of Existence, Etc.

(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization.

(b)    Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06    Maintenance of Properties.

Maintain, preserve and protect all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

6.07    Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions.

6.08    Books and Records.

(a)    Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower.

(b)    Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower.

6.09    Inspection Rights.

Upon five (5) Business Days prior written notice and only once in any fiscal year, permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at reasonable times during normal business hours; provided, however, that when an Event of Default has occurred and is continuing the Lender (or any of its representatives or independent contractors) (i) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice and (ii) without limiting the inspection rights under this Section 6.09 shall be authorized to request and receive the valuations of the Underlying Investment Funds and the Borrower will provide, or cause to be provided, such valuations.

6.10    Use of Proceeds.

Use the proceeds of the Advances to repay existing indebtedness and for other general corporate purposes of the Borrower.

6.11    Security Interests; Further Assurances.

Execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or that the Lender may reasonably request, in order to perfect and to maintain the perfection and priority of the security interest of the Lender in the Borrower’s right, title and interest in the Collateral granted pursuant to the Security Documents, all at the Borrower’s expense.

6.12    GWG Assumption.

At any time within the six (6) month period after issuance of the Official Order from the Texas Banking Commissioner approving the Texas state trust company charter of BCC, the Lender shall have the right to send written notice to the Borrower electing to proceed with the GWG Assumption (as defined below) (the date of receipt of such notice by the Borrower, the “Assumption Election Date”) (provided, that if the Borrower shall not have received such notice from the Lender by the last day of such six (6) month period, such notice shall be deemed to have been received by the Borrower from the Lender on such date and such date shall be the “Assumption Election Date”; provided, further, that if the Senior Lender shall have sent written notice to the Borrower (as defined in the Senior Credit Agreement) electing to proceed with the GWG Assumption (as defined in the Senior Credit Agreement), the corresponding notice under this Agreement referred to in this Section 6.12 shall be deemed to have been received by the Borrower from the Lender on the same date on which the notice by the Senior Lender to the Borrower (as defined in the Senior Credit Agreement) is received by the Borrower (as defined in the Senior Credit Agreement), and such date shall be the “Assumption Election Date”), and promptly (and in any event within thirty (30) days) after the Assumption Election Date (the “GWG Assumption Deadline”), the Borrower, the Lender, GWG, GWG Life, Parent solely with respect to clauses (i), (j) and (k) below and the Equity Owner solely with respect to clauses (b), (f) and (g) below agree to execute, deliver, file, authorize, carry out or satisfy (or, with respect to the Borrower, GWG and GWG Life, cause their respective Subsidiaries and Affiliates (provided, that for purposes hereof GWG and its Subsidiaries shall not be considered Affiliates of the Borrower, and provided further, that for purposes hereof GWG Borrower, Alternative GWG Borrower, the Equity Owner and GWG Life USA, LLC, as applicable, shall be considered Affiliates of GWG and GWG Life) to execute, deliver, file, authorize, carry out or satisfy) each of the following, as applicable:

(a)    the Borrower, GWG Borrower (or the Alternative GWG Borrower, if applicable), the Lender, GWG Trust (solely to the extent it holds life insurance policies constituting GWG Collateral) and each other party thereto shall execute and deliver a third amended and restated second lien credit agreement in the form attached hereto as Exhibit D-1 (with such modifications thereto as each of GWG, the Borrower and the Lender may accept in their reasonable discretion) (after giving effect to any such modifications, as in effect on the date of execution thereof, the “Third A&R Credit Agreement”), and such third amended and restated second lien credit agreement shall provide for, among other things, the Borrower to assign to GWG Borrower, and GWG Borrower (or any other Affiliate of GWG in place of GWG Borrower solely to the extent that GWG requests and the Lender agrees in writing to such substitution (such Affiliate, the “Alternative GWG Borrower”)) to assume, all of the Obligations and the other rights and obligations of the Borrower, including, for avoidance of doubt, for GWG Borrower (or such Alternative GWG Borrower, if applicable) to become the borrower under such third amended and restated second lien credit agreement,

(b)    the Lender shall execute and deliver to the Second Lien Lender (and the GWG Borrower (or the Alternative GWG Borrower, if applicable) and Equity Owner will acknowledge) a fourth amended and restated subordination and intercreditor agreement in the form attached hereto as Exhibit D-2 (with such modifications thereto as each of the Lender and the Second Lien Lender may approve (with the approval of the GWG Borrower (or the Alternative GWG Borrower, if applicable) or the Equity Owner, as applicable, in respect of modifications materially adverse to such GWG Borrower (or Alternative GWG Borrower, if applicable) or Equity Owner)),

(c)    GWG Borrower (or the Alternative GWG Borrower, if applicable) shall execute and deliver to the Lender a security and pledge agreement in the form attached hereto as Exhibit D-3 (with such modifications thereto as each of GWG and the Lender may accept in their reasonable discretion) and, subject to the fourth amended and restated subordination and intercreditor agreement referred to in clause (b) above, shall execute (as applicable) and deliver all further documents, financing statements (including the UCC Financing Statement pursuant to clause (e) below), agreements and instruments as the Lender may reasonably require pursuant to such security and pledge agreement, and, subject to the fourth amended and restated subordination and intercreditor agreement referred to in clause (b) above, shall carry out all such further actions (including the filing and recording of financing statements and other documents), and, subject to the fourth amended and restated subordination and intercreditor agreement referred to in clause (b) above, shall have caused any other Affiliates of GWG to take all such further actions (including with respect to the transfer of title to any GWG Collateral) that may be required (whether under any applicable Law or otherwise), or that the Lender may reasonably request, at GWG’s (or, with respect to actions of any Affiliate of GWG, at GWG’s or such Affiliate’s) expense, in order to deliver to the Lender a second priority perfected security interest in all of the GWG Collateral effective upon the GWG Assumption (subject only to such exceptions as may be expressly permitted in the third amended and restated second lien credit agreement referred to in clause (a) above (including any Permitted Liens as referred to therein) and the fourth amended and restated subordination and intercreditor agreement referred to in clause (b) above) (provided, that none of GWG, GWG Life or their Affiliates shall permit the GWG Assumption to be delayed beyond the GWG Assumption Deadline on account of any such further documents, financing statements, agreements, instruments and actions referred to in this clause (c) (excluding, for avoidance of doubt, the security and pledge agreement referred to in this clause (c), the UCC-1 financing statement referred to in clause (e) below and the securities account control and custodian agreement referred to in clause (l) below)),

(d)    GWG Borrower (or the Alternative GWG Borrower, if applicable) shall execute and deliver to the Lender a promissory note in the form attached hereto as Exhibit D-4 (with such modifications thereto as each of GWG and the Lender may accept in their reasonable discretion),

(e)    GWG Borrower (or the Alternative GWG Borrower, if applicable) shall file or authorize the Lender or such person as the Lender designates to file the UCC-1 financing statements attached hereto as Exhibit D-5 (with such modifications thereto as each of GWG and the Lender may accept in their reasonable discretion) upon the execution of the third amended and restated second lien credit agreement referred to in clause (a) above,

(f)    the Equity Owner shall execute and deliver to the Lender a pledge and security agreement in the form attached hereto as Exhibit D-7 (with such modifications thereto as each of GWG and the Lender may accept in their reasonable discretion),

(g)    the Equity Owner shall execute and deliver to the Lender a guaranty agreement in the form attached hereto as Exhibit D-8 (with such modifications thereto as each of GWG and the Lender may accept in their reasonable discretion),

(h)    the Borrower, GWG and their Affiliates, as applicable, shall execute and/or deliver (as applicable) the items set forth on Exhibit D-9 hereto (with such modifications to the list of items set forth in such exhibit and the requirements with respect thereto as each of the Borrower, GWG and the Lender may accept in their reasonable discretion), and GWG and its Affiliates (other than Parent and its Subsidiaries and the Trusts) shall satisfy each other condition precedent to the effectiveness of the third amended and restated second lien credit agreement referred to in clause (a) above,

(i)    GWG, GWG Life, GWG Life USA, LLC, the Parent and Holdings shall execute and deliver an assignment and assumption agreement in the form attached hereto as Exhibit E (with such modifications thereto as each of GWG Life, the Borrower, the Parent and the Lender may accept in their reasonable discretion), pursuant to which the outstanding amounts due under the Commercial Loan Agreement shall be assigned to GWG or its designee,

(j)    GWG Life, Holdings and Parent shall execute and deliver a Side Letter relating to the exchange of the Preferred Series C Unit Accounts, in the form attached hereto as Exhibit H (with such modifications thereto as each of GWG Life, the Lender, the Borrower and Parent may accept in their reasonable discretion), pursuant to which Parent will issue (and GWG Life and Holdings will take all actions that are necessary or appropriate to permit Parent to issue) Preferred Series C Unit Accounts of Holdings to GWG Life or its designee equal to 110.0% of the Total Outstandings under this Agreement and the Total Outstandings (as defined in the Senior Credit Agreement) under the Senior Credit Agreement (in each case, as of the date of the GWG Assumption and after giving effect to any repayments or prepayments of any outstanding obligations on such date) (without duplication of any comparable issuance required by Section 6.12 of the Senior Credit Agreement) and such Preferred Series C Unit Accounts shall be validly issued in favor of GWG Life or its designee,

(k)    GWG, GWG Life and the Parent shall execute and deliver an existing borrower release letter with respect to the Commercial Loan Agreement in the form attached hereto as Exhibit F (with such modifications thereto as each of GWG Life, the Parent and the Lender may accept in their reasonable discretion),

(l)    GWG Borrower (or the Alternative GWG Borrower, if applicable), Lender and Wells Fargo Bank, N.A. shall execute and deliver a Securities Account Control and Custodian Agreement in the form attached hereto as Exhibit G (with such modifications thereto as each of GWG Borrower, the Lender and Wells Fargo Bank, N.A. may accept in their reasonable discretion), and

(m)    subject to completion of the items in clauses (a) through (l), substantially concurrently therewith or as promptly as practicable thereafter, the Lender, the Borrower and any other Persons party thereto (as applicable) shall execute and deliver the release documents attached hereto as Exhibit D-6 (clauses (a) through (m), collectively, the “GWG Assumption” and the documentation in clauses (a) through (m), collectively, the “GWG Assumption Documentation”).

GWG and GWG Life hereby authorize the Lender or such Person as the Lender designates to file the UCC- 1 financing statements attached hereto as Exhibit D-5 and any other financing statements necessary to perfect the Lender’s second priority security interest in all of the GWG Collateral upon the execution of the third amended and restated second lien credit agreement referred to in clause (a) above. Following the Assumption Election Date, Lender agrees to use commercially reasonable efforts to facilitate the execution and delivery of the GWG Assumption Documentation and the completion of the GWG Assumption prior to the GWG Assumption Deadline and to take all further actions that the Borrower or GWG may reasonably request in furtherance thereof. GWG, GWG Life and their Affiliates (other than Parent and its Subsidiaries and the Trusts) shall take all such further actions that the Lender may reasonably request (and within the timeline reasonably specified in such request), in order to prepare for the perfection and priority of the security interest of the Lender in the GWG Collateral prior to the GWG Assumption Deadline, all at GWG’s and GWG Life’s expense; provided, that none of GWG, GWG Life or their Affiliates shall permit the GWG Assumption to be delayed beyond the GWG Assumption Deadline on account of any such further actions.

ARTICLE VII NEGATIVE COVENANTS
So long as the Lender shall have any Commitment hereunder, or the Loan or other Obligation hereunder shall remain unpaid or unsatisfied, (a) the Borrower shall not (provided that Sections 7.11 and 7.12 shall not be applicable to the Borrower), (b) with respect to Section 7.02, Parent, the Borrower, GWG and GWG Life shall not, (c) with respect to Section 7.03, Parent and the Borrower shall not, (d) with respect to Section 7.10, Parent and the Borrower shall not and (e) with respect to Sections 7.11 and 7.12, GWG and GWG Life shall not, in each case, directly or indirectly:

7.01    Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Liens pursuant to any Loan Document;

(b)    Any Lien on any property or asset of the Borrower existing on the Closing Date and set forth in Schedule 7.01; provided that (i) such Lien shall not apply to any other property or asset of such the Borrower unless permitted elsewhere under this Section 7.01, and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (without giving effect to accrued interest, fees or transaction costs with respect to such Indebtedness);

(c)    Permitted Encumbrances;

(d)    Liens on property acquired by Borrower that were in existence at the time of the acquisition of such property and were not created in contemplation of such acquisition;

(e)    After the Completion Date, other Liens securing obligations not exceeding $10,000,000 in the aggregate; and

(f)    Liens granted to Senior Lender pursuant to the Senior Loan Documents.

7.02    Beneficient Transactions.

Make or agree to make, nor shall Parent, GWG or GWG Life, make or permit their respective Affiliates to make or agree to make, any distribution or payment relating to, in satisfaction of, or in purported satisfaction of, any demand relating to any Beneficient Transaction (including any demand made prior to a filing of any action, suit, proceeding, claim or dispute).

7.03    Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness by Parent or Borrower, except:

(a)    Indebtedness under the Loan Documents;

(b)    Indebtedness evidenced by the Senior Credit Agreement or the other Senior Loan Documents in aggregate principal amount not to exceed the amount permitted under the Subordination Agreement, in each case so long as such Indebtedness is permitted and subject to the Subordination Agreement;

(c)    Indebtedness and guarantees thereof existing on the Closing Date and set forth in Schedule 7.3 and extensions, renewals and replacements of any such Indebtedness with Indebtedness that does not increase the outstanding principal amount thereof (without giving effect to accrued interest, fees or transaction costs with respect to such Indebtedness);

(d)    Indebtedness in respect of overdrawn checks, drafts and similar instruments arising in the ordinary course of maintaining deposit accounts (if repaid within two (2) Business Days);

(e)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(f)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(g)    Indebtedness as an account party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(h)    The BCC Notes; and

(i)    After the Completion Date, other Indebtedness; provided, that the aggregate principal amount of such other Indebtedness does not exceed $10,000,000 at any time outstanding.

7.04    Fundamental Changes.

(a)    Merge into, consolidate with or amalgamate with (by scheme, arrangements or otherwise) any other Person, or permit any other Person to merge into, consolidate with or amalgamate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or liquidate, wind-up or dissolve; provided, that BCC and Beneficient Trust Company may consummate the Borrower Merger so long as (i) the Borrower Merger shall be permitted under applicable Law, (ii) no Default shall have occurred and be continuing or shall result therefrom, (iii) as of the date of the Borrower Merger and after giving effect thereto, the representations and warranties of the Borrower contained in the Loan Documents shall be true and correct in all material respects on and as of such date with respect to Beneficient Trust Company (other than the representations and warranties in the first sentence of Section 5.16, which shall be true and correct in all material respects with respect to BCC), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (iv) not less than two (2) Business Days prior to the date thereof, BCC shall have provided the Lender with copies of the documents described in Section 4.01(c) with respect to Beneficient Trust Company, copies of the applicable merger agreement and such other documents as the Lender shall reasonably request and (v) BCC and Beneficient Trust Company shall have taken all actions required under the Borrower Security Agreement in connection with such transaction;

(b)    engage in any business if, as a result, the general nature of the business in which the Borrower would then be engaged would be substantially and adversely changed from the general nature of the business in which BCC and Beneficient Trust Company are engaged as of the Closing Date;

(c)    without the written consent of the Lender, enter into any amendment or modification of any of its Organization Documents that could adversely affect the Lender, as determined in the reasonable good faith discretion of the Lender;

(d)    change (i) its fiscal year or (ii) its method of accounting as in effect on the Closing Date, unless prior notice is given to the Lender by the Borrower and the Lender consents to such change (such consent not to be unreasonably withheld); or

(e)    become an “investment company” or a Person controlled by a “person” required to register as an “investment company”, in each case as such terms are defined in the Investment Company Act of 1940.

7.05    Dispositions.

Except as required pursuant to the Acquisition Documents, (a) prior to the Completion Date, Dispose of any of its property or (b) from and after the Completion Date, Dispose of any Funding Trust Loan (or any interest under any Funding Trust Loan Agreement).

7.06    Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so unless (i) such Restricted Payment is permitted under its organization Documents, (ii) such Restricted Payment is permitted under the Subordination Agreement and (iii) no Default has occurred and is continuing or would result from such Restricted Payment.

7.07    Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate, other than (i) transactions entered into prior to the Closing Date or contemplated by the Organizational Documents thereof as of the Closing Date, (ii) transactions permitted by the other provisions of this Agreement or of any other Loan Document and (iii) transactions described in Section 6.12 or in the Master Term Sheet and any transactions incidental or related thereto.

7.08    Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of the Borrower to (i) pledge the Collateral pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (ii) act as the Borrower pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clause (i) above) for (1) this Agreement and the other Loan Documents and (2) any Permitted Lien or any document or instrument governing any Permitted Lien; provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

7.09    Sanctions.

Use, or permit its respective directors, officers, employees or agents to use, the proceeds of the Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of directly or indirectly funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.10    Securities. Issue, nor shall Parent issue or permit any of its Subsidiaries to issue, any securities that are senior to the NPC-A interests (other than Senior NPC-A securities) or Senior NPC-A securities, other than Indebtedness permitted by Section 7.03.

7.11    GWG Life Insurance Policies. Without the written consent of the Lender, other than pursuant to clause (ii) of the proviso below, permit GWG Trust or the GWG Borrower (or the Alternative GWG Borrower, if applicable) to sell, transfer or otherwise dispose of any portion of the GWG Collateral Policies; provided that (i) for avoidance of doubt, the expiration or termination of any life insurance policies pursuant to the terms thereof shall not be deemed to be a sale, transfer or other disposition thereof, and (ii) except for GWG Collateral Policies sold, transferred or otherwise disposed of in accordance with this Section 7.11 and GWG Collateral Policies that expire or terminate pursuant to the terms thereof, GWG and GWG Life shall cause GWG Trust to transfer all GWG Collateral Policies to the GWG Borrower (or Alternative GWG Borrower, if applicable) (other than policies that would not cause the LTV Percentage (as defined in the Third A&R Credit Agreement, after reducing the Collateral Value (as defined therein) for the Effective Date (as defined therein) by the fair market value of all such non-transferred GWG Collateral Policies) to exceed the Maximum LTV Percentage (as defined in the Third A&R Credit Agreement) (provided that, on or prior to December 10, 2020, any GWG Collateral Policies with respect to which GWG Trust has submitted a request to the issuing insurance company for the transfer to the GWG Borrower (or Alternative GWG Borrower, if applicable) to the issuing insurance company (which request has not been modified or rescinded) shall be included in the calculation of Collateral Value (as defined in the Third A&R Credit Agreement) for the Effective Date (as defined in the Third A&R Credit Agreement) for purposes hereof so long as the LTV Percentage (as defined in the Third A&R Credit Agreement) for the Effective Date (as defined in the Third A&R Credit Agreement) without the inclusion of such GWG Collateral Policies shall not exceed, on the date of the GWG Assumption, (A) if such date is on or prior to September 10, 2020, 90%, and (B) if such date is after September 10, 2020 but on or prior to December 10, 2020, 80%) and shall, on or prior to August 15, 2020, submit all transfer requests to the applicable issuing insurance companies for such transfers. Notwithstanding the foregoing, GWG Trust or the GWG Borrower (or the Alternative GWG Borrower, if applicable) may sell all or any portion of the GWG Collateral Policies in one or a series of transactions without the written consent of the Lender, provided, that substantially concurrent with the GWG Assumption (or at such other time as the Lender may agree in its sole discretion), the GWG Trust or the GWG Borrower (or the Alternative GWG Borrower, if applicable) (and not, for the avoidance of doubt, the Borrower or Holdings) shall make a prepayment of the Loan if and to the extent necessary to maintain the LTV Percentage (as defined in the Third A&R Credit Agreement, after reducing the Collateral Value (as defined therein) for the Effective Date (as defined therein) by the fair market value of all such sold GWG Collateral Policies) at an amount not in excess of the Maximum LTV Percentage (as defined in the Third A&R Credit Agreement), after giving effect to such sale(s) of GWG Collateral Policies.

7.12    GWG NPC-A Interests. Without the written consent of the Lender, sell, transfer or otherwise dispose of any NPC-A interests held by GWG as of May 15, 2020, other than any sales, transfers or other dispositions of such NPC-A interests to the GWG Borrower (or Alternative GWG Borrower, if applicable) or the Equity Owner.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default.

The occurrence of any of the following shall constitute an Event of Default:

(a)    Non-Payment. The Borrower or Holdings fails to pay (i) when and as required to be paid herein, any amount of the Loan, (ii) within three (3) days after the same becomes due, any interest or fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document;

(b)    Specific Covenants. The Borrower (or, with respect to Section 6.12, 7.02, 7.11 and 7.12, GWG or GWG Life and not, for avoidance of doubt, the Senior Lender) fails to perform or observe any term, covenant or agreement contained in (i) Section 6.03(a), 6.05 (as to legal existence of the Borrower) or Article VII; (ii) Section 6.12, (iii) Section 6.01 and such failure shall continue unremedied or unwaived for fifteen (15) days after notice thereof by the Lender; or (iv) any of Section 6.02(a) and such failure shall continue unremedied or unwaived for five (5) Business Days after notice thereof by the Lender.

(c)    Other Defaults. The Borrower, Parent or Holdings fails to perform or observe any covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure shall continue unremedied or unwaived for thirty (30) days after the earlier of the date that the Borrower or Holdings, as applicable, (i) knows or should have known of such breach or (ii) has received notice thereof by the Lender;

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or Holdings herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any respect with respect to representations, warranties, certifications and statements of fact containing qualifications as to materiality or incorrect or misleading in any material respect with respect to representations, warranties, certifications and statements of facts without qualifications as to materiality when so made or deemed to be made;

(e)    Cross-Default. Beginning on June 30, 2019, the Borrower or Holdings (or any Affiliate thereof) or any LiquidTrust fails to (i) make any payment of principal when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, the GWG Note or any Senior Obligations or (ii) observe or perform any other agreement or condition relating to any Material Indebtedness (other than the Senior Obligations) or the GWG Note or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the GWG Note (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Material Indebtedness or the GWG Note to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness, the GWG Note or any Senior Obligation to be made, prior to its stated maturity; provided, that this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder;

(f)    Insolvency Proceedings, Etc. The Borrower or Holdings institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding;

(g)    Inability to Pay Debts; Attachment. (i) The Borrower or Holdings becomes unable or admits in writing its inability or fails generally to pay its debts as they become due and payable, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy;

(h)    Judgments. The Borrower cannot make the representations with respect to Section 5.06(ii); or there is entered against the Borrower or Holdings (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (after giving effect to any insurance proceeds covering such judgments or orders), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
(i)    Invalidity of Loan Documents. Any provision of any Loan Document to which the Borrower or Holdings is a party, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Lender any material part of the Liens purported to be created thereby; or the Borrower or Holdings or any other affiliated Person contests in any manner the validity or enforceability of any provision of any such Loan Document; or the Borrower or Holdings denies that it has any or further liability or obligation under any provision of any such Loan Document, or purports to revoke, terminate or rescind any such Loan Document;

(j)    Lien Defects. Any Lien created or purported to be created by any of the Loan Documents on any asset of the Borrower shall at any time fail to constitute a valid and perfected Lien (or the equivalent thereof under applicable Laws) on any of the property purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or the Borrower shall so assert in writing except to the extent that any such failure or loss of benefit, perfection or priority results from the failure of the Lender to file UCC financing or continuation statements;

(k)    Change of Control. There occurs any Change of Control;

(l)    ERISA. An ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding the Threshold Amount;

(m)    Governmental Investigation. The occurrence of (i) any investigation or seizure made by any Governmental Authority for an actual or alleged violation or breach of Law by the Borrower, or by any director or executive officer thereof that could reasonably be expected to have a Material

Adverse Effect or (ii) a revocation, suspension or termination of any license, permit or approval held by the Borrower or any director or executive officer thereof that could reasonably be expected to have a Material Adverse Effect;

(n)    Acquisition Documents. The Borrower, Holdings, any Trust or any Affiliate thereof shall
(i) enter into, or consent to, any amendment to any Acquisition Document (A) prior to the Completion Date, in any manner or (B) from and after the Completion Date, in any manner adverse to the Lender or (ii) fail to comply in all material respects with its obligations under the Acquisition Documents;

(o)    Proceeds of Underlying Investment Funds. (i) Any Trust shall fail to apply any proceeds of any Distribution from, or Disposition of, any Equity Interests of any Underlying Investment Fund in accordance with the Organization Documents of such Trust or (ii) any Funding Trust shall fail to apply any proceeds of any Distribution from, or Disposition of, any Equity Interests of any Underlying Investment Fund received by such Funding Trust (indirectly through distributions from the applicable Trusts) to payment of amounts owing to the Borrower pursuant to its respective Funding Trust Loan Agreement;

(p)    Cross-Acceleration to Senior Loan Documents. If there is a default in any Senior Loan Document, and such default results in the Senior Lender accelerating the maturity of the Senior Obligations or otherwise causing the Senior Obligations to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity; or

(q)    Any revenues, monies, distributions or proceeds received by or on behalf of the LiquidTrusts on account of or attributable to any Senior Beneficial Interests from time to time purchased or acquired by the LiquidTrusts are not used to acquire as an investment Senior Beneficial Interests in Collective Trusts.

8.02    Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a)    terminate the Commitment and any obligation to make Advances;

(b)    declare the amount of the outstanding principal amount of the Loan and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)    exercise all rights and remedies available to it under the Loan Documents or applicable Law or at equity (provided, that the Lender shall not take any action pursuant to the Limited Power of
Attorney as the Borrower’s agent and attorney-in-fact unless an Event of Default has occurred and is continuing); provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Loan shall automatically terminate, the unpaid principal amount of all outstanding Loan and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Lender.

8.03    Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loan have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Lender in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts due and payable under the Loan Documents (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) payable to the Lender;

Second, to payment of that portion of the Obligations constituting the Loan and other Obligations arising under the Loan Documents;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX MISCELLANEOUS
9.01    Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by (a) the Lender, (b) the Borrower, (c) with respect to Section 6.12, 7.02 and 9.04, to the extent adverse to the interests of GWG or GWG Life, GWG or GWG Life, as applicable, (d) with respect to Sections 6.12(i), 6.12(j), 6.12(k), 7.02 and 7.10, to the extent adverse to the interests of the Parent, the Parent, and (e) with respect to Sections 6.12(b), 6.12(f) and 6.12(g), to the extent adverse to the interests of the Equity Owner, the Equity Owner, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no consent from GWG, GWG Life, the Parent or the Equity Owner shall be required (i) in connection with a termination of this Agreement or (ii) except to the extent that such Person is a party to the third amended and restated second lien credit agreement referred to in Section 6.12(a), in connection with the replacement of this Agreement with, and entry into, such third amended and restated second lien credit agreement.

9.02    Notices; Effectiveness; Electronic Communications.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.02; and

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    Change of Address, Etc. The Borrower and the Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d)    Reliance by the Lender. The Lender shall be entitled to rely and act upon any notices (including electronic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

9.03    No Waiver; Cumulative Remedies; Enforcement.

No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of any per annum increase in the interest rate consistent with clause (b) of the definition of Accrued Interest) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

9.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of- pocket expenses incurred by the Lender and its Affiliates in connection the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Lender, and shall pay all reasonable fees and time charges for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights during the continuation of an Event of Default (A) in connection with this Agreement and the other Loan Documents, or (B) in connection with the Loan made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan. Notwithstanding the foregoing, GWG and GWG Life (in lieu of the Borrower) shall pay all reasonable and documented out-of-pocket legal expenses incurred by the Lender and its Affiliates (but not, for the avoidance of doubt, the legal expenses of the Parent and its Subsidiaries and the Trusts) in connection with the GWG Assumption and the preparation, negotiation, execution and delivery of this Agreement and the GWG Assumption Documentation.

(b)    Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, fraud, gross negligence or willful misconduct of such Indemnitee or its Related Party or (y) result from a claim brought by the Borrower against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower and the Lender shall not assert, and the Borrower and the Lender each hereby waives, and acknowledges that no other Person shall have, any claim against the Borrower or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof, provided that nothing in this Section 9.04(c) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(e)    Survival. The agreements in this Section and the indemnity provisions of Section 9.02(d) shall survive the replacement of the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of the Obligations.

9.05    Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

9.06     Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except (i) that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Lender (other than pursuant to the Borrower Merger) and (ii) the Lender may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder except (A) to an assignee in accordance with the provisions of Section 9.06(b), (B) by way of participation in accordance with the provisions of Section 9.06(c) or (C) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.06(b) and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lender. The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of the Commitment and the Loan outstanding); provided that the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any such assignment unless (i) an Event of Default has occurred and is continuing at the time of such assignment or (ii) such assignment is to an existing Lender or an Affiliate of an existing Lender or an Approved Assignee; provided that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within five (5) Business Days after having received notice thereof. From and after the effective date of any such assignment, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned, have the rights and obligations of the Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment and covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with Section 9.06(d).

(c)    Register. The Lender, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Lending Office a copy of each assignment agreement (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lender, the Commitment and the amount of the Loan pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to one or more participants (other than the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loan owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, and 3.04 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(d) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.05 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. The Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.05 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were the Lender. The Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)    Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

9.07    Treatment of Certain Information; Confidentiality.

The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) any Third Party Appraiser, (i) with the consent of the Borrower or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

The Lender acknowledges that (a) the Information may include material non-public information concerning the Borrower, (b) it has developed compliance procedures regarding the use of material non- public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws. With respect to any Information provided hereunder, the Lender’s obligations under this Section 9.07 shall terminate on the two (2) year anniversary of the Scheduled Maturity Date.

9.08    Right of Setoff.

If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to the Lender or its Affiliates, irrespective of whether or not the Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The Lender agrees to notify the Borrower promptly after any such setoff and application; provided that, the failure to give such notice shall not affect the validity of such setoff and application.

9.09    Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.10    Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.11    Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of the funding of the Loan, and shall continue in full force and effect as long as the Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

9.12    Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13    [Reserved].

9.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)    SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE.    THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

9.15    Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.16    No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lender, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) the Lender has no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests to the Borrower and its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.17    Electronic Execution of Assignments and Certain Other Documents.

The words “execute” “execution,” “signed,” “signature,” and words of like import in any assignment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National

Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

9.18    USA PATRIOT Act.

The Lender that is subject to the Act (as hereinafter defined) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

9.19    Subordination.

The Lender (by its acceptance and execution of this Agreement) acknowledges and agrees that notwithstanding anything to the contrary set forth herein, the Obligations hereunder are subordinated to the Senior Obligations in the manner and to the extent set forth in the Subordination Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

BENEFICIENT CAPITAL COMPANY, L.L.C.

By: /s/ Greg Ezell
Name: Greg Ezell
Title: Chief Financial Officer

[Signature Page to Second Lien Credit Agreement]

LENDER:

HCLP NOMINEES, L.L.C.

By: CROSSMARK MASTER HOLDINGS, LLC, its
Manager

By:_ /s/ David Wickline
Name: David Wickline Title:    Manager

[Signature Page to Second Lien Credit Agreement]

SOLELY WITH RESPECT TO SECTIONS 6.12, 7.02, 7.11, 7.12 AND 9.04:

GWG HOLDINGS, INC.

By:_ /s/ Murray T. Holland
Name: Murray T. Holland
Title: Chief Executive Officer

GWG LIFE, LLC

By:_ /s/ Murray T. Holland
Name: Murray T. Holland
Title: Chief Executive Officer

[Signature Page to Credit Agreement]

SOLELY WITH RESPECT TO SECTIONS 6.12(i), 6.12(j), 6.12(k), 7.02 AND 7.10:

THE BENEFICIENT COMPANY GROUP, L.P.

By: Beneficient Management, L.L.C., its general partner

By: /s/ Greg Ezell
Name: Greg Ezell
Title: Chief Financial Officer

[Signature Page to Second Lien Credit Agreement]

SOLELY WITH RESPECT TO SECTIONS 6.12(b), 6.12(f) AND 6.12(g):

GWG DLP FUNDING V HOLDINGS, LLC

By:_ /s/ Murray T. Holland
Name: Murray T. Holland
Title: Chief Executive Officer

[Signature Page to Credit Agreement]

EXHIBIT D-1

Form of Third Amended and Restated Credit Agreement

Exhibit D-1

EXHIBIT D-1

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN THIRD AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), DATED AS OF [ ], 2020, AMONG HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY (TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS), INDIVIDUALLY AS A SUBORDINATED CREDITOR AND AS SUBORDINATED CREDITOR REPRESENTATIVE, AND HCLP NOMINEES L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, INDIVIDUALLY AS A SENIOR CREDITOR AND AS SENIOR CREDITOR REPRESENTATIVE AND IN SUCH CAPACITY AS AGENT FOR THE SENIOR LENDERS REFERRED TO THEREIN (AND ITS SUCCESSORS AND ASSIGNS IN SUCH CAPACITY), TO THE SENIOR DEBT DESCRIBED IN THE SUBORDINATION AGREEMENT, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

THIRD AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT

Dated as of [ ] between
GWG DLP FUNDING V, LLC
as the Borrower,

HCLP NOMINEES, L.L.C.,
as the Lender,

GWG HOLDINGS, INC. and GWG LIFE, L.L.C.
solely with respect to Sections 7.02 and 7.10 and

BENEFICIENT CAPITAL COMPANY, L.L.C
as Departing Borrower, solely with respect to Sections 1.08(b) and 1.08(d)

ACTIVE 260124311

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    17
1.03    Accounting Terms    18
1.04    Rounding    18
1.05    Times of Day    18
1.06    Divisions    18
1.07    Interest Rates; LIBOR Notification    18
1.08    Amendment and Restatement of the Existing Credit Agreement    19
ARTICLE II THE LOAN    21
2.01    Existing Advances    21
2.02    Prepayments; Cash Distributions    21
2.03    Proceeds of Pledged Policies and Collateral    21
2.04    Repayment of the Loan    22
2.05    Interest    22
2.06    Assumption Fee    23
2.07    Computation of Interest and Fees    23
2.08    Evidence of Debt    23
2.09    Payments Generally    23
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY    24
3.01    Taxes    24
3.02    Increased Costs    26
3.03    Mitigation of Obligations    27
3.04    Survival    28
ARTICLE IV CONDITIONS PRECEDENT TO BORROWINGS    28
4.01    Conditions to Effectiveness of the Third Amended and Restated Credit Agreement    28
ARTICLE V REPRESENTATIONS AND WARRANTIES    29
5.01    Existence, Qualification and Power    29

5.02    Authorization; No Contravention    30
5.03    Governmental Authorization; Other Consents    30
5.04    Binding Effect    30
5.05    Financial Statements; No Material Adverse Effect    30
5.06    Litigation    30
5.07    No Default    31
5.08    Ownership of Property; Liens    31
5.09    Taxes    31
5.10    ERISA Compliance    31
5.11    Margin Regulations; Investment Company Act    31
5.12    Disclosure    32
5.13    Compliance with Laws    32
5.14    Solvency    32
5.15    Anti-Corruption Laws and Sanctions    33
5.16    Senior Loan Documents    33
5.17    Perfection    33
5.18    Pledged Policies    33
5.19    Accounts    34
ARTICLE VI AFFIRMATIVE COVENANTS    34
6.01    Financial Statements    34
6.02    Certificates; Other Information    35
6.03    Notices    35
6.04    Payment of Taxes    36
6.05    Preservation of Existence, Etc    36
6.06    Maintenance of Properties    36
6.07    Compliance with Laws    36
6.08    Books and Records    36
6.09    Inspection Rights    36
6.10    Use of Proceeds    37

6.11    Security Interests; Further Assurances    37
6.12    Accounts    37
6.13    Pledged Policies    37
ARTICLE VII NEGATIVE COVENANTS    38
7.01    Liens    38
7.02    Beneficient Transactions    38
7.03    Indebtedness    38
7.04    Fundamental Changes    39
7.05    Dispositions    40
7.06    Restricted Payments    40
7.07    Transactions with Affiliates    40
7.08    Burdensome Agreements    40
7.09    Sanctions    40
7.10    GWG Prohibited Actions    41
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES    41
8.01    Events of Default    41
8.02    Remedies Upon Event of Default    43
8.03    Application of Funds    44

ARTICLE IX MISCELLANEOUS     44
9.01    Amendments, Etc    44
9.02    Notices; Effectiveness; Electronic Communications    44
9.03    No Waiver; Cumulative Remedies; Enforcement    45
9.04    Expenses; Indemnity; Damage Waiver    45
9.05    Payments Set Aside    46
9.06    Successors and Assigns    47
9.07    Treatment of Certain Information; Confidentiality    48
9.08    Right of Setoff    49
9.09    Interest Rate Limitation    49
9.10    Counterparts; Integration; Effectiveness    50

9.11    Survival of Representations and Warranties    50
9.12    Severability    50
9.13    [Reserved]    50
9.14    Governing Law; Jurisdiction; Etc    50
9.15    Waiver of Jury Trial    51
9.16    No Advisory or Fiduciary Responsibility    52
9.17    Electronic Execution of Assignments and Certain Other Documents    52
9.18    USA PATRIOT Act    52
9.19    Subordination    52

SCHEDULES

5.20    Accounts
7.01    Existing Liens
7.03    Existing Indebtedness
9.02    Certain Addresses for Notices

EXHIBITS
A    Policies Collateral Report
B    Tax Forms

THIRD AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT, dated as of [ ] (the “Effective Date”), among:

(i)    GWG DLP FUNDING V, LLC, a Delaware limited liability company (the “Borrower”);

(ii)    HCLP NOMINEES, L.L.C., a Delaware limited liability company (the “Lender”);

(iii)    GWG HOLDINGS, INC., a Delaware, corporation (“GWG”), solely with respect to Sections 7.02 and 7.10;

(iv)    GWG LIFE, L.L.C., a Delaware limited liability company (“GWG Life”), solely with respect to Sections 7.02 and 7.10; and

(v)    BENEFICIENT CAPITAL COMPANY, L.L.C., a Delaware limited liability company (the “Departing Borrower”), solely with respect to Sections 1.08(b) and 1.08(d).

WITNESSETH:

WHEREAS, the Departing Borrower and the Lender are currently party to the Second Amended and Restated Second Lien Credit Agreement dated as of August 13, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Departing Borrower, the Borrower and the Lender wish to amend and restate the Existing Credit Agreement pursuant to and on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Account Control Agreement” shall mean each of the Security Account Control and Custodian Agreement and any other account control agreement or similar agreement, in form and substance reasonably acceptable to the Lender, pursuant to which the Lender obtains “control” (as defined in the UCC) of each deposit account or securities account, as applicable, identified therein; “Account Control Agreements” shall mean all such agreements collectively.

“Accrued Interest” means:

(a)    During any Interest Period, an amount which shall accrue on each calendar day on the outstanding amount of the Loan at a per annum rate equal to (i) One Month Adjusted LIBOR for such Interest Period plus (ii) 8.0%; provided that, if the Accrued Interest is greater than 9.5%, the Accrued Interest shall be deemed to be 9.5%.

(b)    Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default, at Lender’s option and upon written notice to Borrower (or automatically upon any acceleration of the Obligations pursuant to Section 8.02), interest shall accrue on each calendar day on the outstanding amount of the Loan, after as well as before judgment, at a rate equal to 2.00% per annum plus the rate otherwise applicable to the Loan as provided in clause (a) or (c) of this definition; provided, that all interest accrued pursuant to this clause (b) shall be payable on demand.

(c)    Notwithstanding clause (a), if the Lender determines at any time (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for ascertaining One Month Adjusted LIBOR for any Interest Period (including because LIBOR has ceased to exist) or that no such One Month Adjusted LIBOR or LIBOR rate exists, (ii) One Month Adjusted LIBOR will not adequately and fairly reflect the cost to the Lender of holding the Loan, (iii) the regulatory supervisor for the administrator of LIBOR has made a public announcement that LIBOR is no longer representative, (iv) any Law has made it unlawful for any relevant Governmental Authority has asserted that it is unlawful for the Lender or its Lending Office to determine or charge interest rates on the Loan based upon LIBOR or (v) any relevant Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, in each case, effective upon the Lender providing notice thereof to the Borrower until the circumstances giving rise to such notice no longer exist (which the Lender shall promptly confirm by notice to the Borrower), Accrued Interest shall accrue on each calendar day at a per annum rate equal to the Alternate Base Rate for such day plus 8.0%; provided, that if the Accrued Interest pursuant to this clause (c) is greater than 9.5%, the Accrued Interest shall be deemed to be 9.5%.

(d)    Accrued Interest shall be computed in respect of the Loan on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year).

(e)    LIBOR, One Month Adjusted LIBOR, and the Alternate Base Rate shall be determined by the Lender, and such determination shall be conclusive and binding absent manifest error.

“Advance” has the meaning specified in Section 2.01.

“Adverse Claim” means a Lien, security interest, pledge, charge or encumbrance, or similar right or claim of any Person, other than Liens in favor of (i) the Lender pursuant to the Loan Documents or (ii) in the case of a Retained Death Benefit Policy, an original owner, insured or seller or any family member of any of the foregoing of a Pledged Policy, but only to the extent of the portion of the death benefit retained by or in favor of such Person.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Third Amended and Restated Second Lien Credit Agreement.

“Alternate Base Rate” means, for any date of determination, the greater of (a) the sum of (i) the Federal Funds Rate on such date plus (ii) one percent (1.00%) and (b) the positive difference, if any, between (i) the Prime Rate on such date less (ii) two and a half percent (2.50%).

“Anti-Corruption Laws” means all Laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Approved Assignee” means any Lending Entity that is administered or managed by (a) the Lender or (b) an Affiliate of the Lender.

“Assignment and Assumption Agreement” means the assignment and assumption agreement, dated as of the date hereof.

“Assumption Fee” has the meaning specified in Section 2.06 hereof.

“Assumption Fee Rate” means 2.0%.

“Beneficient Transactions” means (i) the “Beneficent Transactions” as defined in the Form 10-K filed by GWG with the Securities Exchange Commission for the fiscal year ended December 31, 2019, or any of the transactions contemplated thereby, related thereto or consummated in connection therewith, including with respect to any of the “Seller Trusts” as defined therein (or any payments or distributions made in connection with any of the foregoing other than, for the avoidance of doubt, (1) interest payments made on any debt securities held by the Seller Trusts or (2) distribution of proceeds following the sale of any debt or equity securities held by the Seller Trusts to third parties unaffiliated with the Borrower) or (ii) the CVR Contract dated as of September 1, 2017 (the “CVR Contract”), by and among MHT Financial, L.L.C., Highland Consolidated Business Holdings GP, L.L.C., The Beneficient Company Group, L.P., Beneficient Management, L.L.C., Holdings, Highland Consolidated L.P. and Beneficient Holdings, Inc., as amended from time to time, and any agreement, acknowledgement or representation related to, or made in connection with, the CVR Contract.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means GWG DLP Funding V, LLC, a Delaware limited liability company. For the avoidance of doubt, the term “Borrower” excludes the Departing Borrower.

“Borrower Security Agreement” means the security and pledge agreement, dated as of the date hereof, executed in favor of the Lender, as second lien lender, by the Borrower.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Change in Law” means the occurrence after the date of this Agreement (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 3.02(b), by the Lending Office of the Lender or by the Lender’s, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to have occurred if:

(a)    GWG shall fail to own, directly, 100% of the Equity Interests of GWG Life, GWG Life shall fail to own, directly, 100% of the Equity Interests of the Equity Owner or the Equity Owner shall fail to own, directly, 100% of the Equity Interests of the Borrower;

(b)    other than pursuant to a common stock exchange permitted by the Amended and Restated Certificate of Incorporation of GWG set out in Exhibit 99.1 to GWG’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020, any “person” or “group” (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than such “person” or “group” directly or indirectly in Control of GWG, as of the Effective Date, (i) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Equity Interests in GWG (including through securities convertible into or exchangeable for such Equity Interests) representing more than 50% of the voting and/or economic interest of the Equity Interests in GWG (on a fully diluted basis), (ii) otherwise has the ability, directly or indirectly, to elect a majority of the Board of Directors of GWG; or

(c)    any trust advisor to the Seller Trusts (as such term is defined in GWG’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 27, 2020), as of the Effective Date, ceasing to serve in such capacity, other than as approved in writing by the Lender (with such approval not to be unreasonably withheld, conditioned or delayed, including, without limitation, in the event of the death or disability of a trust advisor).

“Collateral” means a collective reference to the right, title and interest in all property with respect to which Liens in favor of the Lender are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Borrower Security Agreement, the Equity Owner Security Agreement, the Security Account Control and Custodian Agreement and each other Account Control Agreement and other security documents as may be executed and delivered by the Borrower pursuant to the Loan Documents.

“Collateral Package” means all files related to the Policies, including but not limited to, all Policy files related to the purchase or acquisition of each Policy (which shall include the most recent Policy Illustration, the Life Expectancy estimate, the Physicians Competency Statement and medical records available to the Borrower, if any), all documents set forth in the Account Control Agreement and any other documents or data as reasonably requested by the Lender.

“Collateral Value” means, as of any date of determination, an amount equal to the aggregate sum of the aggregate amount of the Policy Valuations of all Pledged Policies as of such date (it being agreed that as of the Effective Date, such value was equal to $[ ]); provided that, on or prior to December 10, 2020, any GWG Collateral Policies with respect to which GWG Trust has submitted a request for transfer to the Borrower to the issuing insurance company (which request has not been modified or rescinded) shall be included in calculation of “Collateral Value” so long as the LTV Percentage without the inclusion of such GWG Collateral Policies shall not exceed (i) on prior to September 10, 2020, 90%, and (ii) after September 10, 2020 through and including December 10, 2020, 80%.

“Commercial Loan Agreement” means the commercial loan agreement dated as of August 10, 2018, between The Beneficient Company Group, L.P. and GWG Life.

“Commercial Loan Agreement Termination” means the disposition or contribution of the Commercial Loan Agreement dated as of [ ], 2020.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Departing Borrower” has the meaning specified in the preamble.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (whether effected pursuant to a Division or otherwise) of any property comprising Collateral or other assets by the Borrower.

“Dividing Person” has the meaning specified in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Owner” means GWG DLP Funding V Holdings, LLC, a Delaware limited liability company.

“Equity Owner Guaranty Agreement” means the guaranty agreement between Equity Owner and Lender, as second lien lender, dated as of the date hereof.

“Equity Owner Security and Pledge Agreement” means the security and pledge agreement between Equity Owner and Lender, as second lien lender, dated as of the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, and the regulations promulgated and the rulings issued thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of or having its principal office or, in the case of the Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or (ii) the Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(d) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Advances” has the meaning specified in Section 2.01.

“Existing Credit Agreement” has the meaning specified in the preamble.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; provided further that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Final Maturity Date” means March 31, 2022.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to repay (or advance or supply funds for the repayment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien) but limited to the fair market value of such asset; provided that for the avoidance of doubt, (i) uncalled capital commitments, (ii) endorsements of instruments for deposit or collection in the ordinary course of business and (iii) customary indemnity and similar provisions entered into in the ordinary course of business, shall, in each case, not be deemed a “Guarantee”. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“GWG” has the meaning specified in the preamble hereto.

“GWG Collateral” means (i) all NPC-A interests held by GWG as of May 15, 2020 (except to the extent such NPC-A interests have been sold, transferred or otherwise disposed of in accordance with Section 7.12 of the Existing Credit Agreement), (ii) the life insurance policies held as of May 15, 2020, by GWG Trust to the extent such insurance policies have not expired or terminated by the terms thereof (except to the extent (x) such life insurance policies have been sold, transferred or otherwise disposed of in accordance with Section 7.11 of the Existing Credit Agreement or Section 7.11 hereof, (provided, for avoidance of doubt, that the expiration or termination of any life insurance policies pursuant to the terms thereof shall not be deemed to be a sale, transfer or other disposition thereof) or (y) such life insurance policies have not been transferred to the Borrower and such non-transfer is permitted by Section 7.11 of the Existing Credit Agreement (the “GWG Collateral Policies”)) and(iii) all Equity Interests in the Borrower.

“GWG Collateral Policies” has the meaning specified in the definition of “GWG Collateral”.

“GWG Life” has the meaning specified in the preamble hereto.

“Holdings” means Beneficient Company Holdings, L.P., a Delaware limited partnership.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    indebtedness evidenced by the Senior Credit Agreement or the other Senior Loan Documents in aggregate principal amount not to exceed the amount permitted under the Subordination Agreement, in each case so long as such indebtedness is permitted and subject to the Subordination Agreement;

(c)    the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(d)    all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued obligations in the ordinary course of business);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all obligations to purchase, redeem, retire or defease any Equity Interests (valued in the case of a redeemable preferred interest at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends) prior to the Scheduled Maturity Date;

(g)    without duplication, all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (f) above of another Person; and

(h)    all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent that such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.07.

“Insured” means a natural person who is named as the insured on a Policy.

“Interest Payment Date” means the fifteenth (15th) day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day).

“Interest Period” means (a) initially, the period from the most recent “Interest Payment Date” under the Existing Credit Agreement to the first Interest Payment Date hereunder and (b) thereafter, each period from an Interest Payment Date to the next occurring Interest Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“IRS” means the United States Internal Revenue Service.

“Issuing Insurance Company” means with respect to any Policy, the insurance company that is obligated to pay the related benefit upon the death of the related Insured (or if such Policy is a Policy with more than one Insured that pays upon the death of the last Insured to die, upon the death of the last Insured to die under such Policy) by the terms of such Policy (or the successor to such obligation).

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the preamble hereto.

“Lending Entity” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Lending Office” means the office or offices of the Lender at which the Lender funds or books its interest in the Loan hereunder.

“LIBOR” means, with respect to any interest period, the London interbank offered rate for Dollars for such interest period administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) that appears on the display page for “ICE Benchmark Administration Interest Settlement Rates” on that day or, if such rate does not appear on the above mentioned Bloomberg page, as such rate appears on another major pricing service (“the LIBOR Screen Rate”) as of 11:00 a.m., London time on the date two London Banking Days preceding such interest period; provided that if the LIBOR Screen Rate determined in accordance with the foregoing shall be less than 1.00% at any time, such rate shall be deemed to be 1.00% at such time for purposes of this Agreement.

“LIBOR Screen Rate” has the meaning specified in the definition of “LIBOR” above.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease (other than true leases) having substantially the same economic effect as any of the foregoing).

“Life Expectancy” means with respect to an Insured, the life expectancy, expressed in months, of such Insured as stated in the related LE Report; provided, that if an LE Report provides the life expectancy under multiple methodologies, the “Life Expectancy” of the Insured shall be the life expectancy designated as the median (or 50th percentile) life expectancy in such LE Report.

“Life Expectancy Report” or “LE Report” means, with respect to an Insured, an assessment by a Third Party Medical Underwriter in a written statement dated within one-hundred eighty (180) days prior to the Third Amendment and Restatement Date with respect to the life expectancy of such Insured.

“Loan” means, collectively, each of the outstanding Advances made hereunder.

“Loan Documents” means this Agreement, each Collateral Document, the Senior Loan Documents, the Subordination Agreement, the Note, the Equity Owner Guaranty Agreement, the Side Letter among The Beneficient Company Group, L.P., Beneficient Company Holdings, L.P. and the Lender, the Option Agreement among Beneficient Company Holdings, L.P., the Lender and GWG, the Senior Loan Documents and any other agreement, instrument or document (including any financing statement) delivered in connection herewith or therewith.

“Loan Party” means the Borrower and the Equity Owner, and solely with respect to Sections 7.02, and 7.10, GWG and GWG Life.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“LTV Percentage” means, at any time, the quotient (expressed as a percentage) of (a) the Total Outstandings divided by (b) the Collateral Value.

“Mandatory Prepayment Event” has the meaning specified in Section 2.02(b)(i).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, actual liabilities, contingent liabilities that are reasonably likely to occur, or financial condition of the Borrower; (b) a material impairment of the rights and remedies of the Lender under any Loan Document; (c) a material impairment of the ability of the Borrower or Equity Owner to perform its obligations under any Loan Document; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower, Equity Owner, GWG or GWG Life of any Loan Document.

“Material Indebtedness” means the Senior Obligations and any Indebtedness (other than Indebtedness arising under the Loan Documents) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.

“Maximum LTV Percentage” means (i) on prior to September 10, 2020, 75%, (ii) after September 10, 2020 through and including December 10, 2020, 65%, (iii) after December 10, 2020 through and including March 10, 2021, 55%, and (iv) after March 10, 2021, 40%.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Death Benefit” means, with respect to a Policy, the amount projected to be paid by the Issuing Insurance Company to the Borrower or the Securities Intermediary on its behalf as a result of the death of the related Insured.

“Net Proceeds” shall mean, with respect to any sale of Pledged Policies permitted pursuant to Section 7.05, all cash proceeds of such sale net of reasonable third-party out-of-pocket expenses actually incurred by the Borrower in such sale not to exceed, in the aggregate for all Pledged Policies, $2,5000,000.

“Note” has the meaning specified in Section 2.08.

“NPC-A” means a Preferred Series A Sub-Class 1 Unit Account of Holdings.

“Obligations” means all advances to, and debts, liabilities, obligations (including the Existing Advances), covenants and duties of, the Borrower or Equity Owner arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“One Month Adjusted LIBOR” means an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) LIBOR for an interest period of one month multiplied by (b) the Statutory Reserve Rate (if any).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-
U.S.    jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.04).

“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of the Loan after giving effect to all Accrued Interest compounded thereon and any prepayments or repayments of the Loan occurring on such date.

“Participant” has the meaning specified in Section 9.06(d).

“Parent” means The Beneficient Company Group, L.P., a Delaware limited partnership.

“Participant Register” has the meaning specified in Section 9.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)    Liens imposed by law for taxes, assessments and other governmental charges that are not yet due or have not been delinquent for in excess of ninety (90) days, or are being contested in compliance with Section 6.04;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or which are being contested in compliance with Section 6.04;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)    Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(f)    Liens arising solely by virtue of any statutory or common law provision relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution;

(g)    easements, zoning restrictions, zoning by-laws, municipal by-laws and regulations, development agreements, site plan agreements, municipal agreements, encroachment agreements, restrictive covenants and other restrictions, reservations, covenants, conditions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower; and

(h)    title defects, encroachments or irregularities which are of a minor nature and which in the aggregate do not materially impair the value of any real property or the use of the affected property for the purpose for which it is used by that Person;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Liens” means, at any time, Liens on property and assets of the Borrower permitted to exist as of such time pursuant to the terms of Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Policy” means each Policy in the Securities Account pledged to secure the Loan under the Loan Agreement.

“Policy” means any life insurance policy.

“Policy Account” has the meaning set forth in the Security Account Control and Custodian Agreement.

“Policy Collateral Report” means a report reasonably acceptable to the Lender setting forth, with respect to each Policy, the policy’s fair market value, premiums due during the twelve (12) month period following the date of such report, Net Death Benefit projections, life expectancies and other specifications for such Policy (and identifying any Policies that are Retained Death Benefit Policies, and to the extent the death of any Insured has occurred, the identity and date of death of such Insured and Net Death Benefit of the Pledged Policy relating to such Insured), in each case, based on the LE Reports for such Policy and the methodology and metrics utilized by GWG in connection with preparing reports to the Securities Exchange Commission and the financial statements in which the assets and liabilities of the Borrower are reflected.

“Policy Illustration” means, with respect to any Policy, a level premium, policy values and Net Death Benefit projection produced by the Issuing Insurance Company or an agent of the Issuing Insurance Company, using the Issuing Insurance Company’s current/non-guaranteed values (with a non-guaranteed interest crediting rate not to exceed two-hundred (200) basis points over the guaranteed rate) sufficient to carry such Policy to its Policy Maturity Date, which Policy Illustration is not dated more than one-hundred eighty (180) days prior to the applicable Third Amendment and Restatement Date.

“Policy Maturity Date” means, with respect to a Policy, the date specified in the Policy, including any extensions thereto available and exercised under the terms of the Policy, on which coverage offered under the Policy terminates.

“Policy Valuation” means, with respect to a Policy, the fair market value for such Policy set forth in the most recent Policy Collateral Report delivered by the Borrower pursuant to Section 6.02(a)(i).

“Prepayment Premium” means, with respect to any prepayment of the Loan, an amount equal to the product of (x) 8.0%, (y) the principal amount of such prepayment and (z) the lesser of (i) 1.50 and (ii)(A) the number of days remaining until the Scheduled Maturity Date divided by (B) 365.

“Prime Rate” means the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the prime rate in the United States as last quoted in such source as the Lender shall reasonably select.

“Premium” means, with respect to any Pledged Policy, as indicated by the context, any past due premium with respect thereto, or any scheduled premium.

“Recipient” means the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.

“Register” has the meaning specified in Section 9.06(e).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release Conditions” means, at any time, (a) no Default has occurred and is continuing and (b) the LTV Percentage is less than the Maximum LTV Percentage (after giving effect to any prepayment of the Loan on such date).

“Responsible Officer” means the chief executive officer, president, managing member, chief financial officer, treasurer, assistant treasurer or controller of the Borrower or Equity Owner, as applicable, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary the Borrower or Equity Owner, as applicable, and, solely for purposes of notices given pursuant to Article II, any other officer of the Borrower so designated by any of the foregoing officers in a notice to the Lender. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower or Equity Owner shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower or Equity Owner, as applicable.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, including, with respect to the Borrower, any such dividend or other distribution to a Subsidiary.

“Retained Death Benefit Policy” means a Policy in which a Person in addition to the Securities Intermediary is designated as the “beneficiary” under such Policy by the related Issuing Insurance Company.

“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the
Treasury, the U.S. Department of State, the United Nations Security Council or the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Maturity Date” means April 10, 2021; provided, however, that, if such date is not a Business Day, the Scheduled Maturity Date shall be the next preceding Business Day.

“Second Amendment and Restatement Date” means August 13, 2020.

“Securities Account” has the meaning set forth in the Security Account Control and Custodian Agreement.

“Securities Intermediary” means Wells Fargo Bank, N.A., as securities intermediary pursuant to the Security Account Control and Custodian Agreement.

“Security Account Control and Custodian Agreement” means the Security Account Control and Custodian Agreement, dated as of the date hereof, among the Lender, the Borrower and Wells Fargo Bank, N.A.

“Senior Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Borrower and the Senior Lender, as amended, restated or otherwise modified from time to time pursuant to the terms of the Subordination Agreement, which amends and restated that certain Senior Credit Agreement dated as of August 13, 2020.

“Senior Lender” means the “Lender” as defined in the Senior Credit Agreement.

“Senior Loan Documents” means “Loan Documents” as defined in the Senior Credit Agreement.

“Senior NPC-A” means a Preferred Series A Sub-Class Unit 0 Account of Holdings.

“Senior Obligations” means “Obligations” as defined in the Senior Credit Agreement.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they become absolute and mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become absolute and mature in the ordinary course of business, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital, (d) the sum of the fair saleable value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, as such liabilities become absolute and matured, (e) the sum of present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured and (f) such Person does not intend, in any transaction, to defraud either present or future creditors or any other person to which such Person is or will become, through such transaction, indebted. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Entity” means a limited liability company that at all times since its date of formation (i) has maintained its identity as a legal entity separate from the members, shareholders or other equity owners of GWG, GWG Life or any other Person in a manner customary for bankruptcy remote entities, (ii) which is restricted in its Organization Documents (A) with respect to the Borrower, to acquiring, owning, operating and servicing the GWG Collateral and (B) with respect to the Equity Owner, to holding the Equity Interests in the Borrower, and (iii) shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person and show its assets and liabilities separate and apart from those of any other Person; provided, however, that its assets, liabilities, net worth and operating results may be included in a consolidated financial statement of an Affiliate, as required by GAAP, so long as any such consolidated financial statement contains a note indicating that the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity’s liabilities do not constitute obligations of such Affiliate except to limited extent specifically set forth herein.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Lender is subject with respect to LIBOR, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. The Loan shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation to the extent the interest rate for the Loan is determined by reference to LIBOR. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. If the Statutory Reserve Rate determined in accordance with the foregoing shall be less than one (1) at any time, such rate shall be deemed to be one (1) at such time for purposes of this Agreement.

“Subordination Agreement” means the Fourth Amended and Restated Subordination and Intercreditor Agreement dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time, which amends and restates that certain Third Amended and Restated Subordination and Intercreditor Agreement dated as of August 13, 2020 between Lender and Senior Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares of Equity Interests having ordinary voting power for the election of directors or equivalent governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment and Restatement Date” means the date hereof.

“Third Party Medical Underwriter” means any of Fasano, AVS or 21st Services or an industry recognized medical underwriter experienced in the valuation of Policies and the calculation of Life Expectancies approved by the Lender in its reasonable discretion.

“Threshold Amount” means, with respect to the Borrower, the greater of (i) 5.0% of the total assets thereof and (ii) $20,000,000.

“Total Outstandings” means the aggregate Outstanding Amount and any other accrued and unpaid amounts due under the Loan Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(d)(ii) hereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.02    Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03    Accounting Terms.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04    Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06    Divisions.

For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its capital stock or similar equity interests at such time.

1.07    Interest Rates; LIBOR Notification.

The interest rate on a Loan denominated in U.S. Dollars may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable Laws, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administration, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.

1.08    Amendment and Restatement of the Existing Credit Agreement.

(a)    The terms and provisions of the Existing Credit Agreement shall be deemed to be, and hereby are, amended, superseded and restated in their entirety, with effect as of the Effective Date, by the terms and provisions of this Agreement. This Agreement is not intended to be, and shall not constitute, a novation. All Loans made, and Obligations incurred, under the Existing Credit Agreement which are outstanding on the date hereof shall continue as the Loan and Obligations, respectively, under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness of the amendment and restatement contemplated hereby, (i) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to this Agreement and the Loan Documents and (ii) the “Loan” (as defined in the Existing Credit Agreement) shall be redesignated as the Loan hereunder.

(b)    Notwithstanding the foregoing, as of the Third Amendment and Restatement Date, all Loans and other Obligations shall be hereby assigned from the Departing Borrower to the Borrower and the obligations of the Departing Borrower shall be deemed terminated and the Departing Borrower shall no longer constitute a party to this Agreement and shall have no further obligations or liability under this Agreement or any other Loan Document.

(c)    GWG DLP Funding V, LLC, as the new Borrower, hereby assumes, and ratifies, as of the Third Amendment and Restatement Date, all of the Obligations (which initial assumption shall refer to all Obligations outstanding under the Existing Credit Agreement) and hereby expressly acknowledges, agrees and confirms that it has assumed, and hereby agrees to be bound by and to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of the Borrower under this Agreement and all the other Loan Documents (including, without limitation, its obligation to repay all of the Obligations as and when required under the Loan Documents, including the principal amount of, and all accrued and unpaid interest in respect of, all Loans extended prior to or on and after the Third Amendment and Restatement Date, regardless of the Person to whom such Loans were extended). GWG DLP Funding V, LLC, as the new Borrower, hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it will be deemed to be the Borrower under the Loan Agreement and the other Loan Documents and shall have all of the obligations of the Borrower thereunder; and the Borrower hereby irrevocably and unconditionally assumes, accepts and agrees to such liability. All references to the term “Borrower”, “Loan Party” or other applicable term in the Loan Agreement or any other Loan Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith, shall be deemed to be references to GWG DLP Funding V, LLC, as the new Borrower.

(d)    AS AN ADDITIONAL MATERIAL INDUCEMENT TO THE LENDER TO ENTER INTO THIS AGREEMENT AND TO RELEASE THE DEPARTING BORROWER, THE DEPARTING BORROWER, ON BEHALF OF ITSELF, PARENT, HOLDINGS AND THEIR RESPECTIVE AFFILIATES, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES AND CONSTITUENTS (WHETHER OR NOT A PARTY HERETO) (BORROWER, PARENT, HOLDINGS AND SUCH AFFILIATES, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES AND CONSTITUENTS BEING REFERRED TO HEREIN COLLECTIVELY AND INDIVIDUALLY, AS “OBLIGOR PARTIES.”), FULLY, FINALLY AND COMPLETELY RELEASES AND FOREVER DISCHARGES THE LENDER AND ITS RESPECTIVE OWNERS, SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, PARENTS, OFFICERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS, PAST, PRESENT AND FUTURE, AND THEIR RESPECTIVE HEIRS, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY AND INDIVIDUALLY, “LENDER PARTIES”) OF AND FROM ANY AND ALL CLAIMS, CONTROVERSIES, DISPUTES, LIABILITIES, OBLIGATIONS, DEMANDS, DAMAGES, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), DEBTS, LIENS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY THEREOF RELATING TO THE LOANS, THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS AND WAIVES AND RELEASES ANY DEFENSE, RIGHT OF COUNTERCLAIM, RIGHT OF SET-OFF OR DEDUCTION TO THE PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THE LENDER NOTES AND/OR ANY OTHER LOAN DOCUMENT WHICH THE OBLIGOR PARTIES. MAY HAVE OR MAY CLAIM TO HAVE AGAINST THE LENDER PARTIES OR ANY THEREOF, ARISING OUT OF, CONNECTED WITH OR RELATING TO ANY AND ALL ACTS, OMISSIONS OR EVENTS OCCURRING PRIOR TO THE THIRD AMENDMENT AND RESTATEMENT DATE. THE DEPARTING BORROWER HEREBY ACKNOWLEDGES, REPRESENTS AND WARRANTS TO THE LENDER THAT IT AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES AND CLAIMS WHICH ARE RELEASED BY THE PROVISIONS HEREOF IN FAVOR OF THE LENDER PARTIES, AND WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY FEDERAL, STATE OR LOCAL LAW OR STATUTE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES OR CLAIMS. THE DEPARTING BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS EACH OF THE PROVISIONS OF THIS RELEASE. THE DEPARTING BORROWER FULLY UNDERSTANDS THAT THIS RELEASE CONSTITUTES A GENERAL RELEASE, AND THAT IT HAS IMPORTANT LEGAL CONSEQUENCES. THE DEPARTING BORROWER CONFIRMS THAT IT WILL HEREBY RELEASE ANY AND ALL RELEASED CLAIMS THAT IT MAY INDIVIDUALLY HAVE AS OF THE THIRD AMENDMENT AND RESTATEMENT DATE. THE DEPARTING BORROWER HEREBY ACKNOWLEDGES THAT IT HAS HAD A FULL AND FAIR OPPORTUNITY TO OBTAIN A LAWYER’S ADVICE CONCERNING THE LEGAL CONSEQUENCES OF THIS RELEASE AND WAIVER

ARTICLE II THE LOAN
2.01    Existing Advances.

Lender previously made one or more advances to the Departing Borrower pursuant to the Existing Credit Agreement (each, an “Advance”). As of the date hereof, the Total Outstandings under the Existing Credit Agreement equals $    (the “Existing Advances”) and the Existing Advances are hereby deemed to be made under this Agreement. Once any portion of the Loan is repaid under this Agreement (including prepayments under Section 2.02), it may not be reborrowed. The Lender has no further commitment to make any Advances hereunder, other than the Existing Advances deemed to be made pursuant hereto on the Effective Date.

2.02    Prepayments; Cash Distributions.

(a)    Voluntary Prepayments of the Loan. The Borrower may, upon notice from the Borrower to the Lender, at any time or from time to time voluntarily prepay the Loan in whole or in part, subject to the Prepayment Premium; provided, that the aggregate Prepayment Premiums paid by the Borrower hereunder shall not exceed an amount equal to 1.0% of the Total Outstandings as of the Effective Date. With respect to any voluntary prepayment, (A) the Borrower’s notice of such prepayment must (i) be received by the Lender not later than 1:00 p.m. three (3) Business Days prior to any date of prepayment of the Loan and (ii) specify the Prepayment Premium, if any, applicable thereto; and (B) any such prepayment of the Loan (other than a prepayment pursuant to Section 2.03) shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein.

(b)    Mandatory Prepayments of the Loan. If at any time the LTV Percentage exceeds the Maximum LTV Percentage (a “Mandatory Prepayment Event”), the Borrower shall prepay the Loan in an amount sufficient to reduce the LTV Percentage to the Maximum LTV Percentage (the amount required to so reduce the LTV Percentage shall be determined on the initial date of such excess) within five (5) Business Days after the occurrence of such excess.

2.3    Proceeds of Pledged Policies and Collateral.

(a)    Subject to the terms and conditions set forth in the Subordination Agreement and the Senior Credit Agreement, the Borrower shall cause all proceeds of the Pledged Policies to be paid to the Securities Account. So long as no Default or Event of Default has occurred and is continuing, Borrower may use the cash proceeds of the Pledged Policies in the Securities Account (other than proceeds from the sale, transfer or other disposition of the Pledged Policies in accordance with Section 7.05) to pay premiums related to the Pledged Policies and other ordinary course or business expenses in connection with the maintenance of the Pledged Policies and the Loans under this Agreement.

(b)    Subject to the terms and conditions set forth in the Subordination Agreement and the Senior Credit Agreement, upon the sale, transfer or other disposition of any Pledged Policies in accordance with Section 7.05 and receipt by the Borrower of any Net Proceeds of the Pledged Policies, the Borrower shall apply such Net Proceeds as follows:

(i)    First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts due and payable under the Loan Documents (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) to the Lender at such time;

(ii)    Second, to payment of accrued and unpaid interest on the Loan;

(iii)    Third, to repayment of the outstanding principal balance of the Loan in an amount sufficient to reduce the LTV Percentage to the Maximum LTV Percentage; and

(iv)    Fourth, (A) if the Release Conditions are satisfied, as directed by the Borrower and (B) otherwise, to repayment of the outstanding principal balance of the Loan.

(c)    Not less than five (5) Business Days prior to each application of Net Proceeds of the Pledged Policies pursuant to Section 2.03(b), the Borrower shall provide the Lender with written notice of such application, together with the amount to be applied pursuant to each clause of Section 2.03(b) and, as applicable, a calculation demonstrating compliance with the Release Conditions, in form reasonably satisfactory to the Lender.

2.04    Repayment of the Loan.

Subject to the terms and conditions set forth in the Subordination Agreement and the Senior Credit Agreement, the Borrower shall repay to the Lender in equal installments of $25,000,000 (or such lesser amount as remains outstanding on the unpaid principal balance and accrued and unpaid interest at such time) on each of September 10, 2020, December 10, 2020 and March 10, 2021. The installment shall be first applied to outstanding fees, costs and/or expenses due under this Agreement; second, to accrued and unpaid interest: and (iii) finally, to unpaid principal. The outstanding unpaid principal balance of the Loan and all accrued and unpaid interest on the Loan shall be due and payable on the Scheduled Maturity Date. If all of the outstanding principal balance of the Loan and accrued interest on the Loan are fully repaid on any date, this Agreement shall terminate as of such date. Borrower may provide written notice (an “Extension Notice”) to the Lender not less than fifteen (15) Business Days prior to the Scheduled Maturity Date of the upcoming Scheduled Maturity Date, and, subject to lender’s confirmation of receipt of such notice, such Scheduled Maturity Date shall be extended by one additional calendar year, unless the Lender shall, in its sole and absolute discretion, have delivered written notice declining such Extension Notice not less than ten (10) Business Days prior to the Scheduled Maturity Date. If the Borrower fails to provide such Extension Notice (or fails to provide it not less than fifteen (15) Business Days prior to the Scheduled Maturity Date), then the Lender shall have the right to deliver a written notice declining any further extension (a “Non-Renewal Notice”) at any time prior to thirty (30) calendar days after the Scheduled Maturity Date, and effective upon the delivery of such Non-Renewal Notice, (i) if delivered prior to the Scheduled Maturity Date, then no extension shall occur on the Scheduled Maturity Date and the Scheduled Maturity Date shall constitute the Final Maturity Date, or (ii) if delivered after the applicable Scheduled Maturity Date, the date occurring two Business Days following the date of such Non-Renewal Notice shall constitute the Final Maturity Date. If no Extension Notice or Non-Renewal Notice is delivered, the Scheduled Maturity Date shall be extended by one additional calendar year to the Final Maturity Date.

2.05    Interest.

(a)    Accrued Interest. The Loan shall bear interest on the outstanding principal amount thereof at the interest rate set out in the definition of Accrued Interest.

(b)    Interest Payment Dates. Subject to the terms and conditions set forth in the Subordination Agreement and the Senior Credit Agreement, interest accrued on the Loan during each Interest Period shall be due and payable in cash on the following Interest Payment Date.

2.06    Assumption Fee.

The Borrower shall pay to the Lender an assumption fee (the “Assumption Fee”) equal to the product of (i) the Assumption Fee Rate, multiplied by (ii) the Total Outstandings as of the Effective Date. The entire amount of the Assumption Fee shall be fully earned as of the Effective Date and shall be due and payable in full in cash within sixty (60) days after the Effective Date. The Assumption Fee shall not be refundable under any circumstances and shall not be subject to any counterclaim, setoff or other impairment of right or rescission or turnover.

2.07    Computation of Interest and Fees.

All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Subject to subject to Section 2.09(a), interest shall accrue on the Loan for the day on which the Loan is made, and shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any portion of the Loan that is repaid on the same day on which it is made shall, subject to Section 2.09(a), bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.8    Evidence of Debt.

The Loan shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loan advanced by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the reasonable request of the Lender, the Borrower shall execute and deliver to the Lender a promissory note in form and substance reasonably acceptable to the Lender (a “Note”), which shall evidence the Loan in addition to such accounts or records. The Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of the Loan and payments with respect thereto.

2.9    Payments Generally.

(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender at such account as the Lender shall specify to the Borrower in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    Funding Source. Nothing herein shall be deemed to obligate the Lender to obtain the funds for the Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for the Loan in any particular place or manner.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.

(a)    Payments Free of Taxes.

(i)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Law. If any Law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law any Other Taxes.

(c)    Tax Indemnifications. The Borrower shall indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower shall be conclusive absent manifest error.

(d)    Status of Lender.

(i)    If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document it shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(d)(ii)(A), 3.01(d)(ii)(B) and 3.01(d)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(e)    Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that upon the request of the Recipient, Borrower agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(f)    Survival. Each party’s obligations under this Section 3.01 shall survive any assignment of rights by, or the replacement of, the Lender and the repayment, satisfaction or discharge of all other Obligations.

(g)    FATCA. For purposes of this Section 3.01, the term “Laws” includes FATCA.

3.02    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement reflected in the One Month Adjusted LIBOR);

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loan;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining the Loan to the extent the interest thereon is determined by reference to LIBOR, or to increase the cost to the Lender, or to reduce the amount of any sum received or receivable by the Lender (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will, upon delivery of a certificate as set forth in Section 3.02(c), pay to the Lender such additional amount or amounts as will compensate the Lender, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any Lending Office of the Lender or the Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or the Loan, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will (so long as the Lender makes a similar determination in similar transactions) pay to the Lender upon delivery of a certificate as set forth in Section 3.02(c) below, such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.03    Mitigation of Obligations.

If the Lender requests compensation under Section 3.02, or the Borrower is required to pay any Indemnified Taxes or additional amounts to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01, or if the Lender gives a notice pursuant to clause (c)(iv) of the definition of Accrued Interest, then at the request of the Borrower, the Lender shall use reasonable efforts to designate a different Lending Office for funding or booking the Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.02, as the case may be, in the future, or eliminate the need for the notice pursuant to clause (c)(iv) of the definition of Accrued Interest, as applicable, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

3.04    Survival.

All of the Borrower’s obligations under this Article III shall survive termination of any commitment and repayment of the Obligations.

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS

4.01    Conditions to Effectiveness of the Third Amended and Restated Credit Agreement.

This Agreement shall be effective upon satisfaction (or waiver by the Lender in its sole and absolute discretion) of the following conditions precedent in each case in a manner reasonably satisfactory to the Lender:

(a)    Loan Documents. Receipt by the Lender of executed counterparts of this Agreement, the Subordination Agreement, the Note, the Borrower Security Agreement, the Assignment and Assumption Agreement, the Commercial Loan Agreement Termination, the Equity Owner Security and Pledge Agreement, the Equity Owner Guaranty Agreement and the other Loan Documents.

(b)    Opinions of Counsel. Receipt by the Lender of favorable opinions of legal counsel to the Borrower and Equity Owner, addressed to the Lender, dated as of the Third Amendment and Restatement Date, (i) from Carter Ledyard & Milburn LLP substantially in the form of the draft opinion thereof received August 12, 2020 (or otherwise in form and substance reasonably satisfactory to the Lender) and (ii) from Mayer Brown or another law firm reasonably acceptable to the Lender with customary opinions on Investment Company Act of 1940 in form and substance reasonably acceptable to the Lender.

(c)    Organization Documents, Resolutions, Etc. Receipt by the Lender of the following:

(i)    copies of the Organization Documents of the Borrower and Equity Owner certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified to be true and correct as of the Effective Date;

(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates as the Lender may require; and

(iii)    such documents and certifications as the Lender may require to evidence that the Borrower and Equity Owner is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(d)    Fees. Receipt by the Lender of any additional fees and expenses set forth herein that are required to be paid on or before the Third Amendment and Restatement Date.

(e)    Financing Statement. Receipt by Lender of a UCC-1 financing statement naming Borrower as debtor and Lender as secured party.

(f)    Closing Documents. Receipt by Lender of all of the following, each duly executed and dated as of the date hereof, in form and substance satisfactory to the Lender:

(i)    Collateral Package. Copies of the complete Collateral Package for any Pledged Policies requested in writing by the Lender;

(ii)    Solvency Certificate. A certificate of solvency executed by an officer or director of the Equity Owner, certifying that each of the Borrower and the Equity Owner was and would be Solvent and able to pay its debts as they come due, and would have adequate capital to conduct its business;

(iii)    Releases. Releases from Parent, Holdings and each DST in substantially the same form as the release provided by the Departing Borrowing in Section 1.08(d) (provided, that the DST releases may include language similar to the language in the second paragraph of Annex I attached to the Existing Credit Agreement); and

(iv)    Others. Such other documents as the Lender may have reasonably requested.

(g)    Delivery of Policies to Custodian. The originals of all Pledged Policies, if any (or, if not available, copies thereof), and all other documents comprising the related Collateral Packages (including all originals thereof, to the extent required or, if not required, to the extent available) were delivered to or were held by Wells Fargo Bank, N.A., as custodian pursuant to the Security Account Control and Custodian Agreement, including evidence that all Premiums required to be funded prior to the Third Amendment and Restatement Date in order to keep the Pledged Policies in force and not in grace or lapse status through at least forty-five (45) days thereafter had been paid, and Wells Fargo Bank, N.A., as custodian verified to the Lender in writing its receipt of all documents required to be contained in the related Collateral Package by having delivered a certification in accordance with the terms of the Security Account Control and Custodian Agreement.

(h)    Acknowledgements. Wells Fargo Bank, N.A., as securities intermediary pursuant to the Security Account Control and Custodian Agreement delivered written confirmation to the Lender that it had received an Acknowledgement for each Pledged Policy and had credited each Pledged Policy to the Policy Account and Wells Fargo Bank, N.A. delivered copies of each such Acknowledgement to the Lender.

(i)    Third Party Releases. The Borrower and the Equity Owner have executed and delivered all necessary third party releases with respect to the Pledged Policies, as determined by the Lender in its sole and absolute discretion.

ARTICLE V REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lender that:

5.01    Existence, Qualification and Power.

Each Loan Party (a) is (i) a newly formed Special Purpose Entity duly organized or formed, validly existing and, (ii) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (a)(ii), (b)(i) or (c), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.02    Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which it is party has been duly authorized by all necessary corporate or other organizational action, and does not (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created pursuant to the Loan Documents) under, or require any payment to be made under (i) any material Contractual Obligation to which it is a party or affecting it or its properties or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (c) violate any material Law.

5.03    Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each Loan Party of this Agreement or any Loan Document to which it is a party other than (i) those that have been obtained and are in full force and effect and (ii) filings to perfect the Liens created by the Collateral Documents.

5.04    Binding Effect.

Each Loan Document to which each Loan Party is party has been duly executed and delivered by each Loan Party party thereto. Each Loan Document to which each Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency and other Laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or law.

5.05    Financial Statements; No Material Adverse Effect.

(a)    GWG has heretofore furnished to the Lender its consolidated pro forma balance sheet and statements of income, shareholders’ equity and cash flows for GWG and its Subsidiaries as of and for the fiscal year ended December 31, 2019. Such financial statements present fairly, in all material respects, the pro forma financial position and results of operations and cash flows of GWG and its subsidiaries, as of such date and for such period in accordance with GAAP.

(b)    Since its date of formation, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

5.06    Litigation.

There are no actions, suits, proceedings, claims or disputes before any Governmental Authority (i) pending or, to the knowledge of the Responsible Officers after due inquiry, threatened in writing, at Law, in equity or in arbitration, by or against the Borrower that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or (b) either individually or in the aggregate, there is a reasonable possibility of an adverse determination and if determined adversely, could reasonably be expected to have a Material Adverse Effect or (ii) pending at Law, in equity or in arbitration that purport to affect or pertain to or relate in any way to the

Beneficient Transactions and, either individually or in the aggregate, there is a reasonable possibility of an adverse determination and if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07    No Default.

The Borrower is not in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08    Ownership of Property; Liens.

Each Loan Party has good and indefeasible title to its respective Collateral, including without limitation, the Pledged Policies, and such Collateral is not subject to any Liens other than Permitted Liens. All GWG Collateral Policies are included in the Pledged Policies as of the Third Amendment and Restatement Date and all GWG Collateral is included in the Collateral as of the Third Amendment and Restatement Date.

5.09    Taxes.

The Borrower has filed all federal, material state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower that could reasonably be expected to, if made, have a Material Adverse Effect. The Borrower is not a party to any tax sharing agreement.

5.10    ERISA Compliance.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than the Threshold Amount the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than the Threshold Amount the fair market value of the assets of all such underfunded Plans.

5.11    Margin Regulations; Investment Company Act.

(a)    Neither the Borrower nor the Equity Owner is engaged, and neither will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

(b)    No part of the proceeds of the Loan will be used by the Borrower directly or indirectly (i) for the purpose of, whether immediately, incidentally or ultimately, purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board) or (ii) for any other purpose that would entail a violation of or that would be inconsistent with the provisions of the regulations of the Board (including regulations T, U or X).

(c)    Neither the Borrower nor the Equity Owner is required to register as an “investment company” or as a Person controlled by a “person” required to register as an “investment company”, in each case as such terms are defined in the Investment Company Act of 1940.

5.12    Disclosure.

The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information, including the Policy Collateral Report, furnished by or on behalf of the Borrower to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect as of such date furnished or certified; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time it being understood that such projections may vary from actual results and that such variances may be material.

5.13    Compliance with Laws.

(a)    Each Loan Party is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (i) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b)    No Loan Party has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have an adverse effect on any of the Pledged Policies, any other Collateral, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Lender hereunder or under any other Loan Document.

(c)    The Borrower has complied with all licensure requirements in each state in which it is required to be specifically registered or licensed as a purchaser, owner or servicer of life insurance policies.

(d)    There has been no event or circumstance that could reasonably be expected to result in the revocation of any license, permit, franchise or other governmental authorization of the Borrower necessary to the ownership of its properties or to the conduct of its business.

5.14    Solvency.

The Borrower is Solvent.

5.15    Anti-Corruption Laws and Sanctions.

The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. None of the Loan, the use of proceeds thereof and the transactions directly or indirectly by the Borrower contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

5.16    Senior Loan Documents.

As of the Third Amendment and Restatement Date, the Borrower has delivered to the Lender true and correct copies of the Senior Loan Documents. The Senior Lien Loan Documents are in full force and effect as of the Third Amendment and Restatement Date and have not been terminated, rescinded or withdrawn as of such date. The execution, delivery and performance of the Senior Lien Loan Documents by the Borrower does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in full force and effect.

5.17    Perfection.

This Agreement, the Security Account Control and Custodian Agreement, the collateral assignments filed in respect of the Pledged Policies and the financing statements filed in connection with this Agreement create a valid first priority security interest in favor of the Lender in the Collateral, which security interest has been perfected (free and clear of any lien other than Permitted Liens) as security for the Obligations. As of the Third Amendment and Restatement Date, no effective financing statement or other instrument similar in effect covering any of the Collateral (including, without limitation, any Pledged Policies) or any interest therein owned by the Borrower (directly or through the Securities Intermediary) was on file in any recording office. As of the Third Amendment and Restatement Date, no effective financing statement or other instrument similar in effect covering any of the Collateral (including, without limitation, any Pledged Policies) or any interest therein owned by the Borrower (directly or through the Securities Intermediary) is on file in any recording office except for financing statements in favor of the Lender in accordance with this Agreement and the other Loan Documents.

5.18    Pledged Policies.

As of the Third Amendment and Restatement Date, (a) no Policy that was a Pledged Policy as of the Third Amendment and Restatement Date was subject to any Law that made unlawful the sale, transfer or assignment of such Pledged Policy and (b) with respect to each Policy that was a Pledged Policy as of the Third Amendment and Restatement Date, the Borrower was not aware of any agreements, documents, assignments or instruments related to such Policy except for those documents, assignments, and instruments that constitute and were included in the related Collateral Package that was delivered to the Lender and such Collateral Package contained, at the very least, the documents set forth in the Security Account Control and Custodian Agreement.

5.19    Accounts.

Set forth in Schedule 5.20 is a complete and accurate description, as of the Third Amendment and Restatement Date, of the Securities Account, Policy Account and each other deposit account or securities account of the Borrower or the Equity Owner (collectively, the “Accounts”). The Accounts have each been validly and effectively assigned to the Lender, and shall be encumbered by a first priority perfected Lien created pursuant to the Collateral Documents. The Security Account Control and Custodian Agreement and each other Account Control Agreement is the legal, valid and binding obligation of the Loan Parties party thereto, enforceable against such parties in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity). The Borrower has not granted any interest in any of the Accounts to any Person other than the Lender and the Lender has “control” of the Accounts and the Policy Account within the meaning of the applicable UCC.

ARTICLE VI AFFIRMATIVE COVENANTS
So long as the Loan or any other Obligations hereunder shall remain unpaid or unsatisfied, the Borrower shall:

6.01    Financial Statements.

Upon the written request of the Lender, the Borrower will use commercially reasonable efforts to deliver to the Lender, in form and detail satisfactory to the Lender, within forty-five (45) days after the end of each of the first three fiscal quarters, and within ninety (90) days after the end of the fourth fiscal quarter, of each fiscal year of GWG, the consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows of GWG (which shall include the Borrower and the Equity Owner, on a consolidated basis, and a note indicating that the separate assets and credit of the Borrower and the Equity Owner are not available to pay the debts of GWG and that the liabilities of the Borrower and the Equity Owner do not constitute obligations of GWG except to limited extent specifically set forth herein) as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year for each of the first three quarters of each fiscal year, and the full fiscal year for the fourth fiscal quarter of each fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, (i) with respect to the first three quarters of each fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) with respect to the fourth fiscal quarter of each fiscal year, reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

6.02    Certificates; Other Information.

(a)    Upon the written request of the Lender, the Borrower will use commercially reasonable efforts to deliver (or cause to be delivered) to the Lender, in form and detail satisfactory to the Lender:

(i)    within forty-five (45) days after the end of each calendar month, a Policy Collateral Report as of the end of such calendar month, including a calculation of the Collateral Value as of the date of such report; and

(ii)    such additional information regarding the business or corporate affairs or financial condition of the Borrower or the Equity Owner or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

(b)    Upon the written request of the Lender, the Borrower will use commercially reasonable efforts to deliver (or cause to be delivered) to the Lender, the Collateral Package, most recent Policy Illustrations or such other information, documents, records or reports respecting the Pledged Policies or the other Collateral or the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request in order to protect the interests of the Lender under or as contemplated by this Agreement and the other Loan Documents, including but not limited to, upon each sale of a Pledged Policy, a report that shall include such information as the Lender shall reasonably request, calculated as of before such sale and after such sale, taking into account the application of the proceeds of such sale.

6.03    Notices.

Promptly notify the Lender of:

(a)    the occurrence of any Default;

(b)    any claim made or asserted against the Collateral (other than by the Lender under the Loan Documents);

(c)    any filing or commencement of or, to its knowledge, any written threat or notice of intention of any Person to file or commence any material action, suit, proceeding whether at law or equity by or before any Governmental Authority against or affecting the Borrower that if adversely determined could reasonably be expected to have a Material Adverse Effect;

(d)    any pending or threatened litigation dispute or similar matter relating to any Pledged Policy or any other Policy owned by an Affiliate of the Borrower that was originated in a similar manner or under a similar origination or financing program as a Pledged Policy;

(e)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(f)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding the Threshold Amount.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer setting forth reasonable details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have or may have been breached.

6.04    Payment of Taxes.

Pay and discharge as the same shall become due and payable all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower.

6.05    Preservation of Existence, Etc.

(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization.

(b)    Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06    Maintenance of Properties.

Maintain, preserve and protect all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

6.07    Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions.

6.08    Books and Records.

(a)    Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower.

(b)    Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower.

6.09    Inspection Rights.

Upon five (5) Business Days prior written notice and only once in any fiscal year, permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at reasonable times during normal business hours;

provided, however, that when an Event of Default has occurred and is continuing the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. The Borrower shall provide such cooperation, information and assistance, and prepare and supply the Lender with such data regarding the performance by the Issuing Insurance Companies of their obligations under the Pledged Policies and the performance by the Borrower of its obligations under the Loan Documents, as may be reasonably requested by the Lender from time to time. At any time after the occurrence and continuance of an Event of Default, the Borrower shall assist the Lender with, and take all actions reasonably requested by the Lender in connection with, the engagement of servicers, medical underwriters and tracking agents and the enabling of such parties to perform the services for which they have been retained by the Lender relating to the Pledged Policies.

6.10    Use of Proceeds.

Use the proceeds of the Advances to repay existing indebtedness and for other general corporate purposes of the Borrower.

6.11    Security Interests; Further Assurances.

Execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or that the Lender may reasonably request, in order to perfect and to maintain the perfection and priority of the security interest of the Lender in the Borrower’s right, title and interest in the Collateral granted pursuant to the Security Documents, all at the Borrower’s expense. The Borrower shall cause its primary electronic books and records relating to the Collateral to be marked, with a legend stating that the Pledged Policies and the other Collateral owned by the Borrower have been pledged to the Lender. The Borrower shall, in consultation with the Lender and at the Borrower’s own expense, defend the Collateral against all lawsuits and statutory claims and Liens of all Persons at any time claiming the same or any interest therein through the Borrower or any Affiliate thereof adverse to the Lender. The Borrower shall use commercially reasonable efforts to obtain any other information reasonably requested by the Lender with respect to the Pledged Policies and the Insureds.

6.12    Accounts.

The Borrower shall not maintain any bank accounts other than the Policy Account and other Accounts. The Borrower shall not close any of the Accounts unless the Lender shall have consented thereto in its sole and absolute discretion.

6.13    Pledged Policies.

The Borrower shall maintain the Pledged Policies in full force and effect and if any Pledged Policy enters a “grace period”, the Borrower shall pay all Premiums due and payable with respect to such Pledged Policy and shall restore such Pledged Policy to good standing, in each case, within six (6) Business Days after the start of such “grace period”.

ARTICLE VII NEGATIVE COVENANTS
So long as the Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower and the Equity Owner shall not (and with respect to Sections 7.02 and 7.10, GWG and GWG Life shall not), directly or indirectly:

7.01    Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Liens pursuant to any Loan Document;

(b)    Any Lien on any property or asset of the Borrower existing on the Third Amendment and Restatement Date and set forth in Schedule 7.01; provided that (i) such Lien shall not apply to any other property or asset of such the Borrower unless permitted elsewhere under this Section 7.01, and (ii) such Lien shall secure only those obligations which it secures on the Third Amendment and Restatement Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (without giving effect to accrued interest, fees or transaction costs with respect to such Indebtedness);

(c)    Permitted Encumbrances;

(d)    Liens on property acquired by Borrower that were in existence at the time of the acquisition of such property and were not created in contemplation of such acquisition;

(e)    Other Liens securing obligations not exceeding $10,000,000 in the aggregate; and

(f)    Liens granted to Senior Lender pursuant to the Senior Loan Documents.

7.02    Beneficient Transactions.

Make or agree to make, nor shall GWG, GWG Life or their Affiliates make or agree to make, any distribution or payment relating to, in satisfaction of, or in purported satisfaction of, any demand relating to any Beneficient Transaction (including any demand made prior to a filing of any action, suit, proceeding, claim or dispute).

7.03    Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness by Equity Owner or Borrower, except:

(a)    Indebtedness under the Loan Documents;

(b)    Indebtedness evidenced by the Senior Credit Agreement or the other Senior Loan Documents in aggregate principal amount not to exceed the amount permitted under the Subordination Agreement, in each case so long as such Indebtedness is permitted and subject to the Subordination Agreement;

(c)    Indebtedness and guarantees thereof existing on the Third Amendment and Restatement Date and set forth in Schedule 7.03 and extensions, renewals and replacements of any such Indebtedness with Indebtedness that does not increase the outstanding principal amount thereof (without giving effect to accrued interest, fees or transaction costs with respect to such Indebtedness);

(d)    Indebtedness in respect of overdrawn checks, drafts and similar instruments arising in the ordinary course of maintaining deposit accounts (if repaid within two (2) Business Days);

(e)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(f)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(g)    Indebtedness as an account party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business; and

(h)    Other Indebtedness in an amount not to exceed $10,000,000 at any time outstanding.

7.04    Fundamental Changes.

(a)    Merge into, consolidate with or amalgamate with (by scheme, arrangements or otherwise) any other Person, or permit any other Person to merge into, consolidate with or amalgamate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or liquidate, wind-up or dissolve.

(b)    engage in any business if, as a result, the general nature of the business in which the Borrower would then be engaged would be substantially and adversely changed from the general nature of the business in which Borrower is engaged as of the Third Amendment and Restatement Date;

(c)    without the written consent of the Lender, enter into any amendment or modification of any of its Organization Documents that could adversely affect the Lender, as determined in the reasonable good faith discretion of the Lender;

(d)    change (i) its fiscal year or (ii) its method of accounting as in effect on the Third Amendment and Restatement Date, unless prior notice is given to the Lender by the Borrower and the Lender consents to such change (such consent not to be unreasonably withheld); or

(e)    become an “investment company” or a Person controlled by a “person” required to register as an “investment company”, in each case as such terms are defined in the Investment Company Act of 1940;

in each case other than in connection with a common stock exchange permitted by the Amended and Restated Certificate of Incorporation of GWG set out in Exhibit 99.1 to GWG’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020 shall not constitute a Fundamental Change for purposes of this Section 7.04. Notwithstanding anything to the contrary in this Section 7.04, the Borrower and the Equity Owner shall be permitted to sell, transfer, redeem, convert, exchange or otherwise dispose of any and all Equity Interests (other than NPC-A interests) held by the Borrower or the Equity Owner in Parent, Holdings or their Subsidiaries.

7.05    Dispositions.

Without the written consent of the Lender, dispose of any Pledged Policies or other Collateral, provided that, so long as no Default of Event of Default has occurred and is continuing and the LTV Percentage does not exceed the Maximum LTV Percentage after giving effect to such sale or disposition, the Borrower may sell or dispose of Pledged Policies on arms-length terms at fair market value and to a Person other than an Affiliate of the Borrower, so long as the Borrower applies the Net Proceeds from such a sale in accordance with Section 2.04. The Borrower shall provide written notice of any such sale of Pledged Policies to the Lender at least seven (7) Business Days prior to any such sale and shall certify to the Lender that such sale constitutes a sale permitted by this Section 7.05.

7.06    Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so unless (i) such Restricted Payment is permitted under its Organization Documents, (ii)    such Restricted Payment is permitted under the Subordination Agreement and (iii) no Default has occurred and is continuing or would result from such Restricted Payment.

7.07    Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate, other than (i) transactions contemplated by the Organizational Documents thereof as of the Third Amendment and Restatement Date and (ii) transactions permitted by the other provisions of this Agreement or of any other Loan Document.

7.08    Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of the Borrower to (i) pledge the Collateral pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (ii) act as the Borrower pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clause (i) above) for (1) this Agreement and the other Loan Documents and (2) any Permitted Lien or any document or instrument governing any Permitted Lien; provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

7.09    Sanctions.

Use, or permit its respective directors, officers, employees or agents to use, the proceeds of the Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of directly or indirectly funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.10    GWG Prohibited Actions.

Without the written consent of the Lender, take or suffer any Subsidiary or Affiliate to take any action to (i) institute, or solicit or collude with any other Person to institute, join in or acquiesce to a voluntary or involuntary petition or any other proceeding or, seeking to adjudicate the Borrower or the Equity Owner as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts or appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like, under any Debtor Relief Laws, (ii) cause the Borrower or the Equity Owner to no longer constitute a Special Purpose Entity, or (iii) engage in any transfer or disposition of Collateral (except as permitted herein), voluntarily incur Indebtedness or Liens for borrowed money or misapply, misappropriate or convert funds, in each case, in violation of this Agreement or the Loan Documents or otherwise engage in any fraud or intentional misrepresentation.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default.

The occurrence of any of the following shall constitute an Event of Default:

(a)    Non-Payment. The Borrower or Equity Owner fails to pay (i) when and as required to be paid herein, any amount of the Loan, (ii) within three (3) days after the same becomes due, any interest or fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document;

(b)    Specific Covenants. The Borrower or Equity Owner (or with respect to Sections 7.02 and 7.10, GWG or GWG Life) fails to perform or observe any term, covenant or agreement contained in (i) Section 6.03(a), 6.05 (as to legal existence of the Borrower) or Article VII; (ii) Section 6.01 and such failure shall continue unremedied or unwaived for fifteen (15) days after notice thereof by the Lender; or (iii) any of Section 6.02(a) and such failure shall continue unremedied or unwaived for five (5) Business Days after notice thereof by the Lender.

(c)    Other Defaults. The Borrower, the Equity Owner, The Beneficient Company Group, L.P., or Beneficient Company Holdings, L.P. fails to perform or observe any covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure shall continue unremedied or unwaived for thirty (30) days after the earlier of the date that the Borrower (i) knows or should have known of such breach or (ii) has received notice thereof by the Lender;

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or Equity Owner herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any respect with respect to representations, warranties, certifications and statements of fact containing qualifications as to materiality or incorrect or misleading in any material respect with respect to representations, warranties, certifications and statements of facts without qualifications as to materiality when so made or deemed to be made;

(e)    Cross-Default. The Borrower or Equity Owner (or any Affiliate thereof) fails to (i) make any payment of principal when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness or any Second Lien

Obligations or (ii) observe or perform any other agreement or condition relating to any Material Indebtedness or any Senior Obligations or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or any Senior Obligations (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Material Indebtedness or any Senior Obligations to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness or any Senior Obligations to be made, prior to its stated maturity; provided, that this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder;

(f)    Insolvency Proceedings, Etc. The Borrower or Equity Owner institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding;

(g)    Inability to Pay Debts; Attachment. (i) The Borrower or Equity Owner becomes unable or admits in writing its inability or fails generally to pay its debts as they become due and payable, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy;

(h)    Judgments. The Borrower cannot make the representation with respect to Section 5.06(ii); or there is entered against the Borrower or Equity Owner (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (after giving effect to any insurance proceeds covering such judgments or orders), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(i)    Invalidity of Loan Documents. Any provision of any Loan Document to which the Borrower or Equity Owner is a party, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Lender any material part of the Liens purported to be created thereby; or the Borrower or Equity Owner or any other affiliated Person contests in any manner the validity or enforceability of any provision of any such Loan Document; or the Borrower or Equity Owner denies that it has any or further liability or obligation under any provision of any such Loan Document, or purports to revoke, terminate or rescind any such Loan Document;

(j)    Lien Defects. Any Lien created or purported to be created by any of the Loan Documents on any asset of the Borrower shall at any time fail to constitute a valid and perfected Lien (or the equivalent thereof under applicable Laws) on any of the property purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or the Borrower shall so assert in writing except to the extent that any such failure or loss of benefit, perfection or priority results from the failure of the Lender to file UCC financing or continuation statements;

(k)    Change of Control. There occurs any Change of Control;

(l)    ERISA. An ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding the Threshold Amount; or

(m)    Governmental Investigation. The occurrence of (i) any investigation or seizure made by any Governmental Authority for an actual or alleged violation or breach of Law by the Borrower, or by any director or executive officer thereof that could reasonably be expected to have a Material Adverse Effect or (ii) a revocation, suspension or termination of any license, permit or approval held by the Borrower or any director or executive officer thereof that could reasonably be expected to have a Material Adverse Effect.

(n)    Cross-Acceleration to Senior Loan Documents. If there is a default in any Senior Loan Document, and such default results in the Senior Lender accelerating the maturity of the Senior Obligations or otherwise causing the Senior Obligations to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity.

8.02    Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a)    terminate any obligation to make Advances, if any;

(b)    declare the amount of the outstanding principal amount of the Loan and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)    provide notice to the Securities Intermediary of the commencement of the “Effective Time” (as defined in the Securities Account Control and Custodian Agreement); and

(d)    exercise all rights and remedies available to it under the Loan Documents or applicable Law or at equity (provided, that the Lender shall not take any action pursuant to the Limited Power of Attorney as the Borrower’s agent and attorney-in-fact unless an Event of Default has occurred and is continuing); provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Loan shall automatically terminate, the unpaid principal amount of all outstanding Loan and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Lender.

8.03    Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loan have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Lender in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts due and payable under the Loan Documents (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) payable to the Lender;

Second, to payment of that portion of the Obligations constituting the Loan and other Obligations arising under the Loan Documents;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX MISCELLANEOUS
9.01    Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Lender and the Borrower and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.02    Notices; Effectiveness; Electronic Communications.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.02; and

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    Change of Address, Etc. The Borrower and the Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d)    Reliance by the Lender. The Lender shall be entitled to rely and act upon any notices (including electronic loan notices, if any) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

9.03    No Waiver; Cumulative Remedies; Enforcement.

No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of any per annum increase in the interest rate consistent with clause (b) of the definition of Accrued Interest) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

9.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of- pocket expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Lender, and shall pay all reasonable fees and time charges for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights during the continuation of an Event of Default (A) in connection with this Agreement and the other Loan Documents, or (B) in connection with the Loan made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

(b)    Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, fraud, gross negligence or willful misconduct of such Indemnitee or its Related Party or (y) result from a claim brought by the Borrower against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower and the Lender shall not assert, and the Borrower and the Lender each hereby waives, and acknowledges that no other Person shall have, any claim against the Borrower or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof, provided that nothing in this Section 9.04(c) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(e)    Survival. The agreements in this Section and the indemnity provisions of Section 9.02(d) shall survive the replacement of the Lender, the termination of any commitment and the repayment, satisfaction or discharge of the Obligations.

9.05    Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

9.06    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except (i) that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Lender and (ii) the Lender may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder except (A) to an assignee in accordance with the provisions of Section 9.06(b), (B) by way of participation in accordance with the provisions of Section 9.06(c) or (C) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.06(b) and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lender. The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of the Loan outstanding); provided that the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any such assignment unless (i) an Event of Default has occurred and is continuing at the time of such assignment or (ii) such assignment is to an existing Lender or an Affiliate of an existing Lender or an Approved Assignee; provided that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within five (5) Business Days after having received notice thereof. From and after the effective date of any such assignment, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned, have the rights and obligations of the Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment and covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.02, and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with Section 9.06(d).

(c)    Register. The Lender, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Lending Office a copy of each assignment agreement (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lender and the amount of the Loan pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to one or more participants (other than the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loan owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, and 3.02 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(d) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.04 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.02, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. The Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.04 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were the Lender. The Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)    Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

9.07    Treatment of Certain Information; Confidentiality.

The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance

Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) any Third Party Medical Underwriter, (i) with the consent of the Borrower or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

The Lender acknowledges that (a) the Information may include material non-public information concerning the Borrower, (b) it has developed compliance procedures regarding the use of material non- public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws. With respect to any Information provided hereunder, the Lender’s obligations under this Section 9.07 shall terminate on the two (2) year anniversary of the Scheduled Maturity Date.

9.08    Right of Setoff.

If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to the Lender or its Affiliates, irrespective of whether or not the Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The Lender agrees to notify the Borrower promptly after any such setoff and application; provided that, the failure to give such notice shall not affect the validity of such setoff and application.

9.09    Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.10    Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.11    Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of the funding of the Loan, and shall continue in full force and effect as long as the Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

9.12    Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13    [Reserved].

9.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)    SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

9.15    Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.16    No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lender, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) the Lender has no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests to the Borrower and its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.17    Electronic Execution of Assignments and Certain Other Documents.

The words “execute” “execution,” “signed,” “signature,” and words of like import in any assignment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

9.18    USA PATRIOT Act.

The Lender that is subject to the Act (as hereinafter defined) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

9.19    Subordination.

The Lender (by its acceptance and execution of this Agreement) acknowledges and agrees that notwithstanding anything to the contrary set forth herein, the Obligations hereunder are subordinated to the Senior Obligations in the manner and to the extent set forth in the Subordination Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

GWG DLP FUNDING V, LLC

By:      Name:
Title:

[Signature Page to Second Lien Credit Agreement]

LENDER:

HCLP NOMINEES, L.L.C.

By: CROSSMARK MASTER HOLDINGS, LLC, its
Manager

By:      Name: David Wickline
Title: Manager

[Signature Page to Second Lien Credit Agreement]

SOLELY WITH RESPECT TO SECTIONS 1.08(b) AND 1.08(d)

DEPARTING BORROWER

BENEFICIENT CAPITAL COMPANY, L.L.C.

By:      Name:
Title:

[Signature Page to Second Lien Credit Agreement]

SOLELY WITH RESPECT TO SECTIONS 7.02 and 7.10:

GWG HOLDINGS INC.

By:
Name:
Title:

GWG LIFE, L.L.C.

By:
Name:
Title:

[Signature Page to Second Lien Credit Agreement]

EXHIBIT D-2

Form of Fourth Amended and Restated Subordination and Intercreditor Agreement

Exhibit D-2

EXHIBIT D-2

FOURTH AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS FOURTH AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR
AGREEMENT (this “Agreement”) is made as of [ ], 2020, by and among HCLP NOMINEES, L.L.C., a Delaware limited liability company (together with its successors, “HCLP”), individually as a Subordinated Creditor and as Subordinated Creditor Representative (as defined below) (together with its permitted assigns, the “Subordinated Creditor”), and HCLP, individually as a Senior Creditor and as Senior Creditor Representative (as defined below) (together with its permitted assigns, the “Senior Creditor”).

RECITALS

A.    GWG DLP Funding V, LLC, a Delaware limited liability company (the “Borrower”) and the Senior Creditor have entered into a Third Amended and Restated Credit Agreement, dated as of the date hereof, which amends that certain Second Amended and Restated Credit Agreement dated as of August 13, 2020 (such Third Amended and Restated Credit Agreement, as the same has been amended through and including the date hereof, and as further may be amended, restated, supplemented or modified from time to time, including amendments and restatements thereof in its entirety, in each case as permitted hereunder, being hereinafter referred to as the “Credit Agreement”), pursuant to which certain lenders from time to time party to the Credit Agreement (such lenders being hereinafter referred to collectively as the “Senior Lenders” and individually as a “Senior Lender”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower, which obligations are to be guaranteed by the Guarantors (as hereinafter defined).

B.    The Borrower and the Subordinated Creditor have entered into a Third Amended and Restated Second Lien Credit Agreement, dated as of the date hereof, which amends that certain Second Amended and Restated Subordinated Credit Agreement, dated as August [ ], 2020 (such Third Amended and Restated Second Lien Credit Agreement, as the same has been amended through and including the date hereof, and as further may be amended, restated, supplemented or modified from time to time, including amendments and restatements thereof in its entirety, in each case as permitted hereunder, being hereinafter referred to as the “Second Lien Credit Agreement”), pursuant to which certain lenders from time to time party to the Second Lien Credit Agreement (such lenders being hereinafter referred to collectively as the “Subordinated Lenders” and individually as a “Subordinated Lender”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower, which obligations are to be guaranteed by the Guarantors.

C.    The Subordinated Creditor and the Senior Creditor are currently party to the Third Amended and Restated Subordination and Intercreditor Agreement, dated on or about August 13, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Subordination and Intercreditor Agreement”).

D.    The Subordinated Creditor and the Senior Creditor wish to amended and restate the Existing Subordination and Intercreditor Agreement pursuant to and on the terms and conditions set forth herein.

ACTIVE 260197415
NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    DEFINITIONS.

Capitalized terms used but not otherwise defined in this Agreement shall have the following meanings:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Collateral” means all assets and property of each of the Loan Parties, whether now owned or existing or hereafter created, acquired, or arising and wherever located, of every kind and description, tangible or intangible, real or personal property, or mixed, including but not limited to all accounts, chattel paper, contracts, instruments, documents, general intangibles, investment property, deposit accounts, commercial tort claims, inventory, farm products, equipment, fixtures, and other goods of whatever kind, and real estate, and all proceeds and products thereof and additions and accessions thereto (including, without limitation, proceeds of any insurance policies maintained on or with respect to any of the foregoing).

“Collection Action” means, with respect to the Senior Debt or the Subordinated Debt Obligations any of the following: (a) to sue for, take, or receive (unless otherwise expressly permitted to be received pursuant to the terms of this Agreement) from or on behalf of any Loan Party, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Loan Party (excluding receipt of regularly scheduled payments of interest to the extent not prohibited to be paid or received hereunder), (b) to initiate or participate with others in any suit, action, or proceeding against any Loan Party to (i) enforce payment of or to collect the whole or any part of any Senior Debt or Subordinated Debt Obligations, as the case may be, or (ii) commence judicial enforcement of any of the rights and remedies under the Senior Debt Documents or the Subordinated Debt Documents, as the case may be, or applicable law with respect to any Senior Debt or Subordinated Debt Obligations, as the case may be, or the Common Collateral, (c) to demand payment or redemption or repurchase of (except as otherwise expressly permitted herein) or accelerate any Senior Debt or Subordinated Debt, as the case may be, (d) to exercise any put option or to cause any Loan Party to honor any redemption or mandatory prepayment obligation with respect to any Senior Debt or Subordinated Debt, as the case may be, or (e) to exercise any rights or remedies with respect to the Common Collateral or any part thereof or the commencement or prosecution of enforcement of any of the rights and remedies under the Senior Debt Documents or the Subordinated Debt Documents, as the case may be, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the UCC of any applicable jurisdiction or under the Bankruptcy Code; provided, however, that the term “Collection Action” shall not include (i) any suit or action initiated or maintained by the Subordinated Creditors within thirty

(30) days of the expiration of, or such longer period, in each case solely to the extent necessary to, prevent the running of any applicable statute of limitations or other similar restriction on claims (provided that no money damages are received or retained in connection therewith), or (ii) any non-judicial procedural actions that may be required or desired as a precondition to acceleration (such as the giving of any notice of an event of default or reservation of acceleration rights).

“Common Collateral” means all Collateral that is both Senior Collateral and Subordinated Collateral.

“Comparable Subordinated Debt Document” means, in relation to any Common Collateral subject to any Senior Debt Document, that Subordinated Debt Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“Default” means any Subordinated Default or Senior Default. “DIP Financing” has the meaning set forth in Section 4.2.
“Distribution” means, with respect to any indebtedness or obligation (including, for the avoidance of doubt, any obligations in respect of equity securities), (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.
“Fourth Intercreditor Amendment and Restatement Date” means the date hereof. “Guarantors” means and includes GWG DLP Funding V Holdings, LLC and all other
Persons now or from time to time guaranteeing all or any part of the Senior Debt or the
Subordinated Debt.

“Indebtedness” means the Subordinated Debt and the Senior Debt, whether or not allowed as a claim in any Proceeding.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Loan Parties” means the Borrower and the Guarantors; provided, however, that if any Guarantor is released from its obligations or is voluntarily dissolved or liquidated, in each case as permitted by the Senior Debt Documents and, except as otherwise provided in Section 2.11 below, the Subordinated Debt Documents, such Guarantor shall no longer constitute a Loan Party hereunder. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Proceeding.

“Paid in Full” or “Payment in Full” means the irrevocable termination of all commitments to extend credit that would constitute Senior Debt, the payment in full in cash of all Senior Debt

(except Unasserted Obligations), including (without limitation) principal, premium (if any), interest, fees, costs, and expenses (including but not limited to Post-Petition Interest, fees, costs, and expenses even if such interest, fees, costs, and expenses are not an allowed claim enforceable against any Loan Party in a bankruptcy case under applicable law).

“Permitted Additional Subordinated Securities” means (a) any equity securities issued in substitution of all or any portion of the Subordinated Debt that are subordinated in right of payment to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt), and (b) any notes or other debt securities issued in substitution of all or any portion of the Subordinated Debt that are subordinated to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt), in each case to the same extent that the Subordinated Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement.

“Permitted Refinancing Senior Debt Documents” means any financing documentation which replaces the Credit Agreement and the other Senior Debt Documents and pursuant to which the Senior Debt under the Senior Debt Documents is refinanced, replaced or extended, as such financing documentation may be amended, supplemented, or otherwise modified from time to time as permitted hereunder, but specifically excluding any such financing documentation to the extent that it contains any terms, conditions, covenants or defaults that are, taken as a whole, materially more restrictive or burdensome than those which (a) then exist in the Senior Debt Documents, or
(b)    could be included in the Senior Debt Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement (including, without limitation, Section 2.11), in each case unless such materially more burdensome terms, conditions, covenants and/or defaults are also granted to the Subordinated Creditors (giving effect to the then prevailing cushions and/or setbacks with respect to financial covenants, baskets and the like).

“Permitted Subordinated Debt Payments” means the following (a) regularly scheduled monthly interest payments in respect of the Subordinated Debt in accordance with the terms of the Subordinated Debt Documents; (b) the payment of closing fees and reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees) in connection with the execution and delivery of the Subordinated Debt Documents as and when due and payable on a non-accelerated basis;
(c)    the payment of reasonable fees paid in consideration for any amendment, consent, waiver, forbearance or similar arrangement in connection with the Subordinated Debt Documents (to the extent customary, and not in excess of generally prevailing market rates, for such transactions at such time under similar circumstances); (d) the payment of reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees) as and when due and payable on a non-accelerated basis in accordance with the Subordinated Debt Documents; and (e) accrual (and not payment in cash) of default interest in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or any other entity or organization, including a government or agency or political subdivision thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Proceeding, whether or not allowed or allowable in any such Proceeding.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee, or other officer with similar powers or any other proceeding for the liquidation, dissolution, or other winding up of a Person, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Senior Collateral” means all Collateral in which a Lien is granted or purported to be granted to any Senior Creditor as security for any Senior Debt.

“Senior Covenant Default” means (a) an Event of Default as defined in any Senior Debt Document, and/or (b) a default in the performance of any term, covenant or condition contained in any Senior Debt Document or the existence of any condition or the occurrence of any event permitting any Senior Creditor to accelerate the payment of all or any portion of the Senior Debt (whether or not any such Indebtedness is accelerated), in each case other than a Senior Payment Default.

“Senior Creditor Representative” means HCLP or such other agent for the Senior Creditors appointed with the written consent of each Senior Lender.

“Senior Creditors” means and includes the Senior Lenders, the Senior Creditor Representative, and each and all of the holders at any time and from time to time of the Senior Debt, in each case together with their successors and assigns, and including any lender or other financial institution extending credit to refinance, in whole or in part (but, if in part, with the prior written consent of the Senior Creditor Representative), the Senior Debt then outstanding.

“Senior Debt” means (i) all “Obligations,” as such term is defined in the Credit Agreement, including (x) all principal of and interest on all borrowings and all other credit or financial accommodations extended under the Credit Agreement, (y) all reasonable fees, charges, costs, expenses (including, without limitation, court costs and attorneys’ fees), and other reasonable amounts payable under, and all other claims (including, without limitation, claims arising out of breaches of representations, warranties, or covenants) arising out of and in connection with, the Credit Agreement and any other indenture, agreement, or other instrument governing such credit or financial accommodation, and (z) all indebtedness, obligations, and liabilities from time to time arising in connection with any Collateral for or guaranties of such borrowings or other credit or financial accommodations (and including in each case Post-Petition Interest, fees, costs, and expenses even if such interest, fees, costs, and expenses are not an allowed claim enforceable against any Loan Party in a bankruptcy case under applicable law), and (ii) any and all deferrals, renewals and extensions of the foregoing and refinancings of the foregoing under any Permitted Refinancing Senior Debt Documents (whether or not with the same Senior Creditors); provided, that in no event shall the aggregate principal amount of Senior Debt consisting of loans at any one time outstanding entitled to the benefits of the subordination provisions of this Agreement exceed
$135,000,000, plus all accrued and unpaid interest (including any capitalized interest) payable in kind by being capitalized and added to the then outstanding principal balance of the Senior Debt, less all indefeasible payments of principal made in respect of the Loans (as such term is defined in the Credit Agreement) after the date hereof and any other permanent reductions of the Commitment (as such term is defined in the Credit Agreement) under the Credit Agreement.

“Senior Debt Documents” means the Credit Agreement, all promissory notes issued to the Senior Lenders pursuant to the Credit Agreement, each Collateral Document (as defined in the Credit Agreement), each other Loan Document (as defined in the Credit Agreement) and all other documents, agreements, and instruments evidencing, securing, guaranteeing, or otherwise pertaining to all or any portion of the Senior Debt executed from time to time in connection therewith, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Senior Default” means any Senior Payment Default or Senior Covenant Default.

“Senior Default Notice” means a written notice sent by the Senior Creditor Representative to the Subordinated Creditor Representative pursuant to which the Subordinated Creditors are notified of the existence of a Senior Covenant Default.

“Senior Liens” means any Lien created by the Senior Debt Documents.

“Senior Payment Default” means (i) a default in the payment when due (whether by lapse of time, acceleration, or otherwise) of all or any portion of the Senior Debt consisting of principal, interest or any scheduled fee, or (ii) an Event of Default (as defined in the Credit Agreement) resulting from the failure to pay any other amounts due and owing under the Senior Debt Documents.

“Subordinated Collateral” means all Collateral in which a Lien is granted or purported to be granted to any Subordinated Creditor as security for any Subordinated Debt Obligation.

“Subordinated Covenant Default” means (a) an Event of Default as defined in any Subordinated Debt Document, and/or (b) a default in the performance of any term, covenant or condition contained in any Subordinated Debt Document or the existence of any condition or the occurrence of any event permitting any Subordinated Creditor to accelerate the payment of all or any portion of the Subordinated Debt (whether or not any such Indebtedness is accelerated), in each case other than a Subordinated Payment Default.

“Subordinated Creditor Representative” means HCLP or such other agent for the Subordinated Creditors appointed with the written consent of each Subordinated Lender.

“Subordinated Creditors” means and includes the Subordinated Lenders, the Subordinated Creditor Representative, and each and all of the holders at any time and from time to time of the Subordinated Debt, in each case together with their successors and assigns, and including any lender or other financial institution extending credit to refinance, in whole or in part (but, if in part, with the prior written consent of the Subordinated Creditor Representative), the Subordinated Debt then outstanding.

“Subordinated Debt” means (i) all “Obligations,” as such term is defined in the Second Lien Credit Agreement, including (x) all principal of and interest on all borrowings and all other credit or financial accommodations extended under the Second Lien Credit Agreement, (y) all reasonable fees, charges, costs, expenses (including, without limitation, court costs and attorneys’

fees), and other reasonable amounts payable under, and all other claims (including, without limitation, claims arising out of breaches of representations, warranties, or covenants) arising out of and in connection with, the Second Lien Credit Agreement and any other indenture, agreement, or other instrument governing such credit or financial accommodation, and (z) all indebtedness, obligations, and liabilities from time to time arising in connection with any Collateral for or guaranties of such borrowings or other credit or financial accommodations (and including in each case Post-Petition Interest, fees, costs, and expenses even if such interest, fees, costs, and expenses are not an allowed claim enforceable against any Loan Party in a bankruptcy case under applicable law), and (ii) any indebtedness, obligations, and liabilities under any Permitted Additional Subordinated Securities (whether or not with the same Subordinated Creditors).

“Subordinated Debt Documents” means the Second Lien Credit Agreement, all promissory notes issued to the Subordinated Lenders pursuant to the Second Lien Credit Agreement, each Collateral Document (as defined in the Second Lien Credit Agreement), each other Loan Document (as defined in the Second Lien Credit Agreement), and all other documents, agreements, and instruments evidencing, securing, guaranteeing, or otherwise pertaining to all or any portion of the Subordinated Debt executed from time to time in connection therewith, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Subordinated Debt Obligations” means the Subordinated Debt (including, for the avoidance of doubt, any Permitted Additional Subordinated Securities) and the Permitted Subordinated Debt Payments.

“Subordinated Default” means any Subordinated Payment Default or Subordinated Covenant Default.

“Subordinated Default Notice” means any written notice from the Subordinated Creditor Representative to the Senior Creditors or the Senior Creditor Representative pursuant to which the Senior Creditors are notified of the occurrence of a Subordinated Default.

“Subordinated Liens” means any Lien created by the Subordinated Debt Documents. “Subordinated Payment Default” means (i) a default in the payment when due (whether by lapse of time, acceleration, or otherwise) of all or any portion of the Subordinated Debt consisting of principal, interest or any scheduled fee, or (ii) an Event of Default (as defined in the Second Lien Credit Agreement) resulting from the failure to pay any other amounts due and owing under the Subordinated Debt Documents.

“Subsidiary” means any corporation or other Person controlling more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and/or one or more of its Subsidiaries.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unasserted Obligations” means, at any time, obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for the principal of and interest on, and fees relating to, any indebtedness) in respect of which no claim or demand for payment has been made (or, in the case of obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

SECTION 2.    DEBT SUBORDINATION AND LIEN PRIORITIES.

2.1.    Subordination of Subordinated Debt to Senior Debt. The Borrower and each of the other Loan Parties hereby covenant and agree, and the Subordinated Creditors by their acceptance of this Agreement (or by their acceptance of any of the Subordinated Debt, whether upon original issue, upon transfer or assignment, or otherwise) likewise covenant and agree, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed, or guaranteed, shall be deemed to have acquired the Senior Debt in reliance upon the provisions contained in this Agreement.

2.2.    Proceedings.

(a)    Payments. In the event of any Proceeding involving any Loan Party, (i) all Senior Debt shall be Paid in Full before any Distribution with respect to the Subordinated Debt shall be made (other than a distribution of Permitted Additional Subordinated Securities which the Subordinated Creditors are hereby specifically authorized to receive and retain); (ii) any Distribution, whether in cash, property, or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Debt (other than a distribution of Permitted Additional Subordinated Securities which the Subordinated Creditors are hereby specifically authorized to receive and retain), shall be paid or delivered directly to the Senior Creditor Representative (to be applied or otherwise held as collateral security for the Senior Debt in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid in Full, and the Subordinated Creditors irrevocably authorize, empower, and direct all receivers, trustees, liquidators, custodians, conservators, and other Persons having authority in the premises to effect all such payments and distributions, and the Subordinated Creditors also irrevocably authorize and empower the Senior Creditor Representative to demand, sue for, collect, and receive every such payment or distribution, provided the Senior Creditor Representative shall have no obligation to exercise any such authority with respect to the claims of the Subordinated Creditors; and (iii) the Subordinated Creditors agree to execute and deliver to the Senior Creditor Representative all such further instruments as the Senior Creditor Representative may reasonably request (and at no mandatory cost to any Subordinated Creditor) confirming the authorization referred to in the foregoing clause (ii).

(b)    Voting and Other Matters. At any meeting of creditors or in the event of any Proceeding involving any Loan Party, the Subordinated Creditors shall retain the right to vote, file a proof of claim, and otherwise act with respect to the Subordinated Debt (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), provided that the Subordinated Creditors shall not take any such action which is inconsistent with the provisions of this Agreement and shall not initiate or prosecute any claim or action in such Proceeding challenging the enforceability of this Agreement, the enforceability, validity or priority of the Senior Debt, or the enforceability, validity, perfection or priority of any Liens securing the Senior Debt. In the event any

Subordinated Creditor fails to execute, verify, deliver, and/or file any proofs of claim in respect of its Subordinated Debt in connection with any such Proceeding prior to five (5) days before the expiration of the time to file any such proof of claim or fails to vote any such claim in any such Proceeding prior to five (5) days before the expiration of the time to vote any such claim, each such Subordinated Creditor hereby irrevocably authorizes, empowers, and appoints the Senior Creditor Representative as such Subordinated Creditor’s agent and attorney-in-fact to execute, verify, deliver, and file such proofs of claim and vote such claim in any Proceeding to the extent permitted by applicable law; provided the Senior Creditor Representative shall have no obligation to do so or to exercise any such authority with respect to the claims of any Subordinated Creditor and, if the Senior Creditor Representative elects to exercise such authority, the Senior Creditor Representative may do so in a manner consistent with the sole interest of the Senior Creditors and shall have no duty to take any action to maximize any Subordinated Creditor’s recovery with respect to its claims on the Subordinated Debt owing to it. In the event that the Senior Creditor Representative votes any claim in accordance with the authority granted hereby, the relevant Subordinated Creditor shall not be entitled to change or withdraw such vote.

(c)    Reinstatement. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditors and the Subordinated Creditors even if all or part of the Senior Debt or the Liens securing the Senior Debt are subordinated, set aside, avoided, or disallowed in connection with any such Proceeding. This Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3.    Restrictions on Payment of Subordinated Debt.

(a)    Restricted Payments upon Senior Default. Notwithstanding the terms of the Subordinated Debt Documents, the Subordinated Creditors shall neither be entitled to nor shall they receive or accept, and no Loan Party shall make, any payment or Distribution with respect to the Subordinated Debt (whether for principal, interest, premium, equity distribution or otherwise) (notwithstanding the expressed maturity or any other time for the payment of any Subordinated Debt) other than Permitted Subordinated Debt Payments and Permitted Additional Subordinated Securities, subject to the terms of Section 2.2 of this Agreement; provided, however, that the Subordinated Creditors shall neither be entitled to nor shall they receive or accept, and no Loan Party shall make, any payment or Distribution with respect to the Subordinated Debt (including, any Permitted Subordinated Debt Payment), but excluding reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees) and Permitted Additional Subordinated Securities if, at the time of such payment or immediately after giving effect thereto a Senior Payment Default exists.

The Borrower may resume payments and Distributions of Permitted Subordinated Debt Payments and Permitted Additional Subordinated Securities (and may make any payments and Distributions of Permitted Subordinated Debt Payments and Permitted Additional Subordinated Securities missed due to the application of the preceding paragraph) and the Subordinated Creditors may accept such payments and Distributions in respect of the Subordinated Debt, in the case of a Senior Payment Default, upon a cure or waiver thereof in accordance with the terms of the Senior Debt Documents or, if the Senior Payment Default resulted in or from the acceleration of the Senior

Debt, upon such acceleration being annulled or rescinded in accordance with the terms of the Senior Debt Documents.

(b)    Non-Applicability to Proceeding. The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 would be applicable.

2.4.    Payments Otherwise Permitted. The failure of any Loan Party to make any payment with respect to the Subordinated Debt by reason of the operation of Section 2.3 shall not be construed as preventing the occurrence of a Subordinated Default under the applicable Subordinated Debt Documents. Nothing contained in this Section 2 or elsewhere in this Agreement or in the Subordinated Debt Documents shall prevent any Loan Party at any time, except during the pendency of any Proceeding referred to in Section 2.2 or under the conditions referred to in Section 2.3 or as a result of any event or circumstance otherwise prohibited under Section 2.7, from making Permitted Subordinated Debt Payments, or prevent the Subordinated Creditors from receiving Permitted Subordinated Debt Payments, at any time on account of Subordinated Debt accrued to and payable on the date of such payment, in each case, without giving effect to any provisions of the Subordinated Debt Documents, including any provisions permitting voluntary prepayment or requiring mandatory prepayment or redemption, which would have the effect of increasing the amount, or frequency, of any such payment.

2.5.    Restriction on Action by Subordinated Creditors. Until the Senior Debt is Paid in Full, the Subordinated Creditors shall not:

(a)    institute any suit or other Proceeding or assert in any suit or other Proceeding any claim against any Senior Creditor seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Creditor shall be liable for, any action taken or omitted to be taken by any Senior Creditor with respect to the Common Collateral or pursuant to the Senior Debt Documents;

(b)    make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Subordinated Debt Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Subordinated Debt Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Subordinated Debt Document;

(c)    commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Subordinated Debt Documents; or

(d)    take any other Collection Action with respect to the Subordinated Debt, except as expressly permitted in the following sentence or Section 2.2 hereof, in each case, upon the earliest to occur of:

(x)    the passage of 180 days from the date the Senior Creditor Representative shall have received in accordance with Section 10 hereof a Subordinated Default Notice of any Subordinated Default described therein from the Subordinated Creditor Representative and of its or any Subordinated Creditor’s intention to take any Collection Action if such Subordinated Default shall not have been cured or waived within such period;

(y)    acceleration of the Senior Debt; and

(z)        the occurrence of any Proceeding with respect to any Loan Party or its assets;

the Subordinated Creditors may, upon not less than (A) in the case of a clause (x) above, five (5) business days, and (B) in the case of clauses (y) and (z) above, one (1) business day, prior written notice to the Senior Creditor Representative, accelerate the Subordinated Debt or require the mandatory prepayment thereof or take any other Collection Action in respect of the Subordinated Debt; provided, however, that if following the acceleration of the Senior Debt as described in clause (y) above such acceleration is rescinded, then all Collection Actions taken by the Subordinated Creditors shall likewise be rescinded if such Collection Action is based solely on clause (y) above, unless the related judicial action would be dismissed with prejudice to the Subordinated Creditors. Such notice may be given during the 180-day period described in clause (x) above, provided that the Subordinated Creditors shall not be entitled to take any such actions until the expiration of such 180-day period with respect to actions initiated pursuant to clause (x) above. All Collection Actions taken by the Subordinated Creditors shall at all times be and remain subject to the terms of this Agreement and any and all Distributions received by the Subordinated Creditors in respect of the Subordinated Debt pursuant to any Collection Action shall be paid over to the Senior Creditor Representative for application to the Payment in Full of the Senior Debt (whether or not then due) in such order and manner as the Senior Creditors shall determine until all Senior Debt is Paid in Full. Notwithstanding the foregoing, but subject to the terms and conditions of this Agreement, the Subordinated Creditors may vote, file proofs of claim, and otherwise act with respect to the Subordinated Debt in any Proceeding involving any Loan Party or its assets to the extent permitted by Section 2.2 hereof.

2.6.    No Prepayments. Under no circumstances shall any Loan Party be entitled to make, or the Subordinated Creditors be entitled to demand, take, receive, or retain, any voluntary prepayments or distributions or any voluntary repurchase or redemption of any Subordinated Debt prior to the Payment in Full of the Senior Debt. Payments received by the Subordinated Creditors after acceleration of the Subordinated Debt or the commencement of a Collection Action by the Subordinated Creditors otherwise permitted by this Agreement shall not constitute a prohibited prepayment under this Section 2.6, provided that any and all such payments and collections received shall be subject to being paid over to the Senior Creditor Representative for application to the payment of all Senior Debt until Paid in Full in accordance with this Agreement.

2.7.    Limitation on Collateral and Guaranties Supporting Subordinated Debt; Lien Priorities.

(a)    Until the Senior Debt is Paid in Full, the parties hereto agree that (i) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Subordinated Debt Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the Senior Debt and (ii) if any Subordinated Creditor shall acquire or hold any Lien on any assets of any Loan Party securing any Subordinated Debt Obligation which assets are not also subject to the first-priority Lien of the Senior Creditor Representative under the Senior Debt Documents, then the Subordinated Creditor Representative, upon demand by the Senior Creditor Representative, will without the need for any further consent of any other Subordinated Creditor, notwithstanding anything to the contrary in any other Subordinated Debt Document either (x) release such Lien or (y) assign it to the Senior Creditor Representative as security for the Senior Debt (in which case the Subordinated Creditor Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Creditors, the Subordinated Creditor Representative and the other Subordinated Creditors agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.7(a) shall be subject to Section 3.1.

(b)    (i) Any and all Liens now existing or hereafter created or arising in favor of any Subordinated Creditor securing the Subordinated Debt Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the Senior Creditors securing the Senior Debt, notwithstanding (A) anything to the contrary contained in any agreement or filing to which any Subordinated Creditor may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (B) any provision of the Uniform Commercial Code or any applicable law or any Senior Debt Document or Subordinated Debt Document or any other circumstance whatsoever and (C) the fact that any such Liens in favor of any Senior Creditor securing any of the Senior Debt are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Subordinated Debt Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(ii) No Senior Creditor or Subordinated Creditor shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any Senior Creditor or Subordinated Creditor to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the Senior Creditors or the Subordinated Creditors, the priority and rights as between the Senior Creditors and the Subordinated Creditors with respect to the Common Collateral shall be as set forth herein.

(c)    The Subordinated Creditor Representative on behalf of itself and the other Subordinated Creditors acknowledges that subject to Section 2.11(a), the Senior Debt may be increased or reduced, and that the terms of the Senior Debt may be modified, extended or amended from time to time, and that the aggregate amount of the Senior Debt may be increased, replaced or refinanced, in each event, without affecting the provisions hereof. The lien priorities provided in Section 2.7(b) shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Debt subject to Section 2.11(a) or the Subordinated Debt Obligations, or any portion thereof.

(d)    (i) The Subordinated Creditor Representative on behalf of itself and the other Subordinated Creditors agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Subordinated Creditor Representative shall be in form satisfactory to the Senior Creditor Representative.

(ii) The Subordinated Creditor Representative agrees on behalf of itself and the other Subordinated Creditors that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against real property in favor of or for the benefit of the Subordinated Creditor Representative shall be in form satisfactory to the Senior Creditor Representative and shall contain a notation substantially in the following form: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to HCLP Capital Management, LLC, as Senior Creditor Representative, in such property, in accordance with the provisions of the Fourth Amended and Restated Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of [ ], 2020, among HCLP Nominees, L.L.C., individually as a Senior Creditor and as Senior Creditor Representative, and HCLP Nominees, L.L.C., individually as a Subordinated Creditor and as Subordinated Creditor Representative, as amended, restated, amended and restated, supplemented or otherwise modified from time to time”.

2.8.    Incorrect Payments. If any payment or distribution on account of the Subordinated Debt not permitted to be made by any Loan Party or received by Subordinated Creditors under this Agreement is received by Subordinated Creditors before all Senior Debt is Paid in Full, such payment or distribution shall be held in trust by the Subordinated Creditors for the benefit of the holders of the Senior Debt, and shall be promptly paid over to the Senior Creditor Representative for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.9.    Sale Transfer, etc. The Subordinated Creditors shall not sell, assign, pledge, dispose of, or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document (a) without giving prior written notice of such action to the Senior Creditor Representative, and (b) unless, prior to or concurrently with the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Creditor Representative an agreement providing for the continued subordination of the Subordinated Debt to the Senior Debt on the terms provided herein, for the continued subordination of any Liens on the Common Collateral (or any interest therein) securing the Subordinated Debt to the Liens on the Common Collateral securing the Senior Debt, and for the continued effectiveness of all of the rights of the Senior Creditors and holders of the Senior Debt arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition, or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditors; provided, that any Subordinated Creditor may, at any time without notice to Senior Creditor Representative and without requiring delivery of a joinder or other documentation at such time, pledge, collaterally assign or grant a security interest in its interests in the Subordinated Debt to any secured lender of such Subordinated Creditor and such secured lender shall have the right to enforce such pledge, collateral assignment or grant of security interest in accordance with the terms thereof, in each case subject in all respects to the terms and conditions of this Agreement; provided further that, promptly after consummation thereof, the relevant Subordinated Creditor shall provide notice of any such pledge, collateral assignment or grant of security interest to the Senior Creditor Representative.

2.10.    Legends. Until the Senior Debt is Paid in Full, the Second Lien Credit Agreement and any other Subordinated Debt Document at all times shall contain in a conspicuous manner the following legend:

This agreement and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Fourth Amended and Restated Subordination and Intercreditor Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), dated as of [ ], 2020, among HCLP Nominees, L.L.C., a Delaware limited liability company (together with its successors and permitted assigns), individually as a Subordinated Creditor and as Subordinated Creditor Representative, and HCLP Nominees, L.L.C., a Delaware limited liability company, individually as a Senior Creditor and as Senior Creditor Representative and in such capacity as agent for the Senior Lenders referred to therein (and its successors and assigns in such capacity), to the Senior Debt described in the Subordination Agreement, and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement. In the event of any conflict between the terms of the Subordination Agreement and the terms of this Agreement, the terms of the Subordination Agreement shall govern and control.

2.11.    Modifications to Senior Debt and Subordinated Debt.

(a)    The Senior Creditors may at any time and from time to time without the consent of or notice to the Subordinated Creditors, without incurring liability to the Subordinated Creditors and without impairing or releasing the obligations of the Subordinated Creditors under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing, securing, guaranteeing, or otherwise relating to the Senior Debt (provided it being understood that nothing herein shall be deemed a waiver or consent by the Subordinated Creditors to any Loan Party under any Subordinated Debt Document with respect to any of the foregoing); provided that, without the written consent of each Subordinated Lender, the Senior Creditors will not: (i) shorten the final contractual maturity date of the Loans (as such term is defined in the Credit Agreement) to a date which is less than thirty (30) days prior to [__], 2020, (ii) advance the scheduled amortization of principal on the Loans (as such term is defined in the Credit Agreement) other than by acceleration (determined exclusive of amortization and other mandatory prepayments thereof as provided for in the Credit Agreement on the Fourth Intercreditor Amendment and Restatement Date), (iii) other than as permitted by the Credit Agreement as in effect on the Fourth Intercreditor Amendment and

Restatement Date, increase the pre- default interest rates applied to the unpaid principal balance of Senior Debt from time to time outstanding (or change the base or comparable reference rate upon which any floating rate of interest is calculated), (iv) add any new or make more restrictive any event of default or covenant existing in the Credit Agreement on Fourth Intercreditor Amendment and Restatement Date or (v) increase the principal amount of the Senior Debt in excess of $135,000,000, plus all accrued and unpaid interest (including any capitalized interest) payable in kind by being capitalized and added to the then outstanding principal balance of the Senior Debt, less all indefeasible payments of principal made in respect of the Loans (as such term is defined in the Credit Agreement) after [__], 2020 and any other permanent reductions of the Commitment (as such term is defined in the Credit Agreement) under the Credit Agreement.

(b)    Until the Senior Debt is Paid in Full, notwithstanding anything contained in the Subordinated Debt Documents to the contrary, the Subordinated Creditors shall not, without the prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Senior Creditor Representative, agree to any amendment, modification or supplement to the Subordinated Debt Documents, other than any such amendment, modification or supplement that does not adversely affect the Senior Creditors or any of the Senior Creditors’ rights or interests in the Common Collateral or violate any of the terms or conditions set forth in this Agreement; provided that, notwithstanding the foregoing, without the written consent of each Senior Lender, the Subordinated Creditors will not: (i) shorten the final contractual maturity date of the Loans (as specified in the Second Lien Credit Agreement) to a date which is prior to the Scheduled Maturity Date (as defined in the Credit Agreement) in effect at such time after giving effect to any extension of such Scheduled Maturity Date in effect at such time pursuant to Section 2.05 of the Credit Agreement), (ii) other than as permitted by the Second Lien Credit Agreement as in effect on the Fourth Intercreditor Amendment and Restatement Date, increase the interest rates (including, for the avoidance of doubt, any post-default interest rates) applied to the unpaid principal balance of Subordinated Debt from time to time outstanding or (iii) permit the default interest or any other post-default interest payable under the Subordinated Debt Documents to be paid or payable in cash or any other form of payment (other than as paid-in-kind interest that is added to the principal balance of the Subordinated Debt) at any time prior to the Payment in Full of the Senior Debt.

(c)    In the event the Senior Creditor Representative enters into any amendment, waiver or consent in respect of any of the Senior Debt Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Debt Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Subordinated Debt Document without the consent of or action by any Subordinated Creditor (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Subordinated Debt Documents), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to a Lien granted or created pursuant to any Subordinated Debt Documents, except to the extent that a release of such Lien is permitted by Section 3.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Subordinated Creditors and does not affect the Senior Creditors in a like or similar manner shall not apply to the Subordinated Debt Documents without the consent of the Subordinated Creditor Representative and (iii) notice of such amendment, waiver or consent shall be given to the Subordinated Creditor Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

2.12.    No Contest by Subordinated Creditor; Administration of Senior Debt; Judgment Creditors.

(a)    The Subordinated Creditors agree that they will not at any time (i) contest the validity, perfection, priority, or enforceability of the Senior Debt, the Senior Debt Documents, or the Liens of the Senior Creditors and any other holders of any Senior Debt in any Common Collateral securing any Senior Debt or (ii) take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Subordinated Debt Obligation pari passu with or senior to, or to give any Subordinated Creditor any preference or priority relative to, the Liens with respect to the Senior Debt or the Senior Creditors with respect to any of the Common Collateral. The Subordinated Creditors agree they will not oppose, object to, interfere with, hinder or delay, in any manner, which by judicial proceedings (including without limitation the filing of a Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of any Common Collateral by the Senior Creditors or any other Collection Action taken (or any forbearance from taking any Collection Action) by or on behalf of the Senior Creditors.

(b)    The Subordinated Creditors agree that the Senior Creditors, in the course of administering extensions of credit to the Borrower, or in exercising their rights or remedies with respect to any Senior Debt, may from time to time in their respective discretion release proceeds of accounts receivable or other Common Collateral to the Loan Parties in accordance with the terms of the Senior Debt Documents, or otherwise deal with the Common Collateral and any other property or assets of the Loan Parties, without in any event any notice or accounting to the Subordinated Creditors whatsoever. The Subordinated Creditors further agree that the Senior Creditors have complete discretion in, and shall not be liable in any manner to the Subordinated Creditors for, determining how, when, and in what manner the Senior Creditors administer extensions of credit to the Borrower or any other Loan Party or exercise any rights or remedies with respect to, or foreclose or otherwise realize upon, any Common Collateral for any Senior Debt or any other property or assets or pursuant to any Senior Debt Documents. Without in any way limiting the foregoing, the Subordinated Creditors specifically acknowledge and agree that the Senior Creditors may take such action(s) as they deem appropriate to enforce the Senior Debt or any Common Collateral or guaranties therefor, whether or not such action is beneficial to the interest of the Subordinated Creditors and that the Subordinated Creditors shall not have any right to consent or object to the exercise by the Senior Creditor Representative or any other Senior Creditor of any right, remedy or power with respect to the Common Collateral or pursuant to the Senior Debt Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this sentence, whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right). The Subordinated Creditors, and all who may claim through or under them, hereby expressly waive and release any and all rights to have the Common Collateral or any part thereof marshaled upon any foreclosure, sale, or other realization thereon or disposition thereof by the Senior Creditors. In order for the Senior Creditors to enforce their rights in the Common Collateral or any guaranty for the Senior Debt, there shall be no obligation on the part of the Senior Creditors at any time to resort for payment of the Senior Debt to any obligor thereon or guarantor thereof, or to any other Person, their properties or estates, or to resort to any other rights or remedies whatsoever; and the Senior Creditors shall have the right to foreclose or otherwise realize upon any Common Collateral or to enforce any guaranty irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

(c)    In the event that any Subordinated Creditor becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Liens and the Senior Debt) to the same extent as all other Liens securing the Subordinated Debt Obligations are subject to the terms of this Agreement.

2.13.    Default Notices. The Borrower shall provide the Senior Creditor Representative with written notice promptly after a senior officer of the Borrower becomes aware of the occurrence of any Subordinated Default, and shall notify the Senior Creditor Representative in the event a senior officer of the Borrower becomes aware that such Subordinated Default is cured or waived. The Borrower shall provide the Subordinated Creditor Representative with written notice promptly after a senior officer of the Borrower becomes aware of the occurrence of any Senior Default, and shall notify the Subordinated Creditor Representative in the event a senior officer of the Borrower becomes aware that such Senior Default is cured or waived.

2.14.    Defined Rights of Creditors; Borrower Obligations Unconditional. The provisions of this Section 2 are solely for the purpose of defining the relative rights of Subordinated Creditors and the holders of the Subordinated Debt, and the rights of the Senior Creditors and holders of Senior Debt, and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, the Loan Parties. As between the Loan Parties and the Subordinated Creditors, nothing contained herein shall impair the unconditional and absolute obligation of the Loan Parties to the Subordinated Creditors to pay the Subordinated Debt as such Subordinated Debt shall become due and payable in accordance with the Subordinated Debt Documents.

2.15.    Subrogation. After the Payment in Full of the Senior Debt, and prior to repayment in full of the Subordinated Debt, the Subordinated Creditors shall be subrogated to the rights of the Senior Creditors to the extent that distributions otherwise payable to the Subordinated Creditors have been applied to the Senior Debt in accordance with the provisions of Section 2 of this Agreement. For purposes of each subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property, or securities to which the Subordinated Creditors would be entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the holders of the Senior Debt by the Subordinated Creditors, shall, as among any Loan Party, its creditors (other than the Senior Creditors), any guarantors of the Senior Debt or the Subordinated Debt, and the Subordinated Creditors be deemed to be a payment or distribution by such Loan Party or such guarantor to or on account of the Senior Debt, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditors, on the one hand, and the Senior Creditor Representative and the Senior Creditors on the other hand. The Senior Creditors shall have no obligation or duty to protect the Subordinated Creditors’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall the Senior Creditors be liable for any loss to, or impairment of, any subrogation rights held by the Subordinated Creditors.

2.16.    Collateral In Possession or Control; Perfection of Collateral.

(a)    In the event that Senior Creditor Representative (or a third party on its behalf), (i) takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Common Collateral for purposes of perfecting its Liens therein (including stock certificates, instruments, chattel paper, depository accounts and securities accounts) or (ii) has a perfected Lien in any Common Collateral in which the Subordinated Creditor Representative fails to have a perfected Lien in favor of the Subordinated Creditors (including any real property), Senior Creditor Representative shall be deemed to be holding such Collateral or Liens as gratuitous bailee and as a non-fiduciary representative for all Subordinated Creditors, including the Subordinated Creditor Representative, solely to the extent required to perfect the Subordinated Creditor Representative’s Lien thereon; provided that the duties or responsibilities of Senior Creditor Representative under this Section 2.16(a) shall be limited solely to holding the relevant Collateral as bailee and non-fiduciary representative in accordance with this Section 2.16(a) and Senior Creditor Representative shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Subordinated Creditor Representative or any Subordinated Creditor and, the Subordinated Creditor Representative, on its own behalf and on behalf of the Subordinated Creditors, hereby waives and releases the Senior Creditor Representative from all claims and liabilities arising pursuant to its role as such representative, except for claims and liabilities arising from gross negligence or willful misconduct of the Senior Creditor Representative as finally determined pursuant to a final order of a court of competent jurisdiction. Promptly following Payment in Full, to the extent that the Subordinated Debt (other than Unasserted Obligations) shall not have been paid in full, Senior Creditor Representative shall, upon the request of the Subordinated Creditor Representative and at the expense of the Borrower, deliver the remainder of such Collateral, if any, in its possession to the designee of the Subordinated Creditor Representative (except as may otherwise be required by applicable law or court order). Subordinated Creditor Representative, on its own behalf and on behalf of the Subordinated Creditors, hereby appoints Senior Creditor Representative as its gratuitous bailee and non-fiduciary representative for the purposes of perfecting its security interest as described in this Section 2.16(a). Senior Creditor Representative, in acting pursuant to this Section 2.16(a), shall not have, or be deemed to have, a fiduciary relationship in respect of Subordinated Creditor Representative or any Subordinated Creditor.

(b)    In the event that Subordinated Creditor Representative (or a third party on its behalf), (i) takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Common Collateral for purposes of perfecting its Liens therein or (ii) has a perfected Lien in any Common Collateral in which the Senior Creditor Representative fails to have a perfected Lien in favor of the Senior Creditors, the Subordinated Creditor Representative shall be deemed to be holding such Collateral or Liens as gratuitous bailee and as a non-fiduciary representative for the Senior Creditors, including the Senior Creditor Representative, solely for purposes of perfection of its Lien under the Uniform Commercial Code; provided that the duties or responsibilities of Subordinated Creditor Representative under this Section 2.16(b) shall be limited solely to holding the relevant Collateral as bailee and non- fiduciary representative in accordance with this Section 2.16(b) and the Subordinated Creditor Representative shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Senior Creditor Representative or any Senior Creditor and, the Senior Creditor Representative, on its own behalf and on behalf of the Senior Creditors, hereby waives and releases the Subordinated Creditor Representative from all claims and liabilities arising pursuant to its role as such representative, except for claims and liabilities arising from gross negligence or willful misconduct of the Subordinated Creditor Representative as finally determined pursuant to a final order of a court of competent jurisdiction; and provided, further that, promptly following the request of the Senior Creditor Representative, the Subordinated Creditor Representative shall deliver any Collateral in its possession to the Senior Creditor Representative, to be held by the Senior Creditor Representative in accordance with clause (a) above. Senior Creditor Representative, on its own behalf and on behalf of the Senior Creditors, hereby appoints Subordinated Creditor Representative as its gratuitous bailee and non-fiduciary representative for the purposes of perfecting its security interest as described in this Section 2.16(b). Subordinated Creditor

Representative, in acting pursuant to this Section 2.16(b), shall not have, or be deemed to have, a fiduciary relationship in respect of Senior Creditor Representative or any Senior Creditor.

It is understood and agreed that this Section 2.16 is intended solely to assure perfection of the Liens granted under the applicable Senior Debt Documents and Subordinated Debt Documents, and nothing in this Section 2.16 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.

SECTION 3. APPLICATION OF PROCEEDS OF COMMON COLLATERAL; DISPOSITIONS AND RELEASES OF COMMON COLLATERAL; INSPECTION AND INSURANCE.

3.1.    [Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral, whether or not pursuant to a Proceeding, shall be distributed as follows: first to the Senior Creditor Representative for application to the Senior Debt in accordance with the terms of the Senior Debt Documents, until the Payment in Full of the Senior Debt has occurred and second, to the Subordinated Creditor Representative for application in accordance with the Subordinated Debt Documents until the payment in full of the Subordinated Debt (other than Unasserted Obligations), and thereafter, to the Borrower or as otherwise required by law. Until the occurrence of the Payment in Full of the Senior Debt, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Subordinated Creditor in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Creditor Representative, for the benefit of the Senior Creditors, in the same form as received, with any necessary endorsements, and each Subordinated Creditor hereby authorizes the Senior Creditor Representative to make any such endorsements as agent for the Subordinated Creditor Representative (which authorization, being coupled with an interest, is irrevocable).]

3.2.    Releases of Subordinated Lien. (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the Senior Debt Documents that results in the release of the Senior Lien on any Common Collateral (including without limitation any sale or other disposition pursuant to any Collection Action), the Subordinated Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the Payment in Full of the Senior Debt occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b) The Subordinated Creditor Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Creditor Representative shall request to evidence any release of the Subordinated Lien described in paragraph (a). The Subordinated Creditor Representative hereby appoints the Senior Creditor Representative and any officer or duly authorized person of the Senior Creditor Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Subordinated Creditor Representative and in the name of the Subordinated Creditor Representative or in the Senior Creditor Representative’s own name, from time to time, in the Senior Creditor Representative’s sole discretion, for the purposes of carrying out the terms of this Section 3.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 3.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

3.3.    Inspection Rights and Insurance. (a) Subject to the Senior Debt Documents, any Senior Creditor and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the Senior Creditor Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Subordinated Creditor or liability to any Subordinated Creditor.

(b)    Until the Payment in Full of the Senior Debt, subject to the Senior Debt Documents and solely to the extent required thereunder, the Senior Creditor Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that, subject to the Subordinated Debt Documents and solely to the extent required thereunder, the Subordinated Creditor Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the Senior Creditor Representative); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

SECTION 4. INSOLVENCY PROCEEDINGS.

4.1. Filing of Motions. Until the Payment in Full of the Senior Debt has occurred, the Subordinated Creditor Representative agrees on behalf of itself and the other Subordinated Creditors that no Subordinated Creditor shall, in or in connection with any Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Creditor Representative (including the validity and enforceability thereof) or any other Senior Creditor or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Subordinated Creditor Representative may file a proof of claim in a Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Subordinated Creditor Representative imposed hereby.

4.2 Financing Matters. If any Loan Party becomes subject to any Proceeding, and if the Senior Creditor Representative or the other Senior Creditors desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”), then the Subordinated Creditor Representative agrees, on behalf of itself and the other Subordinated Creditors, that each Subordinated Creditor (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 4.4 below and (c) will subordinate (and will be deemed hereunder to have subordinated) the Subordinated Liens (i) to such DIP Financing on the same terms as the Senior Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Senior Creditors and (iii) to any “carve-out” agreed to by the Senior Creditor Representative or the other Senior Creditors, and (d) agrees that notice received five calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

4.3.    Relief From the Automatic Stay. The Subordinated Creditor Representative agrees, on behalf of itself and the other Subordinated Creditors, that none of them will seek relief from the automatic stay or from any other stay in any Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the Senior Creditor Representative.

4.4.    Adequate Protection. The Subordinated Creditor Representative, on behalf of itself and the other Subordinated Creditors, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the Senior Creditor Representative or the other Senior Creditors for adequate protection or any adequate protection provided to the Senior Creditor Representative or the other Senior Creditors or (b) any objection by the Senior Creditor Representative or any other Senior Creditors to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or ( c) the payment of interest, fees, expenses or other amounts to the Senior Creditor Representative or any other Senior Creditors under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 4.2(b) (but subject to all other provisions of this Agreement, including, without limitation, Sections 4.2(a) and 4.3), in any Proceeding, (i) if the Senior Creditors (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the Senior Creditors do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Subordinated Creditor Representative, on behalf of itself and any of the Subordinated Creditors, may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Senior Debt and such DIP Financing on the same basis as the other Liens securing the Subordinated Debt Obligations are so subordinated to the Senior Debt under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Senior Creditors, provided, however, that the Subordinated Creditor Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Subordinated Creditors, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Subordinated Creditor Representative, on behalf of itself and the Subordinated Creditors, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Subordinated Creditor Representative, on behalf of itself or any of the Subordinated Creditors, agrees that the Senior Creditor Representative shall also be granted a senior Lien on such additional collateral as security for the Senior Debt and any such DIP Financing and that any Lien on such additional collateral securing the Subordinated Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Debt and any such DIP Financing (and all Obligations (as defined in the Credit Agreement) relating thereto) and any other Liens granted to the Senior Creditors as adequate protection, with such subordination to be on the same terms that the other Liens securing the Subordinated Debt Obligations are subordinated to such Senior Debt under this Agreement. The Subordinated Creditor Representative, on behalf of itself and the other Subordinated Creditors, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the Senior Creditor Representative.

4.5.    Avoidance Issues. If any Senior Creditor is required in any Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Debt shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Payment in Full shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Subordinated Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

4.6.    Asset Dispositions in a Proceeding. Neither the Subordinated Creditor Representative nor any other Subordinated Creditors shall, in a Proceeding or otherwise, oppose any sale or disposition of any assets of any Loan Party that is supported by the Senior Creditors, and the Subordinated Creditor Representative and each other Subordinated Creditor will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the Senior Creditors and to have released their Liens on such assets.

4.7.    Separate Grants of Security and Separate Classification. Each Subordinated Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Debt Documents and the Subordinated Debt Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Subordinated Debt Obligations are fundamentally different from the Senior Debt and must be separately classified in any plan of reorganization proposed or adopted in a Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Creditor and Subordinated Creditors in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Subordinated Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Creditors), the Senior Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post- Petition Interest before any distribution is made in respect of the claims held by the Subordinated Creditors. The Subordinated Creditors hereby acknowledge and agree to turn over to the Senior Creditors amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Creditors.

4.8.    No Waivers of Rights of Senior Creditors. Nothing contained herein shall prohibit or in any way limit the Senior Creditor Representative or any other Senior Creditor from objecting in any Proceeding or otherwise to any action taken by any Subordinated Creditor, including the seeking by any Subordinated Creditor of adequate protection (except as provided in Section 4.4) or the asserting by any Subordinated Creditor of any of its rights and remedies under the Subordinated Debt Documents or otherwise.

4.9.    Plans of Reorganization. No Subordinated Creditor shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all Senior Debt or (b) is accepted by the class of holders of Senior Debt voting thereon and is supported by the Senior Creditor Representative.

4.10.    Other Matters. To the extent that the Subordinated Creditor Representative or any Subordinated Creditor has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Subordinated Creditor Representative agrees, on behalf of itself and the other Subordinated Creditors not to assert any of such rights without the prior written consent of the Senior Creditor Representative; provided that if requested by the Senior Creditor Representative, the Subordinated Creditor Representative shall timely exercise such rights in the manner requested by the Senior Creditor Representative, including any rights to payments in respect of such rights.

SECTION 5. CONTINUED EFFECTIVENESS OF THIS AGREEMENT.

The terms of this Agreement, the subordinations effected hereby, and the rights and the obligations of any Loan Party, the Senior Creditor Representative, the Senior Creditors, the Subordinated Creditor Representative, and the Subordinated Creditors arising hereunder shall not be affected, modified, or impaired in any manner or to any extent by the validity or enforceability of any of the Senior Debt Documents or the Subordinated Debt Documents, or any exercise or non-exercise of any right, power, or remedy under or in respect of the Senior Debt or the Senior Debt Documents or the Subordinated Debt or the Subordinated Debt Documents. The Subordinated Creditors and each other holder of Subordinated Debt hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before and after the commencement of a Proceeding.

SECTION 6.    REPRESENTATIONS AND WARRANTIES.

6.1.    Subordinated Creditor Representations and Warranties. Each Subordinated Creditor hereby represents and warrants to the Senior Creditors as follows:

(a)    Existence and Power. Such Subordinated Creditor is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization.

(b)    Authority. Such Subordinated Creditor has the power and authority to enter into, execute, deliver, and perform the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents.

(c)    Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Subordinated Creditor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

(d)    Conflicting Agreements; Litigation. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree, or order binding on such Subordinated Creditor conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery, or performance of the terms of this Agreement by such Subordinated Creditor. The execution, delivery, and performance of the terms of this Agreement will not constitute a default under, or result in the creation or imposition of, or obligation to create, any lien or security interest in the property of such Subordinated Creditor pursuant to the terms of any such mortgage, indenture, contract, or agreement. No pending or, to the best of such Subordinated Creditor’s knowledge, threatened, litigation, arbitration, or other proceeding if adversely determined would in any way prevent the performance of the terms of this Agreement by such Subordinated Creditor.

(e)    No Divestiture. Such Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt held by it.

6.2.    Senior Creditor Representative Representations and Warranties. The Senior Creditor Representative hereby represents and warrants to the Subordinated Creditors as follows:

(a)    Existence and Power. The Senior Creditor Representative is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization.

(b)    Authority. The Senior Creditor Representative has the power and authority to enter into, execute, deliver, and perform the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents.

(c)    Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Senior Creditor Representative enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

(d)    Conflicting Agreements; Litigation. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree, or order binding on the Senior Creditor Representative conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement by the Senior Creditor Representative. The execution, delivery, and performance of the terms of this Agreement will not constitute a default under, or result in the creation or imposition of, or obligation to create, any lien or security interest in the property of the Senior Creditor Representative pursuant to the terms of any such mortgage, indenture, contract, or agreement. No pending or, to the best of the Senior Creditor Representative’s knowledge, threatened, litigation, arbitration, or other proceeding if adversely determined would in any way prevent the performance of the terms of this Agreement by the Senior Creditor Representative.

SECTION 7.    CUMULATIVE RIGHTS; NO WAIVERS.

Each and any every right, remedy, and power granted to the Senior Creditors hereunder shall be cumulative and in addition to any other right, remedy, or power granted herein or in the Senior Debt Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Senior Creditors, from time to time, concurrently or independently and as often and in such order as the Senior Creditors may deem expedient. Any failure or delay on the part of the Senior Creditors in exercising any such right, remedy, or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of the Senior Creditors thereafter to exercise the same, and any single or partial exercise of any such right, remedy, or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, or power, and no such failure, delay, abandonment, or single or partial exercise of the rights of the Senior Creditors or such holder hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

SECTION 8.    AMENDMENTS AND WAIVERS.

Except as otherwise specifically provided for in this Agreement, any provision of this Agreement may be amended, waived or otherwise modified, if, but only if, such amendment, waiver or other modification is in writing and is (i) signed by each of the Senior Lenders (and if the obligations of the Senior Creditor Representative are affected thereby, with the written consent of the Senior Creditor Representative), (ii) signed by each of the Subordinated Lenders (and, if the obligations of the Subordinated Creditor Representative are affected thereby, with the written consent of the Subordinated Creditor Representative), and (iii) to the extent that such amendment, waiver or other modification is materially adverse to the interests of one or more of the Loan Parties, is acknowledged by such Loan Parties; and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose given. Any notice or demand given to the Subordinated Creditors by the Senior Creditor Representative, the Senior Creditors, or any holder of Senior Debt in any circumstances not specifically required hereby shall not entitle the Subordinated Creditors to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

SECTION 9.    ADDITIONAL DOCUMENTS AND ACTIONS.

The Subordinated Creditors at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things as the Senior Creditor Representative may reasonably request that may be necessary in order to effect fully the purposes of this Agreement.

SECTION 10.    NOTICES.

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, or sent by recognized overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 3:00 p.m. (New York time) or, if not, on the next succeeding Business Day; or (c) if delivered by overnight courier, the Business Day after delivery to such courier properly addressed; or (d) if by United States mail or any other means, when received by the relevant party.

Notices shall be addressed as follows:

(a)    If to the Subordinated Creditor Representative (or to the Subordinated Creditors): HCLP Nominees, L.L.C.
17575 Fitzpatrick Lane
Occidental, CA 95465 Attention: David Wickline Email: Dwickline@cali351.com

With copy to:
c/o Thompson & Knight LLP
One Arts Plaza, 1722 Routh Street, Suite 1500 Dallas, TX 75201
Attention: William Banowsky, Esq.

(b)    If to the Senior Creditor Representative: HCLP Nominees, L.L.C.
17575 Fitzpatrick Lane
Occidental, CA 95465 Attention: David Wickline Email: Dwickline@cali351.com

With copy to:
c/o Thompson & Knight LLP
One Arts Plaza, 1722 Routh Street, Suite 1500 Dallas, TX 75201
Attention: William Banowsky, Esq.

Email: Bill.Banowsky@tklaw.com or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party given in accordance with this Section 10. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given (provided notice transmitted by e-mail shall not constitute proper notice under this Section).

SECTION 11. SEVERABILITY.

In the event that any provision of this Agreement is deemed to be invalid, illegal, or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

SECTION 12.    SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Senior Creditors and holders of the Senior Debt, the Subordinated Creditors and the holders of the Subordinated Debt, and the Loan Parties party hereto.

SECTION 13.    EXECUTION; COUNTERPARTS.

This Agreement shall become effective on the execution hereof by HCLP, individually as Subordinated Creditor and as Subordinated Creditor Representative, and HCLP, individually as Senior Creditor and as Senior Creditor Representative, and the execution of an acknowledgement hereto by the Borrower; and it shall not be necessary for any other Senior Creditors or any other Subordinated Creditor to evidence their acceptance hereof. This Agreement may be executed in one or more counterpart originals, which, taken together, shall constitute one fully-executed instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 14.    CONFLICT.

In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant, or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

SECTION 15.    HEADINGS.

The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

SECTION 16.    TERMINATION.

This Agreement shall terminate upon the Payment in Full of the Senior Debt in accordance with the terms of the Senior Debt Documents.

SECTION 17.    APPLICABLE LAW.

This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

SECTION 18.    CONSENT TO JURISDICTION.

EACH OF THE SUBORDINATED CREDITORS, THE SENIOR CREDITORS, AND THE LOAN PARTIES HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF
ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR CREDITOR REPRESENTATIVE’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF SUBORDINATED CREDITORS, THE SENIOR CREDITORS, AND THE LOAN PARTIES HERETO EXPRESSLY

SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF SUBORDINATED CREDITORS AND EACH LOAN PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED CREDITORS OR SUCH LOAN PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

SECTION 19. WAIVER OF JURY TRIAL.

EACH OF THE SUBORDINATED CREDITORS, THE SENIOR CREDITORS, AND THE LOAN PARTIES HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF SUBORDINATED CREDITORS, THE SENIOR CREDITORS, AND THE LOAN PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED CREDITORS, THE SENIOR CREDITORS, AND THE LOAN PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

SECTION 20. REFINANCING OF SUBORDINATED DEBT.

The Subordinated Debt may be refinanced provided that (a) none of the terms and conditions of the refinancing debt (including those contained in the documentation with respect to the same), if such terms and conditions were in the form of an amendment, supplement or modification of the Subordinated Debt being refinanced, shall violate or conflict with Section 2.7 or other applicable Sections of this Agreement, and (b) the refinancing lender(s) and their agent(s) shall enter into a subordination agreement substantially identical to this Agreement with the applicable conforming changes satisfactory to the Senior Creditor representative.

SECTION 21. SUBORDINATED CREDITORS’ WAIVERS.

Each Subordinated Creditor expressly waives all notice of the acceptance by the Senior Creditors of the subordination and other provisions of this Agreement and all the notices not specifically required pursuant to the terms of this Agreement, whether in connection with foreclosure on or sale of assets or otherwise, whatsoever. Each Subordinated Creditor acknowledges that no Senior Creditor has made warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Debt or the Credit Agreement, the Senior Debt or the other Senior Debt Documents or the collectability of the Senior Debt, that each of the Senior Creditors shall be entitled to manage and supervise its financial arrangements with the Loan Parties in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, without affecting the validity or enforceability of this Agreement and without regard to the existence of any rights that the such Subordinated Creditor may now or hereafter have in or to any of the assets of the Loan Party; and that no Senior Creditor shall have any liability to such Subordinated Creditor for, and such Subordinated Creditor waives any claim which such Subordinated

Creditor may now or hereafter have against, each Senior Creditor arising out of (a) any and all actions which any Senior Creditor takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interest in any existing or future Common Collateral, actions with respect to the occurrence of a Senior Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Common Collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party) or to the collection of the Senior Debt or the valuation, use, protection or release of the Common Collateral, (b) any Senior Creditor’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or (c) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by any Loan Party, as debtor in possession in a Proceeding. Each Subordinated Creditor waives the right to assert the doctrine of marshalling with respect to any of the Common Collateral, and consents and agrees that the Senior Creditor Representative may proceed against any or all of the Common Collateral in such order as the Senior Creditor Representative shall determine in its sole discretion.

SECTION 22.    AMENDMENT AND RESTATEMENT OF EXISTING SUBORDINATION AND INTERCREDITOR AGREEMENT.

The parties to this Agreement agree that this Agreement memorializes the terms and provisions agreed to by the parties effective as of the date hereof and the terms and provisions of the Existing Subordination and Intercreditor Agreement shall be deemed to be, and hereby are, amended, superseded and restated in their entirety, with effect as of the date hereof, by the terms and provisions of this Agreement. This Agreement is not intended to be, and shall not constitute, a novation. Without limiting the foregoing, upon the effectiveness of the amendment and restatement contemplated hereby, all references in the Senior Debt Documents and Subordinated Debt Documents to the “Subordination and Intercreditor Agreement” or “Subordination Agreement” shall be deemed to refer to this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR AND SUBORDINATED CREDITOR REPRESENTATIVE

HCLP NOMINEES, L.L.C.

BY: CROSSMARK MASTER HOLDINGS,
LLC, its Manager

By:      Name: David Wickline
Title: Manager

SENIOR CREDITOR AND SENIOR CREDITOR REPRESENTATIVE

HCLP NOMINEES, L.L.C.

BY: CROSSMARK MASTER HOLDINGS,
LLC, its Manager

By:      Name: David Wickline
Title: Manager

ACKNOWLEDGEMENT

The undersigned hereby acknowledge and consent to the foregoing Fourth Amended and Restated Subordination and Intercreditor Agreement, dated as of [ ], 2020, by and among HCLP NOMINEES, L.L.C., individually as a Subordinated Creditor and as Subordinated Creditor Representative, and HCLP NOMINEES, L.L.C., individually as a Senior Creditor and as Senior Creditor Representative (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Subordination Agreement”). Unless otherwise defined in this Acknowledgement, terms defined in the Subordination Agreement have the same meanings when used in this Acknowledgement.

Each Loan Party signatory hereto agrees to be bound by the Subordination Agreement. Each Loan Party signatory hereto agrees that they are not a beneficiary or third party beneficiary of the Subordination Agreement, and that the Subordination Agreement may be amended, restated, supplemented or otherwise modified as provided in the Subordination Agreement, and without notice to, or the consent of, such Loan Party, or any other Person, except as otherwise expressly provided therein.

Notwithstanding any other provision herein, it is expressly understood and agreed by the parties hereto that (a) this Acknowledgement is executed and delivered by Delaware Trust Company, not individually or personally, but solely as Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreements of the undersigned Delaware statutory trusts (each a “DST”),
(b)    each of the representations, undertakings and agreements herein made on the part of a DST is made and intended not as personal representations, undertakings and agreements by Delaware Trust Company but is made and intended for the purpose for binding only each DST, (c) nothing herein contained shall be construed as creating any liability on Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the DSTs or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by a DST under this Acknowledgement or any other related documents.

Dated: [ ], 2020

[SIGNATURE PAGES TO FOLLOW]

BORROWER:

GWG DLP FUNDING V, LLC

By:      Name:
Title: GUARANTOR:
GWG DLP FUNDING V HOLDINGS, LLC

By:      Name:
Title:

[Signature Page to Subordination and Intercreditor Agreement - Acknowledgment]

EXHIBIT D-3

Form of Security and Pledge Agreement

Exhibit D-3

EXHIBIT D-3

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN FOURTH AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), DATED AS OF [ ], 2020, AMONG HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY (TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS), INDIVIDUALLY AS A SUBORDINATED CREDITOR AND AS SUBORDINATED CREDITOR REPRESENTATIVE, AND HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, INDIVIDUALLY AS A SENIOR CREDITOR AND AS SENIOR CREDITOR REPRESENTATIVE AND IN SUCH CAPACITY AS AGENT FOR THE SENIOR LENDERS REFERRED TO THEREIN (AND ITS SUCCESSORS AND ASSIGNS IN SUCH CAPACITY), TO THE SENIOR DEBT DESCRIBED IN THE SUBORDINATION AGREEMENT, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

SECURITY AND PLEDGE AGREEMENT (GWG DLP FUNDING V, LLC)

THIS SECURITY AND PLEDGE AGREEMENT, dated as of [ ], 2020 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, this “Security Agreement”), is by and among GWG DLP Funding V, LLC, a Delaware limited liability company (the “Pledgor”), and HCLP Nominees, L.L.C. (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower has entered into that certain Third Amended and Restated Second Lien Credit Agreement, dated as of the date of this Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Lender, as second lien lender and the other Persons party thereto, pursuant to which the Lender has provided certain credit facilities to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Lender has required that the Pledgor grant a security interest in its respective Collateral (as hereinafter defined) to the Lender as security for the Obligations; and

ACTIVE 260207496356467

WHEREAS, the Pledgor has agreed to grant such security interest on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and to induce the Lender to enter into the Credit Agreement and carry out its obligations thereunder, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms.

(a)    Capitalized terms used herein without definition shall have the same meanings given to such terms in the Credit Agreement.

(b)    The following terms shall have the meanings ascribed to them below or in the Sections of this Security Agreement as indicated below:

“Collateral” has the meaning specified in Section 2(a).

“Lender” has the meaning specified in the preamble hereto.

“Pledged Policy” means each Policy constituting a GWG Collateral Policy under the Credit Agreement.

“Pledgor” has the meaning specified in the preamble hereto.

“Securities Account Control and Custodian Agreement” means the Securities Account Control and Custodian Agreement, dated as of [ ], 2020, among the Lender, as agent, the Borrower and the Securities Intermediary.

“Securities Intermediary” means Wells Fargo Bank, N.A., together with its successors and assigns, solely in its capacity as securities intermediary under the Securities Account Control and Custodian Agreement.

“Security Agreement” has the meaning specified in the preamble hereto.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York (the “New York UCC”); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction or jurisdictions for purposes of the provisions hereof relating to perfection or priority.

(c)    As used herein, capitalized terms not otherwise defined herein or in the Credit Agreement shall have the meaning set forth in Article 9 of the New York UCC.

2.    Grant of Security Interest.

(a)    The Pledgor, as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, hereby grants to the Lender a continuing security interest in all of the Pledgor’s right, title, and interest and benefit in, to and under the following, whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products thereof (all of which being hereinafter collectively called the “Collateral”):

(i)    all right, title and interest of the Pledgor in the Pledged Policies and proceeds thereof;

(ii)    contract rights;

(iii)    the contracts with and the rights to and against the Securities Intermediary, in its capacity as owner of record of the Pledged Policies;

(iv)    the Policy Account and the Securities Account (in each case as defined in the Securities Account Control and Custodian Agreement) and any other Deposit Account or Securities Account of the Borrower;

(v)    the rights under any purchase agreements relating to such Policies;

(vi)    all data, documents and instruments contained in the files related to the Policies;

(vii)    all other Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Money, Goods, Commercial Tort Claims, Letters of Credit, Letter of Credit Rights and Supporting Obligations;

(viii)    all Proceeds of the property described in the foregoing clauses (i) through (vii);

(ix)    all accounts receivable, notes receivable, claims receivable and related proceeds, including but not limited to, cash, loans, securities, and account related to any of the foregoing; and

(x)    all books and records (including computer software and other records) pertaining to any of the foregoing.

(b)    The security interest is granted as security only and shall not subject the Lender or to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

(c)    The Pledgor authorizes the Lender, as second lien lender, to file, in its discretion, in jurisdictions where this authorization will be given effect, a financing statement or amendments thereof or supplements thereto or other instruments as the Lender may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted by the Pledgor hereunder in accordance with the UCC (including authorization to describe the Collateral as “all assets of the debtor whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or words of similar meaning).

(d)    Upon request by the Lender, to the extent the Lender believes in its good faith that it may not have a first priority perfected security interest in such Pledged Policy pursuant to Securities Account Control and Custodian Agreement, the Borrower shall deliver to the Lender, a collateral assignment in respect of each Pledged Policy subject to this Security Agreement, naming the Lender, as the collateral assignee, filed with, and acknowledged to have been filed by, the applicable Issuing Insurance Company; provided, that the foregoing collateral assignment shall not apply to the portion of the face amount that is retained by a third party under any Retained Death Benefit Policy.

3.    [Reserved].

4.         Representations and Warranties.    The Pledgor hereby represents and warrants

(a)    Existence, Qualification and Power. It (i) is (A) a limited liability company duly organized or formed, validly existing and, (B) in good standing under the Laws of the State of Delaware, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under this Security Agreement and the other Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (i)(B), (ii)(A) or (iii), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Trust Material Adverse Effect.

(b)    Authorization; No Contravention. The execution, delivery and performance by the Pledgor of this Security Agreement and the other Loan Documents to which it is a party has been duly authorized by all necessary organizational action, and does not (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created pursuant to this Security Agreement) under, or require any payment to be made under (i) any material Contractual Obligation to which it is a party or affecting it or its properties or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (c) violate any material Law.

(c)    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Pledgor of this Security Agreement and the other Loan Documents to which it is a party other than (i) those that have been obtained and are in full force and effect and (ii) filings to perfect the Liens created hereunder.

(d)    Binding Effect. This Security Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by the Pledgor. Each of this Security Agreement and the other Loan Documents to which it is a party constitutes a legal, valid and binding obligation of the Pledgor, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency and other Laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or law.

(e)    Ownership of Property; Liens. The Pledgor has good and indefeasible title to its respective Collateral and such Collateral is not subject to any Liens other than Permitted Liens.

(f)    Investment Company Act. The Pledgor is not required to register as an “investment company” or as a Person controlled by a “person” required to register as an “investment company”, in each case as such terms are defined in the Investment Company Act of 1940.

(g)    Compliance with Laws. The Pledgor is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(h)    Perfection of Security Interests in the Collateral. This Security Agreement creates in favor of the Lender, as second lien lender, valid security interests in, and Liens on, the Pledgor’s right, title and interest in the Collateral. Upon the filing and acceptance of a UCC-1 financing statement in the State of Delaware describing the collateral as “all assets of the debtor whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or words of similar meaning, to the extent that such security interests and Liens can be perfected by filing a UCC-1 financing statement in the State of Delaware, such security interests and Liens will be perfected security interests and Liens in the Pledgor’s right, title and interest in the Collateral, prior to all other Liens other than Permitted Liens.

(i)    Deposit Accounts; Securities Account. As of the date hereof, except for the Policy Account and the Securities Account (in each case as defined in the Securities Account Control and Custodian Agreement), the Pledgor does not own (i) any securities accounts or (ii) any deposit accounts other than [ ], which shall be subject to an account control agreement, at the request of the Lender, in accordance with Section 5(e).

(j)    Commercial Tort Claims. As of the date hereof, the Pledgor does not own any Commercial Tort Claims.

(k)    Pledgor Information. The exact legal name of the Pledgor as of the date hereof is as set forth on the signature pages hereto. The Pledgor has not during the five years preceding the date hereof (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure.

5.    Covenants. The Pledgor covenants and agrees that:

(a)    Existence; Compliance with Laws; Taxes. The Pledgor shall:

(i)    Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization.

(ii)    Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(iii)    Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(iv)    Pay and discharge as the same shall become due and payable all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Pledgor.

(b)    Organization Documents. Except with respect to any amendments or modifications specifically contemplated in any Organization Document, the Pledgor shall not enter into or consent to any amendment, modification or waiver of any Organization Document thereof (i) prior to the Completion Date, in any manner or (ii) from and after the Completion Date, in a manner adverse to the Lender.

(c)    Sale of Collateral; Liens. Except as permitted in the Credit Agreement and except for Permitted Liens, the Pledgor shall not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein.

(d)    Transfer Powers. Subject to the Subordination Agreement, upon the request of the Lender, the Pledgor shall deliver to the Lender (i) any certificates or Instruments representing the Collateral and (ii) concurrently therewith, an undated stock power, transfer power or endorsement covering such certificate or Instrument, duly indorsed in blank.

(e)    Deposit Accounts; Securities Account. The Pledgor agrees that, if it shall establish any Deposit Account or Securities Account, it shall (i) within ten (10) days (or such later date as the Lender may agree) following such establishment, deliver to the Lender written notice thereof and (ii) promptly upon the request of the Lender, execute and deliver (and cause the applicable account bank or securities intermediary to execute and deliver) to the Lender an Account Control Agreement with respect thereto.

(f)    Pledgor Information. The Pledgor shall not, without providing ten (10) days prior written notice to the Lender (or such lesser period as the Lender may agree), change its name, state of formation or form of organization.

(g)    Commercial Tort Claim. The Pledgor agrees that, if it shall acquire an interest in any Commercial Tort Claim, it shall (i) within ten (10) days (or such later date as the Lender may agree) following such acquisition, deliver to the Lender, in each case in form and substance reasonably satisfactory to the Lender, written notice thereof containing a specific description of such Commercial Tort Claim and (ii) execute and deliver to the Lender, in each case in form and substance reasonably satisfactory to the Lender, any document, and take all other action, deemed by the Lender to be reasonably necessary or appropriate for the Lender to obtain a perfected security interest in such Commercial Tort Claim; provided that, so long as the Senior Loan Documents remain in effect and subject to the Subordination Agreement, the delivery by the Pledgor to the Senior Lender of the written notice, documents, and other items described in the foregoing clauses (i) and (ii) shall satisfy the requirements of this Section 5(g).

(h)    Further Assurances. The Pledgor shall execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or that the Lender may reasonably request, in order to perfect and to maintain the perfection and priority of the security interest of the Lender in the Pledgor’s right, title and interest in the Collateral granted pursuant to this Security Agreement, all at the Pledgor’s expense in accordance with Section 9.04 of the Credit Agreement.

6.    Rights and Remedies of the Lender and Rights of the Pledgor Related to Collateral. If an Event of Default shall have occurred and be continuing, and the Obligations have been declared immediately due and payable, the Lender may take any one or more of the following actions, subject to the terms of the Subordination Agreement:

(a)    exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC and under any other applicable law, as the same may from time to time be in effect;

(b)    transfer all or any part of the Collateral into the name of the Lender or its nominee and notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder;

(c)    enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto and exercise all other rights of the Pledgor in any of the Collateral;

(d)    take possession or control of any proceeds of the Collateral (including dispositions and distributions with respect to any Equity Interests held directly by the Pledgor comprising the Collateral);

(e)    execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral;

(f)    perform such other acts as may be reasonably required to protect the Lender’s rights and interest hereunder;

(g)    exercise control of the Policy Account and the Securities Account (in each case as defined in the Securities Account Control and Custodian Agreement) or any other Deposit Account or Securities Account of the Pledgor; and

(h)    take any action to maintain policies in full force and effect, including paying premiums, making elections, selecting benefits and providing information.

In addition to the above, upon the occurrence and during the continuance of an Event of Default and notice by the Lender to the Pledgor, the Lender or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral or any part thereof, exercising such powers in such manner as the Lender may elect.

So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all of its voting and other consensual rights pertaining to its respective Collateral or any part thereof and to use, transfer and dispose of such Collateral for any purpose not inconsistent with the terms of this Security Agreement.

The rights of the Lender hereunder shall not be conditioned or contingent upon the pursuit by the Lender of any right or remedy against the Pledgor or against any other Person that may be or become liable in respect of all or any part of the Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. The Lender shall be under no obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof, which the Pledgor agrees and undertakes to do at the Pledgor’s expense, but the Lender may do so in its discretion at any time when an Event of Default has occurred and is continuing and at such time the Lender shall have the right to take any steps by judicial process or otherwise it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor. All reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or paid by the Lender in connection with or incident to any such collection or attempt to collect the Collateral of the Pledgor or actions to enforce the Collateral of the Pledgor or any security therefor shall be borne by the Pledgor or reimbursed by the Pledgor to the Lender upon demand. The proceeds received by the Lender as a result of any such actions in collecting or enforcing or protecting the Collateral shall be held by the Lender without liability for interest thereon and shall be applied by the Lender as the Lender may deem appropriate toward payment of any of the Obligations in such order or manner as the Lender may elect in accordance with Section 8. The Pledgor hereby acknowledges that the Pledgor’s assets are of a special nature and that proceeds realized upon the disposition of the Collateral or any other property of the Pledgor may be significantly below the market value of such assets without being “commercially unreasonable” given the limited liquidity of such assets and other restrictions applicable thereto.

7.    Further Assurances. The Pledgor at any time and from time to time, upon written request of the Lender and the sole expense of the Pledgor, shall promptly and duly execute and deliver (or cause the prompt and due execution and delivery of) any and all such further instruments and documents and take such further action as the Lender may reasonably request to negotiate and otherwise effect the disposition of any Collateral, including, without limitation, executing and delivering proxies and stock powers, in a form reasonably acceptable to the Lender, with respect to the Collateral promptly after (and in any event within five (5) Business Days of) written request by the Lender.

8.    Application of Proceeds. Subject to the Subordination Agreement, upon the occurrence and during the continuation of any Event of Default, the proceeds and avails of the Collateral at any time received by the Lender and any funds or payments received by the Lender, when received by the Lender in cash or its equivalent, shall be applied by the Lender to the payment and satisfaction of the Obligations as set forth in the Credit Agreement. The Lender shall promptly notify the Pledgor of each such application, including the amount and nature of the Obligations paid with such proceeds.

9.    The Lender’s Appointment as Attorney-in-Fact. The Pledgor hereby irrevocably appoints Lender (and all officers, employees or agents designated by Lender), with full power of substitution, as such Pledgor’s true and lawful attorney-in-fact, with full power of substitution, to take such actions as the Lender may reasonably deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on the Pledgor’s behalf and file at the Pledgor’s expense financing statements and amendments thereto, including, in each case, in those public offices deemed necessary or appropriate by the Lender to establish, maintain and protect a continuously perfected lien against the Collateral, and to execute on the Pledgor’s behalf such other documents and notices as the Lender may reasonably deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable.

10.    Lien Absolute. All rights of the Lender hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)    any lack of validity or enforceability of the Credit Agreement, any other Loan Document, or any other agreement, document or instrument governing or evidencing any Obligations;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Obligations, any other Loan Document or any other agreement or instrument governing or evidencing any Obligations;

(c)    any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(d)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor (other than full payment or satisfaction of the Obligations).

11.    Release of Collateral Covered by this Security Agreement.

(a)    This Security Agreement and the security interests and all related rights and powers granted or created hereunder shall terminate upon written acknowledgement by the Lender (which shall not be unreasonably withheld, conditioned or delayed) of the indefeasible payment in full of the Obligations (other than contingent indemnification obligations not yet accrued).

(b)    Upon (i) any sale or other transfer by the Pledgor of any designated Collateral in a transaction permitted hereunder or (ii) the effectiveness of any written consent to the release of the security interest created under this Security Agreement in any designated

Collateral in accordance with Section 15 hereof, the security interest in such designated Collateral created by this Security Agreement shall be automatically released.

(c)    Upon the termination of this Security Agreement as provided in clause (a) above, or the release of Collateral as provided in clause (b) above, the Lender shall, at the Pledgor’s request and expense, take all actions reasonably requested to confirm the termination of all rights, powers and interests under this Security Agreement and the release of the Collateral (to the extent released) from the security interests granted or created hereunder, including, without limitation, the execution and delivery of termination statements and releases and, where appropriate, the return of physical possession and control of such Collateral.

12.    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.    Notices.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule I hereto; and

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(b)    Change of Address, Etc. The Pledgor or the Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other party hereto.

14.    Severability. Each provision of this Security Agreement shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Security Agreement that are valid, enforceable and legal.

15.    Waivers; Amendments.

(a)    No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Lender or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lender from time to time. No notice to or demand on the Pledgor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender under this Security Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(b)    Neither this Security Agreement nor any provision hereof may be waived, amended or modified except with the written consent of all parties hereto.

16.    Successors and Assigns. This Security Agreement and the rights and obligations of the Pledgor hereunder shall not be assigned by the Pledgor. This Security Agreement may be assigned by the Lender to one or more assignees in accordance with Section 9.06 of the Credit Agreement, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender and its successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to the Lender hereunder.

17.    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)    SUBMISSION TO JURISDICTION. THE PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND

UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

18.    WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19.    Execution in Counterparts. This Security Agreement and any signed agreement or instrument entered into in connection with this Security Agreement, and any amendments hereto or thereto, may be executed in one (1) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif,
.jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re execute the original form of this Security Agreement and deliver such form to all other parties hereto. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered on the date first set forth above.

PLEDGOR:

GWG DLP FUNDING V, LLC

By:          Name:
Title:

LENDER:

HCLP NOMINEES, L.L.C.

By:          Name:
Title:

[Signature Page to Pledge and Security Agreement (Borrower)]

SCHEDULE I
NOTICE INFORMATION
Pledgor:
325 North St. Paul Street Dallas, TX 75201
Attention: Lennie Nicolson, General Counsel and Secretary Email: nicholson@gwgh.com

Lender:
David Wickline
17575 Fitzpatrick Lane
Occidental, CA 95465
Email: Dwickline@cali351.com

With a copy to:

c/o ThompsonKnight 1722 Routh Street
Suite 1500
Dallas, TX 75201 Attention: Bill Banowsky
Email: Bill.Banowsky@tklaw.com

EXHIBIT D-4

Form of GWG Borrower Note

Exhibit D-4

EXHIBIT D-4

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN FOURTH AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), DATED AS OF [ ], 2020, AMONG HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY (TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS), INDIVIDUALLY AS A SUBORDINATED CREDITOR AND AS SUBORDINATED CREDITOR REPRESENTATIVE, AND HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, INDIVIDUALLY AS A SENIOR CREDITOR AND AS SENIOR CREDITOR REPRESENTATIVE AND IN SUCH CAPACITY AS AGENT FOR THE SENIOR LENDERS REFERRED TO THEREIN (AND ITS SUCCESSORS AND ASSIGNS IN SUCH CAPACITY), TO THE SENIOR DEBT DESCRIBED IN THE SUBORDINATION AGREEMENT, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THE TERMS OF THIS PROMISSORY NOTE, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

PROMISSORY NOTE (GWG NOTE)

[ ], 2020

FOR VALUE RECEIVED, the undersigned, GWG DLP FUNDING V, LLC (the “Borrower”), HEREBY PROMISES TO PAY to HCLP Nominees, L.L.C., a Delaware limited liability company (the “Lender”), or its registered assigns, (i) $[    _]1 (as increased by the capitalization of interest in accordance with the provisions hereof, the “Principal Amount”), together with all accrued and unpaid interest thereon and all other amounts due under this Promissory Note (this “Note”) on or before April 10, 2021, unless extended to March 30, 2022 (as permitted under the Credit Agreement (defined below) (either date, as applicable, the “Maturity Date”), at such place as the Lender may designate in writing to the Borrower, and (ii) interest on the Principal Amount remaining unpaid hereunder, from the date hereof until paid in full, at a rate per annum equal to [ ]%2 (the “Interest Rate”). This Note is the “Note” as defined in that certain Third Amended and Restated Second Lien Credit Agreement (as amended, restated or replaced from time to time, the “Credit Agreement”) dated of even date herewith by and among the Borrower, the Lender, GWG Holdings, Inc., GWG Life, L.L.C. and Beneficient Capital Company, L.L.C. Capitalized terms not defined herein have the meanings given in the Credit Agreement.

The Borrower will make each interest payment quarterly in arrears on the last day of each calendar quarter; provided, that the interest that has accrued during such calendar quarter shall be deemed paid in kind on such date and shall be added to the outstanding Principal Amount. For purposes of this Note, the amounts so capitalized hereunder shall bear interest in accordance with this Note.

1 To be updated.

2 To be updated.

EXHIBIT D-4

All interest shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

Notwithstanding any other provision of this Note, interest paid or becoming due hereunder, or any document or instrument executed in connection herewith, shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States in immediately available funds to the Lender at such office as the Lender may designate.

The Borrower may, at its option, prepay this Note, in whole at any time or in part from time to time, each such prepayment to be accompanied by the payment of accrued interest to the date of each prepayment on the amount prepaid. Any amounts repaid or prepaid hereunder may not be reborrowed.

If any amount payable hereunder shall be due on a day on which the Lender is required or authorized to close in New York City (any other day being a “Business Day”), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest payable hereon; provided, however, in the case of the amounts due on the Maturity Date, notwithstanding anything in this Note to the contrary, such amounts shall be due and payable on the closest preceding Business Day (without an adjustment to the amount of interest otherwise payable hereon).

Each of the following shall constitute an event of default under this Note (each a “Default”): (a) an Event of Default under the Credit Agreement or (b) the Borrower shall breach any of its covenants or obligations under this Note.

If a Default specified in subsections (a) or (c) of the immediately preceding paragraph has occurred, then, upon written notice by the Lender to the Borrower, the entire unpaid Principal Amount of this Note and all accrued and unpaid interest hereunder and all other unpaid amounts or obligations due by the Borrower hereunder shall become immediately due and payable without protest, demand, presentment or further notice of any kind. If a Default described in subsection (b) of the immediately preceding paragraph has occurred, then the entire Principal Amount of this Note and all accrued and unpaid interest hereunder and all other unpaid amounts or obligations due by the Borrower hereunder shall become immediately due and payable without protest, demand, presentment or notice of any kind.

All payments made by the Borrower under this Note will be made without setoff, compensation, counterclaim or other defense of any kind.

All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied or delivered to the Borrower at the address of the Borrower set forth next to its signature, or at such other address (and/or facsimile number) as may hereafter be specified by the Borrower to the Lender in writing. All notices and communications shall be effective (i) if mailed, when received or three days after mailing, whichever is earlier, (ii) if telecopied, when transmitted and (iii) if delivered, upon delivery.

No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of such Lender. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

EXHIBIT D-4

Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

The Borrower hereby agrees to pay on demand all costs and expenses (including, without limitation, all fees, expenses and other client charges of counsel to the Lender) incurred by the Lender in connection with (i) the preparation, execution, delivery, administration and amendment of this Note and each other instrument, agreement and other documents delivered by the Borrower to the Lender in connection with this Note, and (ii) the enforcement of the Lender’s rights, and the collection of all amounts due, hereunder.

The Borrower hereby (i) irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such New York State or Federal court. The Borrower and the Lender (by its acceptance hereof) mutually waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT D-4

GWG DLP FUNDING V, LLC

By:      Name:
Title:

Address:

325 N. Saint Paul Street, Suite 4850 Dallas, TX 75201
[    ]
[    ]

EXHIBIT D-7

Form of Equity Owner Security and Pledge Agreement

Exhibit D-7

EXHIBIT D-7

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN FOURTH AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), DATED AS OF [ ], 2020, AMONG HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY (TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS), INDIVIDUALLY AS A SUBORDINATED CREDITOR AND AS SUBORDINATED CREDITOR REPRESENTATIVE, AND HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, INDIVIDUALLY AS A SENIOR CREDITOR AND AS SENIOR CREDITOR REPRESENTATIVE AND IN SUCH CAPACITY AS AGENT FOR THE SENIOR LENDERS REFERRED TO THEREIN (AND ITS SUCCESSORS AND ASSIGNS IN SUCH CAPACITY), TO THE SENIOR DEBT DESCRIBED IN THE SUBORDINATION AGREEMENT, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

SECURITY AND PLEDGE AGREEMENT (EQUITY OWNER)

THIS SECURITY AND PLEDGE AGREEMENT, dated as of [ ], 2020 (as amended, restated, supplemented, or otherwise modified from time to time, this “Security Agreement”), is by and among GWG DLP Funding V Holdings, LLC, a Delaware limited liability company (the “Pledgor”), and HCLP Nominees, L.L.C. (the “Lender”).

W I T N E S S E T H:

WHEREAS, GWG DLP Funding V, LLC, a Delaware limited liability company (the “Borrower”), has entered into that certain Third Amended and Restated Second Lien Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Lender and the other Persons party thereto, pursuant to which the Lender has provided certain credit facilities to the Borrower;

WHEREAS, Pledgor has guaranteed the obligations of the Borrower under the Credit Agreement pursuant to that certain Guaranty, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Equity Owner Guaranty”), executed by Pledgor in favor of the Lender;

WHEREAS, in connection with the Credit Agreement and the Equity Owner Guaranty, the Lender has required that the Pledgor grant a security interest in its Collateral (as hereinafter defined) to the Lender as security for the Obligations; and

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WHEREAS, the Pledgor has agreed to grant such security interest on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and to induce the Lender to enter into the Credit Agreement and carry out its obligations thereunder, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms.

(a)    Capitalized terms used herein without definition shall have the same meanings given to such terms in the Credit Agreement.

(b)    The following terms shall have the meanings ascribed to them below or in the Sections of this Security Agreement as indicated below:

“Borrower” has the meaning specified in the preamble hereto.

“Collateral” has the meaning specified in Section 2(a).

“Lender” has the meaning specified in the preamble hereto.

“Permitted Equity Owner Lien” means (a) Permitted Encumbrances, (b) Liens arising under the Loan Documents and (c) Liens arising under the Senior Loan Documents.

“Pledgor” has the meaning specified in the preamble hereto.

“Security Agreement” has the meaning specified in the preamble hereto.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York (the “New York UCC”); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction or jurisdictions for purposes of the provisions hereof relating to perfection or priority.

(c)    As used herein, capitalized terms not otherwise defined herein or in the Credit Agreement shall have the meaning set forth in Article 9 of the New York UCC.

2.    Grant of Security Interest.

(a)    The Pledgor, as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, hereby grants to the Lender a continuing security interest in all of the Pledgor’s right, title, and interest and benefit in, to and under the following, whether now owned or existing or hereafter

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acquired or arising and wheresoever located, including all accessions thereto and products thereof (all of which being hereinafter collectively called the “Collateral”):

(i)    all right, title and interest of the Pledgor in, to and under the Pledgor’s Equity Interests in the Borrower;

(ii)    all other Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Money, Deposit Accounts, Goods, Commercial Tort Claims, Letters of Credit, Letter of Credit Rights and Supporting Obligations;

(iii)    all Proceeds of the property described in the foregoing clauses (i) and (ii); and

(iv)    all books and records (including computer software and other records) pertaining to any of the foregoing.

(b)    The security interest is granted as security only and shall not subject the Lender or to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

(c)    The Pledgor authorizes the Lender, as second lien lender, to file, in its discretion, in jurisdictions where this authorization will be given effect, a financing statement or amendments thereof or supplements thereto or other instruments as the Lender may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted by the Pledgor hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets of the debtor whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or words of similar meaning).

3.    [Reserved].

4.    Representations and Warranties.    The Pledgor hereby represents and warrants that:

(a)    Existence, Qualification and Power. It (i) is (A) a limited liability company duly organized or formed, validly existing and, (B) in good standing under the Laws of the State of Delaware, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under this Security Agreement and the other Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (i)(B), (ii)(A) or (iii), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)    Authorization; No Contravention. The execution, delivery and performance by the Pledgor of this Security Agreement and the other Loan Documents to which it is a party has been duly authorized by all necessary organizational action, and does not (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created pursuant to this Security Agreement) under, or require any payment to be made under (i) any material Contractual Obligation to which it is a party or affecting it or its properties or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (c) violate any material Law.

(c)    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Pledgor of this Security Agreement and the other Loan Documents to which it is a party other than (i) those that have been obtained and are in full force and effect and (ii) filings to perfect the Liens created hereunder.

(d)    Binding Effect. This Security Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by the Pledgor. Each of this Security Agreement and the other Loan Documents to which it is a party constitutes a legal, valid and binding obligation of the Pledgor, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency and other Laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or law.

(e)    Ownership of Property; Liens. The Pledgor has good and indefeasible title to its respective Collateral and such Collateral is not subject to any Liens other than Permitted Equity Owner Liens.

(f)    Investment Company Act. The Pledgor is not required to register as an “investment company” or as a Person controlled by a “person” required to register as an “investment company”, in each case as such terms are defined in the Investment Company Act of 1940.

(g)    Compliance with Laws. The Pledgor is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(h)    Perfection of Security Interests in the Collateral. This Security Agreement creates in favor of the Lender, as second lien lender, valid security interests in, and Liens on, the Pledgor’s right, title and interest in the Collateral. Upon the filing and acceptance of a UCC-1 financing statement in the State of Delaware describing the collateral as “all personal property”, “all assets of the debtor whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or words of similar meaning, to the extent that such security interests and Liens can be perfected by filing a UCC-1 financing statement in the State of Delaware, such security interests and Liens will be perfected security interests and Liens in the Pledgor’s right, title and interest in the Collateral, prior to all other Liens other than Permitted Equity Owner Liens.

(i)    Deposit Accounts; Securities Account. As of the date hereof, the Pledgor does not own (i) any securities accounts or (ii) any deposit accounts.

(j)    Commercial Tort Claims. As of the date hereof, the Pledgor does not own any Commercial Tort Claims.

(k)    Pledgor Information. The exact legal name of the Pledgor as of the date hereof is as set forth on the signature pages hereto. The Pledgor has not during the five years preceding the date hereof (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure.

5.    Covenants. The Pledgor covenants and agrees that:

(a)    Existence; Compliance with Laws; Taxes. The Pledgor shall:

(i)    Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization.

(ii)    Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(iii)    Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(iv)    Pay and discharge as the same shall become due and payable all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Pledgor.

(b)    Organization Documents. Except with respect to any amendments or modifications specifically contemplated in any Organization Document, the Pledgor shall not enter into or consent to any amendment, modification or waiver of any Organization Document thereof (i) prior to the Completion Date, in any manner or (ii) from and after the Completion Date, in a manner adverse to the Lender.

(c)    Sale of Collateral; Liens. Except as may be permitted in the Credit Agreement nd except for Permitted Equity Owner Liens, the Pledgor shall not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral or (ii)

create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein.

(d)    Transfer Powers. Subject to the Subordination Agreement, upon the request of the Lender, the Pledgor shall deliver to the Lender (i) any certificates or Instruments representing the Collateral and (ii) concurrently therewith, an undated stock power, transfer power or endorsement covering such certificate or Instrument, duly indorsed in blank.

(e)    Deposit Accounts; Securities Account. The Pledgor agrees that, if it shall establish any Deposit Account or Securities Account, it shall (i) within ten (10) days (or such later date as the Lender may agree) following such establishment, deliver to the Lender written notice thereof and (ii) promptly upon the request of the Lender, execute and deliver (and cause the applicable account bank or securities intermediary to execute and deliver) to the Lender an Account Control Agreement with respect thereto.

(f)    Pledgor Information. The Pledgor shall not, without providing ten (10) days prior written notice to the Lender (or such lesser period as the Lender may agree), change its name, state of formation or form of organization.

(g)    Commercial Tort Claim. The Pledgor agrees that, if it shall acquire an interest in any Commercial Tort Claim, it shall (i) within ten (10) days (or such later date as the Lender may agree) following such acquisition, deliver to the Lender, in each case in form and substance reasonably satisfactory to the Lender, written notice thereof containing a specific description of such Commercial Tort Claim and (ii) execute and deliver to the Lender, in each case in form and substance reasonably satisfactory to the Lender, any document, and take all other action, deemed by the Lender to be reasonably necessary or appropriate for the Lender to obtain a perfected security interest in such Commercial Tort Claim.

(h)    Further Assurances. The Pledgor shall execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or that the Lender may reasonably request, in order to perfect and to maintain the perfection and priority of the security interest of the Lender in the Pledgor’s right, title and interest in the Collateral granted pursuant to this Security Agreement, all at the Pledgor’s expense.

6.    Rights and Remedies of the Lender and Rights of the Pledgor Related to Collateral. If an Event of Default shall have occurred and be continuing, and the Obligations have been declared immediately due and payable, the Lender may take any one or more of the following actions, subject to the terms of the Subordination Agreement:

(a)    exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC and under any other applicable law, as the same may from time to time be in effect;

(b)    transfer all or any part of the Collateral into the name of the Lender or its nominee and notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder;

(c)    enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto and exercise all other rights of the Pledgor in any of the Collateral;

(d)    take possession or control of any proceeds of the Collateral (including dispositions and distributions with respect to any Equity Interests held directly by the Pledgor comprising the Collateral);

(e)    execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral;

(f)    perform such other acts as may be reasonably required to protect the Lender’s rights and interest hereunder;

(g)    exercise control of any Deposit Account or Securities Account of the Pledgor;

(h)    take any action to maintain policies in full force and effect, including paying premiums, making elections, selecting benefits and providing information.

In addition to the above, upon the occurrence and during the continuance of an Event of Default and notice by the Lender to the Pledgor, the Lender or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral or any part thereof, exercising such powers in such manner as the Lender may elect.

So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all of its voting and other consensual rights pertaining to its respective Collateral or any part thereof and to use, transfer and dispose of such Collateral for any purpose not inconsistent with the terms of this Security Agreement.

The rights of the Lender hereunder shall not be conditioned or contingent upon the pursuit by the Lender of any right or remedy against the Pledgor or against any other Person that may be or become liable in respect of all or any part of the Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. The Lender shall be under no obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof, which the Pledgor agrees and undertakes to do at the Pledgor’s expense, but the Lender may do so in its discretion at any time when an Event of Default has occurred and is continuing and at such time the Lender shall have the right to take any steps by judicial process or otherwise it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor. All reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or paid by the Lender in connection with or incident to any such collection or attempt to collect the Collateral of the Pledgor or actions to enforce the Collateral of the Pledgor or any security therefor shall be borne by the Pledgor or reimbursed by the Pledgor to the Lender upon demand. The proceeds received by the Lender as a result of any such actions in collecting or enforcing or protecting the Collateral shall be held by the Lender without liability for interest thereon and shall be applied by the Lender as the Lender may deem appropriate toward payment of any of the Obligations in such order or manner as the Lender may elect in accordance with Section 8. The Pledgor hereby acknowledges that the Pledgor’s assets are of a special nature and that proceeds realized upon the disposition of the Collateral or any other property of the Pledgor may be significantly below the market value of such assets without being “commercially unreasonable” given the limited liquidity of such assets and other restrictions applicable thereto.

7.    Further Assurances. The Pledgor at any time and from time to time, upon written request of the Lender and the sole expense of the Pledgor, shall promptly and duly execute and deliver (or cause the prompt and due execution and delivery of) any and all such further instruments and documents and take such further action as the Lender may reasonably request to negotiate and otherwise effect the disposition of any Collateral, including, without limitation, executing and delivering proxies and stock powers, in a form reasonably acceptable to the Lender, with respect to the Collateral promptly after (and in any event within five (5) Business Days of) written request by the Lender.

8.    Application of Proceeds. Subject to the Subordination Agreement, upon the occurrence and during the continuation of any Event of Default, the proceeds and avails of the Collateral at any time received by the Lender and any funds or payments received by the Lender, when received by the Lender in cash or its equivalent, shall be applied by the Lender to the payment and satisfaction of the Obligations as set forth in the Credit Agreement. The Lender shall promptly notify the Pledgors of each such application, including the amount and nature of the Obligations paid with such proceeds.

9.    The Lender’s Appointment as Attorney-in-Fact. The Pledgor hereby irrevocably appoints Lender (and all officers, employees or agents designated by Lender), with full power of substitution, as such Pledgor’s true and lawful attorney-in-fact, with full power of substitution, to take such actions as the Lender may reasonably deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on the Pledgor’s behalf and file at the Pledgor’s expense financing statements and amendments thereto, including, in each case, in those public offices deemed necessary or appropriate by the Lender to establish, maintain and protect a continuously perfected lien against the Collateral, and to execute on the Pledgor’s behalf such other documents and notices as the Lender may reasonably deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable.

10.    Lien Absolute. All rights of the Lender hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)    any lack of validity or enforceability of the Credit Agreement, any other Loan Document, or any other agreement, document or instrument governing or evidencing any Obligations;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Obligations, any other Loan Document or any other agreement or instrument governing or evidencing any Obligations;

(c)    any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(d)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor (other than full payment or satisfaction of the Obligations).

11.    Release of Collateral Covered by this Security Agreement.

(a)    This Security Agreement and the security interests and all related rights and powers granted or created hereunder shall terminate upon the indefeasible payment in full of the Obligations (other than contingent indemnification obligations not yet accrued).

(b)    Upon (i) any sale or other transfer by the Pledgor of any designated Collateral in a transaction permitted hereunder or (ii) the effectiveness of any written consent to the release of the security interest created under this Security Agreement in any designated Collateral in accordance with Section 15 hereof, the security interest in such designated Collateral created by this Security Agreement shall be automatically released.

(c)    Upon the termination of this Security Agreement as provided in clause (a) above, or the release of Collateral as provided in clause (b) above, the Lender shall, at the Pledgor’s request and expense, take all actions reasonably requested to confirm the termination of all rights, powers and interests under this Security Agreement and the release of the Collateral (to the extent released) from the security interests granted or created hereunder, including, without limitation, the execution and delivery of termination statements and releases and, where appropriate, the return of physical possession and control of such Collateral.

12.    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.    Notices.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule I hereto; and

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(b)    Change of Address, Etc. The Pledgor or the Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other party hereto.

14.    Severability. Each provision of this Security Agreement shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Security Agreement that are valid, enforceable and legal.

15.    Waivers; Amendments.

(a)    No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Lender or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lender from time to time. No notice to or demand on the Pledgor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender under this Security Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(b)    Neither this Security Agreement nor any provision hereof may be waived, amended or modified except with the written consent of all parties hereto.

16.    Successors and Assigns. This Security Agreement and the rights and obligations of the Pledgor hereunder shall not be assigned by the Pledgor. This Security Agreement may be assigned by the Lender to one or more assignees in accordance with Section 9.06 of the Credit Agreement, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender and its successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to the Lender hereunder.

17.    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS

EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)    SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

18.    WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19.    Execution in Counterparts. This Security Agreement and any signed agreement or instrument entered into in connection with this Security Agreement, and any amendments hereto or thereto, may be executed in one (1) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif,
.jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re execute the original form of this Security Agreement and deliver such form to all other parties hereto. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered on the date first set forth above.

PLEDGOR:

GWG DLP FUNDING V HOLDINGS, LLC

By:          Name:
Title:

LENDER:

HCLP NOMINEES, L.L.C.

By:          Name:
Title:

[Signature Page to Pledge and Security Agreement (Equity Owner) (Second Lien)]

SCHEDULE I
NOTICE INFORMATION

Pledgor:
325 North St. Paul Street Dallas, TX 75201
Attention: Lennie Nicholson, General Counsel and Secretary Email: lnicholson@gwgh.com

Lender:
David Wickline
17575 Fitzpatrick Lane
Occidental, CA 95465
Email: Dwickline@cali351.com

With a copy to:

c/o ThompsonKnight 1722 Routh Street
Suite 1500
Dallas, TX 75201 Attention: Bill Banowsky
Email: Bill.Banowskey@tklaw.com

EXHIBIT D-8

Form of Equity Owner Guaranty

Exhibit D-8

EXHIBIT D-8

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN THIRD AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEM ENT”), DATED AS OF AUGUST [ ], 2020, AMONG HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY (TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS), INDIVIDUALLY AS A SUBORDINATED CREDITOR AND AS SUBORDINATED CREDITOR REPRESENTATIVE, AND HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, INDIVIDUALLY AS A SENIOR CREDITOR AND AS SENIOR CREDITOR REPRESENTATIVE AND IN SUCH CAPACITY AS AGENT FOR THE SENIOR LENDERS REFERRED TO THEREIN (AND ITS SUCCESSORS AND ASSIGNS IN SUCH CAPACITY), TO THE SENIOR DEBT DESCRIBED IN THE SUBORDINATION AGREEMENT, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

GUARANTY

This GUARANTY (this “Guaranty”), dated as of [ ], 2020, is made by GWG DLP Funding V Holdings, LLC, a Delaware limited liability company (the “Guarantor”), in favor and for the benefit of HCLP NOMINEES, L.L.C., a Delaware limited liability company (the “Lender”).

Reference is made to that certain Third Amended and Restated Second Lien Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement), by and between GWG DLP Funding V, LLC, a Delaware limited liability company (the “Borrower”), the Lender and the other parties thereto. In consideration of the substantial direct and indirect benefits derived by the Guarantor from the transactions under the Credit Agreement, and in order to induce the Lender enter into the Credit Agreement and carry out its obligations thereunder, the Guarantor hereby agrees as follows:

1.    Guaranty. The Guarantor absolutely, unconditionally and irrevocably guarantees to the Lender the full and punctual payment and performance of all present and future Obligations, plus all costs, expenses and fees (including the reasonable fees and expenses of the Lender’s counsel)

ACTIVE 260281905

in any way relating to the enforcement or protection of the Lender’s rights hereunder (collectively, the “Guaranteed Obligations”).

2.    Guaranty Absolute and Unconditional. The Guarantor agrees that its Guaranteed Obligations under this Guaranty are irrevocable, continuing, absolute and unconditional and shall not be discharged or impaired or otherwise affected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)    Any illegality, invalidity or unenforceability of any Guaranteed Obligation, the Credit Agreement, any other Loan Document or any related agreement or instrument, or any law, regulation, decree or order of any jurisdiction or any other event affecting any term of the Guaranteed Obligations.

(b)    Any change in the time, place or manner of payment or performance of, or in any other term of the Guaranteed Obligations, or any rescission, waiver, release, assignment, amendment or other modification of the Credit Agreement or any other Loan Document.

(c)    Any taking, exchange, substitution, release, impairment, amendment, waiver, modification or non-perfection of any collateral or any other guaranty for the Guaranteed Obligations, or any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations.

(d)    Any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations.

(e)    Any change, restructuring or termination of the corporate structure, ownership or existence of the Guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Trust or any assets thereof or any resulting restructuring, release or discharge of any Guaranteed Obligations.

(f)    Any failure of the Lender to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower now or hereafter known to the Lender, the Guarantor waiving any duty of the Lender to disclose such information.

(g)    The failure of any other guarantor or third party to execute or deliver this Guaranty or any other guaranty or agreement, or the release or reduction of liability of the Guarantor or any other guarantor or surety with respect to the Guaranteed Obligations.

(h)    Any delay or failure of or forbearance by the Lender in asserting any claim or demand or in exercising or enforcing any right or remedy, whether by action, inaction or omission, under the Credit Agreement, any other Loan Document or otherwise.

(i)    The existence of any claim, set-off, counterclaim, recoupment or other rights that the Guarantor or the Borrower may have against the Lender (other than a defense of payment or performance) whether in connection with the Guaranteed Obligations, the Credit Agreement, any other Loan Document or any other transaction.

(j)    Any other circumstance (including, without limitation, any statute of limitations), act, omission or manner of administering the Credit Agreement or any other Loan Document or any existence of or reliance on any representation by the Lender that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Guarantor.

3.    Certain Waivers; Acknowledgments. The Guarantor further acknowledges and agrees as follows:

(a)    The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Guaranteed Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Guaranteed Obligations.

(b)    This Guaranty is a guarantee of payment and performance and not of collection. The Lender shall not be obligated to enforce or exhaust its remedies against the Borrower or under the Credit Agreement and the other Loan Documents before proceeding to enforce this Guaranty.

(c)    This Guaranty is a direct guaranty and independent of the Obligations of the Borrower under the Credit Agreement and the other Loan Documents. The Lender may resort to the Guarantor for payment and performance of the Guaranteed Obligations whether or not the Lender shall have resorted to any collateral therefor or shall have proceeded against the Borrower, any DST or any other guarantors with respect to the Guaranteed Obligations. The Lender may, at the Lender’s option, proceed against the Guarantor and the Borrower, jointly and severally, or against the Guarantor only without having obtained a judgment against the Borrower.

(d)    The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non- performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any lien or any property subject thereto.

(e)    Notwithstanding anything contained herein to the contrary, the Guaranteed Obligations of the Guarantor shall be limited to the maximum amount so as to not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any applicable state law or otherwise to the extent applicable to this Guaranty and the Guaranteed Obligations of the Guarantor hereunder.

(f)    The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is voided, rescinded or recovered or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or any Trust.

4.    Subrogation. The Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under this Guaranty until all Guaranteed Obligations shall have been paid and discharged in full. Subject to the foregoing, upon payment and performance of all such Guaranteed Obligations, the Guarantor shall be subrogated to the rights of the Lender against the Borrower, and the Lender agrees to take such steps as the Guarantor may reasonably request, at the Guarantor’s expense, to implement such subrogation.

5.    Representations and Warranties. To induce the Lender to enter into the Credit Agreement, the Guarantor represents and warrants that: (a) the Guarantor is a duly organized and validly existing Delaware limited liability company in good standing under the laws of the jurisdiction of its organization; (b) this Guaranty constitutes the Guarantor’s valid and legally binding agreement in accordance with its terms; (c) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action and will not violate any order, judgment or decree to which the Guarantor or any of its assets may be subject; and (d) the Guarantor is currently solvent and will not be rendered insolvent by providing this Guaranty.

6.    Notices. All notices, requests, consents, demands and other communications hereunder (each, a “Notice”) shall be in writing and delivered to the parties at the addresses set forth herein or to such other address that may be designated by the receiving party in writing. All Notices shall be delivered by personal delivery, nationally recognized overnight courier OR facsimile or certified or registered mail (return receipt requested, postage prepaid), and shall be addressed as follows:

If to the Guarantor, at:

325 North St. Paul Street Dallas, TX 75201
Attention: Lennie Nicholson, General Counsel and Secretary E-mail: nicholson@gwgh.com and if to the Lender, at:

David Wickline
17575 Fitzpatrick Lane
Occidental, CA 95465
Email: Dwickline@cali351.com

With a copy to:

c/o ThompsonKnight 1722 Routh Street
Suite 1500
Dallas, TX 75201 Attention: Bill Banowsky
Email: Bill.Banowsky@tklaw.com

Except as otherwise provided in this Guaranty, a Notice is effective only (a) with written confirmation of delivery or transmission; (b) upon receipt of the receiving party, and (c) if the party giving the Notice has complied with the requirements of this section.

7.    Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Guarantor may not, without the prior written consent of the Lender, assign any of its rights, powers or obligations hereunder. The Lender may assign this Guaranty and its rights hereunder in accordance with [Section 9.06] of the Credit Agreement. Any attempted assignment in violation of this section shall be null and void.

8.    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)    SUBMISSION TO JURISDICTION. THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

9.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.    Cumulative Rights. Each right, remedy and power hereby granted to the Lender or allowed it by applicable law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lender at any time or from time to time.

11.    Severability. If any provision of this Guaranty is to any extent determined by final decision of a court of competent jurisdiction to be unenforceable, the remainder of this Guaranty shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

12.    Entire Agreement; Amendments; Headings; Effectiveness. This Guaranty constitutes the sole and entire agreement of the Guarantor and the Lender with respect to the subject matter hereof and supersedes all previous agreements or understandings, oral or written, between the Guarantor and the Lender with respect to such subject matter. No amendment or waiver of any provision of this Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by both parties, or in the case of a waiver, by the party against which the waiver is to be effective. Section headings are for convenience of reference only and shall not define, modify, expand or limit any of the terms of this Guaranty. Delivery of this Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed original of this Guaranty.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

GWG DLP FUNDING V HOLDINGS, LLC,

By:      Name:
Title:

[Equity Owner Guaranty (Second Lien) – Signature Page]

EXHIBIT D-9

Schedule of Additional Items to be Delivered at GWG Assumption

Exhibit D-8

	DOCUMENTS	SIGNATORIES
1.	NY/DE Legal Opinion (Second Lien)	Carter Ledyard & Milburn, LLP
2.	1940 Act Legal Opinion (Second Lien)	Mayer Brown (or another law firm)
3.	Officer’s Certificate of GWG DLP Funding V, LLC	GWG DLP Funding V, LLC
Certificate of Formation of the GWG DLP Funding V, LLC
Limited Liability Company Agreement of the GWG DLP Funding V, LLC
Good Standing Certificate of the GWG DLP Funding V, LLC
Resolutions of GWG DLP Funding V, LLC
4.	Officer’s Certificate of GWG DLP Funding V Holdings, LLC	GWG DLP Funding V Holdings, LLC
Certificate of Formation of the GWG DLP Funding V Holdings, LLC
Limited Liability Company Agreement of the GWG DLP Funding V Holdings, LLC
Good Standing Certificate of the GWG DLP Funding V Holdings, LLC
Resolutions of GWG DLP Funding V Holdings, LLC

ACTIVE 260536009

EXHIBIT E

Form of Assignment and Assumption Agreement

Exhibit E

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), effective as of August [●], 2020 (the “Effective Date”), by and among THE BENEFICIENT COMPANY GROUP, L.P., a Delaware limited partnership (“Ben”), GWG HOLDINGS, INC., a Delaware corporation (“GWGH”), GWG LIFE USA, LLC, a Delaware limited liability company (“GWG USA”), GWG LIFE, LLC, a Delaware limited liability company (“GWG Life”), and BENEFICIENT COMPANY HOLDINGS, L.P., a Delaware limited partnership (“BCH”). Each of Ben, GWGH, GWG USA, GWG Life and BCH a “Party” and collectively the “Parties”.

RECITALS

WHEREAS, Ben is the borrower and GWG Life and/or GWGH (as applicable) is the lender under that certain Commercial Loan Agreement, dated as of August 10, 2018 (as amended, the “CLA”);

WHEREAS, Ben is the owner of Subclass 2 Class A Units of BCH (the “Units”);

WHEREAS, effective upon the CA Assumption (as defined below), (i) Ben desires to assign its obligations under the CLA to GWGH and GWGH desires to assume the obligations of Ben under the CLA, (ii) Ben desires to transfer the Units to GWGH, (iii) GWGH desires to assign its obligations under the CLA to GWG USA and GWG USA desires to assume the obligations of GWGH under the CLA, and (iv) GWGH desires to contribute the Units to GWG USA as a capital contribution;

WHEREAS, GWG Life and GWGH (as applicable) are willing to agree to the assignments and assumptions of the CLA in accordance with the terms of this Agreement; and

WHEREAS, Ben, in its capacity as the general partner of BCH, is willing to permit the transfer of the Units in accordance with the terms of this Agreement and the admit GWG USA as a limited partner of BCH in accordance with the terms of that certain Fifth Amended and Restated Limited Partnership Agreement of BCH, dated as of July 15, 2020 (the “LPA”).

NOW, THEREFORE, in consideration of their mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

TERMS AND CONDITIONS

1.    Assignment and Assumption of the CLA; Transfer and Contribution of the Units. Effective concurrently with the CA Assumption and following the execution and delivery of this Agreement:

(a)    Ben hereby transfers, assigns and sets over to GWGH all of its obligations (including all obligations with respect to the Loan (as defined in the CLA)) under the CLA and the other Loan Documents (as defined in the CLA) and GWGH hereby accepts such assignment and assumes all such obligations, after which Ben shall have no further obligations under the CLA and the other Loan Documents and shall cease to be a party to the CLA and any other Loan Documents (provided that all references to the “Loan Documents” in this clause (a) shall exclude, to the extent otherwise applicable, this Agreement and the Ben Release Letter by and among Ben, GWGH and GWG Life.

(b)    Ben shall transfer the Units to GWGH;

(c)    GWGH hereby transfers, assigns and sets over to GWG USA its obligations under the CLA (other than any obligations of GWGH in its capacity as a lender thereunder) and GWG USA hereby accepts the assignment of the CLA and assumes the obligations of GWGH under the CLA (other than any obligations of GWGH in its capacity as a lender thereunder); and

(d)    GWGH shall contribute the Units to GWG USA as a capital contribution.

For purposes of this Agreement, the “CA Assumption” shall mean the execution of (i) that certain Third Amended and Restated Credit Agreement by and among GWG DLP Funding V, LLC (or any other person that becomes the borrower thereunder in place of GWG DLP Funding V, LLC), an affiliate of GWG Life (the “CA Borrower”), HCLP Nominees L.L.C. (the “CA Lender”) and the other persons party thereto and (ii) that certain Third Amended and Restated Second Lien Credit Agreement by and among CA Borrower, CA Lender and the other persons party thereto.

2.    Consent to Transfer and Encumbrances. Ben, in its capacity as the general partner of BCH, hereby (i) consents to the transfer of the Units provided for in this Agreement and to the existence of all Encumbrances on the Units, and (ii) waives the provisions of the second sentence of Section 8.03 of the LPA requiring the holder of an Encumbrance on the Units to acknowledge the terms and conditions of the LPA. GWG USA shall be admitted as a limited partner of BCH upon its execution and delivery of a joinder agreement in the form attached as Annex A to the LPA. For purposes of this Agreement, the term “Encumbrance” shall mean any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

3.    Representations and Warranties. Each of the Parties represents and warrants to the other Parties as of the Effective Date and as of the CA Assumption that:

(a)    It has all requisite corporate, limited liability company or partnership power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

(b)    The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Party.

(c)    It has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable
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against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy laws or other laws affecting creditors’ rights generally and by general principles of equity.

(d)    Neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby will: (i) constitute a breach or violation of such Party’s organizational documents; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any material agreement, instrument or obligation to which such Party is a party or by which its assets are bound; or (iii) violate any court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction or statute, law, ordinance, rule and regulation applicable to such Party.

4.    Additional Representations and Warranties of Ben. Ben represents and warrants to the GWGH and GWG USA as of the Effective Date and as of the CA Assumption that the transfer of the Units pursuant to this Agreement will not violate any (i) preemptive right, right of first refusal or other rights of any person to acquire securities of Ben or BCH or (ii) assuming the accuracy of the representations and warranties of GWGH and GWG USA in Section 5, applicable federal or state securities laws, and the rules and regulations promulgated thereunder.

5.    Additional Representations and Warranties of GWGH and GWG USA. Each of GWGH and GWG USA represent and warrant to the Ben and BCH as of the Effective Date and as of the CA Assumption that:

(a)    It is acquiring the Units pursuant to this Agreement solely for investment purposes, for the its own account and not with a view to resale or distribution. It understands that (i) the Units are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, (ii) BCH is under no obligation to register the Units under the Securities Act, and (iii) the Units cannot be transferred, resold or otherwise disposed of by it (except as expressly provided in this Agreement) without such registration unless it provides an opinion of counsel, reasonably acceptable to BCH, stating that such transfer, resale or other disposition is exempt from such registration requirements, or other evidence satisfactory to BCH that demonstrates the applicability of such exemption.

(b)    It has such knowledge and experience in financial and business matters and familiarity with BCH as to be capable of evaluating the merits and risks of an investment in the Units.

(c)    It is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

(d)    It is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended.

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6.    Additional Representations and Warranties of GWG Life. GWG Life and GWGH represent and warrant to Ben and BCH as of the Effective Date and as of the CA Assumption that they have not previously transferred any of their interests in the indebtedness under the CLA and the other Loan Documents (as defined in the CLA) or incurred any obligation to do so.

7.    Tax Treatment. For all federal, state and local tax purposes, the parties agree to treat the transactions described in Sections 1(a) and 1(b) herein as a capital contribution by GWG Life of the total amount owed under the CLA to Ben accompanied by a distribution of the Units by Ben to GWG Life. The transactions described in Sections 1(c) and 1(d) shall be determined in accordance with the rules prescribed for transactions between entities described in Treasury Regulation § 301.7701-3(b)(1)(ii) as illustrated by Internal Revenue Service Revenue Ruling 2004-77, 2004-2 C.B. 119

8.    Miscellaneous.

(a)    Amendment. This Agreement may only be amended or modified by a written instrument executed by all of the Parties.

(b)    Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be as specified in a notice given in accordance with this Section 8(b):

If to Ben or BCH:

325 N. St. Paul Street, Suite 4850 Dallas TX 75201
Attention: Art Damoulakis, General Counsel Electronic Mail: art.damoulakis@beneficient.com

If to GWGH, GWG USA or GWG Life:

325 N. St. Paul Street, Suite 2650 Dallas TX 75201
Attention: Lennie Nicholson, General Counsel and Secretary Electronic Mail: lnicholson@gwgh.com

(c)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the Parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

(d)    Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in

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any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(e)    Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition. No waiver shall be effective unless signed by the Party against which such waiver is sought to be enforced.

(f)    Governing Law; Arbitration. This Agreement is to be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules of conflict of laws. In the event of any dispute arising from or in connection with this Agreement, including any question regarding its validity or termination, the dispute shall be submitted to resolution by, and finally resolved by, arbitration in Dallas, Texas in accordance with the JAMS Comprehensive Arbitration Rules and Procedures then in effect. There shall be an independent arbitration tribunal (the “Arbitration Tribunal”) comprised of three (3) arbitrators selected in accordance with this Section 8(f) of this Agreement. Within fifteen (15) days after the issuance of a notice of arbitration by any Party, the other Party or Parties shall appoint an arbitrator and within fifteen (15) days after their appointment the two arbitrators so chosen shall nominate a third arbitrator. If within such fifteen (15) day period the two arbitrators fail to nominate the third arbitrator, upon written request of either Party, the third arbitrator shall be appointed by JAMS. If a Party shall fail to appoint an arbitrator as required under this Section 8(f) of this Agreement, the one (1) arbitrator that has been appointed shall be the sole arbitrator of the matter in which case the award of such arbitrator shall be binding on the Parties as if he or she had been appointed sole arbitrator by consent of each of Party. Any proceedings shall take place in Dallas, Texas. The decision of the Arbitration Tribunal shall be final and binding upon the Parties. If a Party obtains an arbitration award against the other Party in connection with a dispute arising from or in connection with this Agreement, such Party shall be entitled to cover its reasonable costs and reasonable attorneys’ fees and disbursements properly incurred in connection therewith and in any appeal or enforcement proceeding thereafter, in addition to all other recoverable costs, as determined by the Arbitration Tribunal.

(g)    Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 8(g) of this Agreement.

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(h)    Additional Acts. Each of the Parties hereby agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered hereafter, any and all such further acts, deeds, documents and assurances as a Party may reasonably require to evidence the transactions described in this Agreement.

[The remainder of this page intentionally blank – signature page follows.]

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IN WITNESS WHEREOF, the Parties have duly authorized and caused this Agreement to be executed, effective as of the date first written above.

THE BENEFICIENT COMPANY GROUP, L.P.

By: Beneficient Management, L.L.C., its general partner

By:_      Name: Brad K. Heppner
Title: Chief Executive Officer

GWG HOLDINGS, INC.

By:_      Name: Murray T. Holland
Title: President and Chief Executive Officer

GWG LIFE USA, LLC

By:_      Name: Murray T. Holland
Title: President and Chief Executive Officer

GWG LIFE, LLC

By:_      Name: Murray T. Holland
Title: President and Chief Executive Officer

BENEFICIENT COMPANY HOLDINGS L.P.

By: The Beneficient Company Group, L.P., its general partner

By:_      Name: Brad K. Heppner
Title: Chief Executive Officer

737860861

EXHIBIT F

Form of Existing Borrower Release Letter

Exhibit F

GWG HOLDINGS, INC. GWG LIFE, LLC
325 North St. Paul Street, Suite 2650 Dallas, TX 75201

[    ], 2020

VIA EMAIL
PERSONAL AND CONFIDENTIAL

The Beneficient Company Group, L.P. 325 N. Saint Paul Street, Suite 4850 Dallas, TX 75201
Attention: Brad K. Heppner
Email: brad.heppner@beneficient.com

Re: Existing Borrower Release Dear Mr. Heppner:
Pursuant to that certain Assignment and Assumption Agreement the form of which is attached hereto as Exhibit A (the “Assignment Agreement”), The Beneficient Company Group, L.P., a Delaware limited partnership (the “Existing Borrower”), will assign all of its obligations (including all obligations with respect to the Loan) pursuant to (i) that certain Commercial Loan Agreement, dated as of August 10, 2018, by and between the Existing Borrower and GWG Life, LLC, a Delaware limited liability company (“GWG Life”) (as amended by that certain Amendment No. 1, dated as of December 27, 2018, by and between the Existing Borrower and GWG Holdings, Inc., a Delaware corporation (“GWG”, and together with GWG Life, individually and collectively, as applicable, the “Lender”), the “Loan Agreement”; capitalized terms used but not defined in this letter shall have the meanings ascribed to such terms in the Loan Agreement) and (ii) the other Loan Documents (excluding, for avoidance of doubt, the Assignment Agreement and this letter) (collectively, the “Obligations”) to GWG, and GWG will accept such assignment and assume the Obligations.

(i) Lender’s receipt of fully executed copies of (x) this letter and (y) the Assignment Agreement and (ii) the effectiveness of the assignment from the Existing Borrower to GWG pursuant to Section 1(a) of the Assignment Agreement (the first date on which the Lender obtains (a) fully executed copies of both such documents and (b) evidence reasonably satisfactory to it that such assignment and assumption (including the transfer of the Units (as defined in the Assignment Agreement) by the Existing Borrower to GWG) is effective, the “Release Date”) shall constitute payment, performance and satisfaction in full of all obligations of the Existing Borrower (but not, for avoidance of doubt, of the obligations of GWG or any

The Beneficient Company Group, L.P. [        ], 2020

assignee of GWG) with respect to the Obligations, and immediately upon such receipt the following shall become effective:

A.    The Existing Borrower shall automatically, irrevocably, and without any further act on the part of the Lender, the Existing Borrower or any other Person, be released and discharged and cease to be a party to the Loan Agreement and the other Loan Documents (excluding, for avoidance of doubt, the Assignment Agreement and this letter).

B.    The Existing Borrower shall automatically, irrevocably, and without any further act on the part of the Lender, the Existing Borrower or any other Person, be released and discharged from all obligations with respect to indebtedness and all other Obligations under the Loan Agreement and the other Loan Documents (excluding, for avoidance of doubt, the Assignment Agreement and this Letter).

C.    The Lender shall execute and deliver such releases and other documents and provide such other evidence as the Existing Borrower may reasonably request to consummate or evidence the transactions contemplated by this letter (including, without limitation, the release of the Existing Borrower from all of its obligations with respect to the indebtedness and the other Obligations under Loan Agreement and the other Loan Documents (excluding, for avoidance of doubt, the Assignment Agreement and this Letter)), or to provide further assurance with respect thereto.

D.    The Existing Borrower (or its designee) is hereby authorized to file any terminations, releases, instruments, discharges or other filings as it may reasonably deem necessary to consummate or evidence the transactions contemplated by this letter (including, without limitation, the release of the Existing Borrower as a party to the Loan Agreement and the other Loan Documents as set forth in clause A above and the release of the Existing Borrower from all of its obligations with respect to the indebtedness and the other Obligations under the Loan Agreement and the other Loan Documents as set forth in clause B above), or to provide further assurance with respect thereto.

This letter and any claim, controversy, dispute or cause of action in contract based upon, arising out of or relating to this letter and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto agree that any judicial proceeding with respect to this letter may be brought in any court of competent jurisdiction in the State of New York and irrevocably waive any objection they may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The parties hereto waive personal service of process and consent that service of process may be made by certified or registered mail, return receipt requested, at the relevant address specified or determined in accordance with the provisions of Section 7.01 of the Loan Agreement, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING THIS LETTER.
This letter shall be binding upon each of the parties hereto, and their respective successors and assigns with respect to their obligations under the Loan Agreement (including, if

The Beneficient Company Group, L.P. [        ], 2020

applicable, GWG Life USA, LLC, a Delaware limited liability company, as assignee of GWG pursuant to the Assignment Agreement).

Notwithstanding anything to the contrary in this letter, if the Release Date has not occurred by [    ], 2020, the terms of this letter shall be null and void and of no further force or effect.

The Beneficient Company Group, L.P. [        ], 2020

Very truly yours,

GWG HOLDINGS, INC.

By: _      Name:
Title:

GWG LIFE, LLC

By: _      Name:
Title:

ACKOWLEDGED AND AGREED:

THE BENEFICIENT COMPANY GROUP, L.P.

By: _      Name:
Title: